Exhibit 4.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

GRUPO AEROMÉXICO, S.A.B. DE C.V

as Issuer

THE GUARANTORS PARTY HERETO

THE BANK OF NEW YORK MELLON

as Trustee, Registrar, Transfer Agent and Principal Paying Agent

and

UMB Bank National Association

As Collateral Agent

Indenture

Dated as of March 17, 2022

8.500% Senior Secured Notes Due 2027

(i)

(ii)

(iii)

Schedules:

Schedule I	—	Guarantors [Omitted]
Schedule II	—	Collateral Documents [Omitted]
Schedule III	—	Sale Leaseback Transactions [Omitted]

Exhibits:

Exhibit A	—	Form of Note
Exhibit B	—	Form of Supplemental Indenture [Omitted]
Exhibit C	—	Form of Transfer Notice [Omitted]
Exhibit D	—	Form of Certificate for Transfer from Restricted 144A Global Note or a Restricted IAI Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend [Omitted]

(iv)

Page
Exhibit E	—	Form of Transfer Certificate for Transfer from a Regulation S Global Note (prior to 40th Day after Issue Date) or from a Restricted 144A Global Note or Restricted IAI Global Note to a Restricted 144A Global Note or Restricted IAI Global Note [Omitted]
Exhibit F	—	Form of Certificate for Removal of the Securities Act Legend on a Certificated Note [Omitted]
Exhibit G	—	Form of Aircraft Pledge Agreement
Exhibit H	—	Form of Generic Non-Possessory Pledge Agreement
Exhibit I	—	Form of GSE Trust Non-Possessory Pledge Agreement
Exhibit J	—	Form of Mexican Share Pledge Agreement
Exhibit K	—	Form of MRO Share Pledge Agreement
Exhibit L	—	Form of U.S. Pledge and Security Agreement
Exhibit M	—	Form of First Lien/Second Lien Intercreditor Agreement [Omitted]
Exhibit N	—	Form of Pari Passu Intercreditor Agreement [Omitted]

(v)

INDENTURE, dated as of March 17, 2022, among GRUPO AEROMÉXICO, S.A.B. DE C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Issuer”), each of the Persons identified on Schedule I, as Guarantors (together with any entities that become guarantors hereunder after the date hereof pursuant to the terms of this Indenture, the “Guarantors,” and together with the Issuer, the “Note Parties”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), Registrar, Transfer Agent and Principal Paying Agent, and UMB BANK NATIONAL ASSOCIATION, as Collateral Agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer’s Senior Secured Notes due 2027 (the “Notes”) issued pursuant to this Indenture, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions.

“Accredited Investor Certificate” means a certificate substantially in the form of Annex A to Exhibit E.

“Acquired Indebtedness” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Subsidiary of the Issuer or at the time it merges or consolidates with the Issuer or any of the Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness will be deemed to have been incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Issuer or a Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional First Lien Debt” means Indebtedness secured pursuant to clause (u) of the definition of “Permitted Liens.”

“Additional Interest” has the meaning specified in Section 4.05(a).

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except for the issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date.

“Additional Refinancing Amount” has the meaning specified in the definition of “Permitted Refinancing Indebtedness.”

“AFAC” means the Mexican Federal Agency of Civil Aviation (Agencia Federal de Aviación Civil).

“Affiliate” means, with respect to any Person, any other Person that is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Transaction” has the meaning specified in Section 4.09.

“Agents” means each of the Registrar, the Transfer Agent, the Paying Agents, and the Collateral Agent, individually, an “Agent.”

“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air, which includes the Engines and Parts related thereto.

“Aircraft Indebtedness” means any (i) Indebtedness incurred to finance the acquisition, ownership, leasing or operation of Aircraft, Spare Parts or Engines, secured by Aircraft, Spare Parts or Engines (or insurance proceeds therefrom) the acquisition, ownership, leasing or operation of which are so financed, (ii) any asset-based Indebtedness on terms that are customary in the aviation industry secured by Aircraft, Spare Parts or Engines (or insurance proceeds therefrom), and (iii) pre-delivery payment financing.

“Aircraft Pledge Agreement” means the non-possessory pledge agreement (contrato de prenda sin transmisión de posesión) dated as of the date hereof, by and among Aerovías de México, S.A. de C.V. and Aerolitoral, S.A. de C.V., as pledgors, and the Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached hereto as Exhibit G.

“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Appliance” means any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to an Aircraft during flight, and not a part of an Aircraft or Engine.

“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (including by way of merger or consolidation), whether in a single transaction or a series of related transactions, of property or assets of the Issuer or any of the Subsidiaries (each referred to in this definition as a “disposition”), or (ii) the issuance or sale of Capital Stock of any of the Subsidiaries (whether in a single transaction or a series of related transactions and other than Disqualified Capital Stock or Preferred Stock of Subsidiaries issued in compliance with Section 4.08 or the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law), in each case, other than:

(a) a disposition of Cash Equivalents or obsolete, damaged, unnecessary, surplus, unsuitable or worn out property, equipment or other assets in the ordinary course of business and dispositions of inventory, goods, routes and Slots or other assets in the ordinary course of business or that are no longer used or useful in the ordinary course of the Issuer’s or the Subsidiaries’ business, including dismantling any Spare Part that has become worn out or obsolete or unfit for use, and selling or disposing of any such Spare Part or any salvage resulting from such dismantling;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Article V or any disposition that constitutes a Change of Control;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.18 or the granting of a Lien permitted by Section 4.19;

(d) any disposition of assets with an aggregate Fair Market Value of less than US$5,000,000 per transaction (or series of related transactions);

(e) any disposition of property or assets, issuance or sale of securities by a Subsidiary (including Capital Stock of such Subsidiary) to the Issuer or by the Issuer or a Subsidiary to another Subsidiary, including, for the avoidance of doubt, in connection with the unwinding, dissolution or liquidation of any wholly owned Subsidiary of the Issuer in connection with any measures adopted by the Issuer in order to simplify its corporate structure (as determined in good faith by management of the Issuer);

(f) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business or that do not materially interfere with the business of the Issuer and the Subsidiaries as then in effect;

(g) disposition of an account receivable in connection with the collection or compromise thereof;

(h) (i) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise), or any Casualty Event, with respect to assets, (ii) transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such Casualty Event and (iii) dispositions to comply with orders, rules or regulations of Governmental Authorities;

(i) the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets, in each case, held for sale in the ordinary course of business;

(j) the licensing, sublicensing or cross-licensing of intellectual property in the ordinary course of business (including between Subsidiaries) and which does not materially interfere with the business of the Issuer and the Subsidiaries as then in effect;

(k) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Issuer or any Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(l) dispositions of Investments (including Capital Stock) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the net proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(n) dispositions related to any Sale and Leaseback Transactions permitted under this Indenture;

(o) [reserved];

(p) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(q) the unwinding or voluntary termination of any Hedging Obligations;

(r) any issuance, sale or other disposition of Capital Stock (other than Preferred Stock or Disqualified Capital Stock) of the Issuer pursuant to any bona fide management incentive plan;

(s) dispositions pursuant to a Permitted Receivables Financing or any Existing Receivables Facility;

(t) dispositions pursuant to the Plan of Reorganization;

(u) the sale of Spare Parts and inventory in the ordinary course of business, including the use, installation or attachment of such Spare Part and/or inventory, or making such Spare Part or inventory appurtenant, to any Aircraft or Engine, that, in each case, is leased to or owned by the Issuer or any Subsidiary;

(v) dispositions of, discontinuing the use or maintenance of, abandoning, failing to pursue, defend or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any intellectual property that in the Issuer or the applicable Subsidiary’s good faith reasonable judgment is not used or useful, or economically practicable to maintain, enforce or defend;

(w) abandonment of Route Authorities and/or Slots solely in the Issuer’s good faith reasonable judgment; provided that such abandonment does not have a material adverse effect on the business of the Issuer and its Subsidiaries, taken as a whole; provided further that, in the event of such abandonment, the Issuer shall satisfy all related requirements of the applicable Aviation Authorities, including any required filings;

(x) in the case of any Engine or Aircraft, any lease, sub-lease, interchange or charter of an Aircraft or Engine or pooling arrangement in respect of any Engine or Aircraft to the extent the Issuer or any Subsidiary is the lessor or owner (including, for the avoidance of doubt, as lessee under a finance lease) of such Engine or Aircraft; and

(y) dispositions pursuant to any order related to the Issuer or its Subsidiaries and approved by the United States Bankruptcy Court for the Southern District of New York on or prior to the Issue Date.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Agent” has the meaning specified in Section 11.11.

“Authorized Denomination” has the meaning specified in Section 2.02.

“Aviation Authorities” or “Aviation Authority” means any or all of the following:

(a) the AFAC and any successor organization and each other Governmental Authority or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of Aircraft or other matters relating to civil aviation in Mexico, including, without limitation, the Ministry of Infrastructure, Communications and Transportation (Secretaría de Infraestructura, Comunicaciones y Transportes);

(b) the FAA; and/or

(c) any other applicable Governmental Authority which, from time to time, has control or supervision of civil aviation.

“Bankruptcy Law” means Title 11, U.S. Code, the Mexican Insolvency Law (Ley de Concursos Mercantiles) or any similar federal, state or foreign law for the relief of debtors.

“BMV” means the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.).

“Board of Directors” means:

(a) with respect to a corporation (sociedad anónima), the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members, board of managers (consejo de gerentes) or managers thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified herein, each reference to a Board of Directors or Board will refer to the Board of Directors (Consejo de Administración) of the Issuer.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless otherwise specified herein, each reference to a Board Resolution will refer to a Board Resolution of the Issuer.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday in Mexico or the United States or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Mexico City, Mexico.

“Capitalized Lease Obligation” means, with respect to any Person with respect to any asset (including Aircraft, Engines, Spare Parts and other equipment), any obligation that is required to be classified and accounted for as a finance lease or a capitalized lease for financial reporting purposes on the basis of IFRS. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such Person’s equity, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(a) U.S. dollars, or money in the local currency of any country in which the Issuer or any of the Subsidiaries operate;

(b) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any country recognized by the Unites States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s or any successor thereto;

(d) commercial paper outstanding at any time, maturing not more than one year after the date of acquisition, issued by any Person (other than an Affiliate of the Issuer) that is organized under the laws of the United States of America, any state thereof or any Latin American country recognized by the United States and rated P-1 or better from Moody’s or A-1 or better from S&P or, with respect to Persons organized outside of the United States, a local market credit rating at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s and in each case with maturities of not more than 360 days from the date of acquisition thereof;

(e) demand deposits, certificates of deposit, overnight deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and at the time of acquisition thereof has capital and surplus in excess of US$500,000,000 (or the foreign currency equivalent thereof) and a rating of P-1 or better from Moody’s or A-1 or better from S&P or, with respect to a commercial bank organized outside of the United States, a local market credit rating of at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s, or with government owned financial institution that is organized under the laws of any of the countries in which the Issuer or the Subsidiaries conduct business;

(f) insured demand deposits made in the ordinary course of business and consistent with the Issuer’s or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

(g) repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clauses (b), (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (e) above;

(h) substantially similar investments denominated in the currency of any jurisdiction in which the Issuer or any of the Subsidiaries conducts business of issuers whose country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s;

(i) any other securities or pools of securities that are classified under IFRS as cash equivalents or short-term investments on a balance sheet as of such date; and

(j) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (a) through (i) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.

“Certificated Note” has the meaning specified in Section 2.06.

“Change of Control” means:

(a) the direct or indirect sale, transfer or other disposition of all or substantially all the assets of the Issuer, determined on a consolidated basis, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than to any Subsidiary of the Issuer or one or more Permitted Holders;

(b) Delta ceases to be considered a “Strategic Partner” (Socio Estratégico), as (a)such term is defined in Article Thirty First of the Issuer’s corporate bylaws; and (b) it was expressly recommended by the Board of Directors of the Issuer to its General Shareholders Meeting, and approved by the latter by resolution adopted on February 8, 2012, of the Issuer; or

(c) the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) more than 50% of the Voting Stock of the Issuer, or (b) Voting Stock that entitles such person or group to appoint the majority of the Board of Directors.

“Change of Control Event” means (x) in the event that the Ratings Condition is satisfied, the occurrence of both a Change of Control and a Ratings Decline and (y) otherwise, the occurrence of a Change of Control.

“Change of Control Offer” has the meaning set forth in Section 4.10(a).

“Change of Control Purchase Price” has the meaning set forth in Section 4.10(a).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“CNBV” means the Mexican Banking and Securities Commission (Comisión Nacional Bancariay de Valores).

“Co-Branded Credit Card Program Agreements” has the meaning set forth in the U.S. Pledge and Security Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all assets subject or purported to be subject to any Lien pursuant to the Collateral Documents.

“Collateral Agent” has the meaning specified in the preamble of this Indenture.

“Collateral Document Order” has the meaning specified in Section 12.07(s).

“Collateral Documents” means the U.S. Pledge and Security Agreement, the pledge and security agreements, collateral Pledge Agreement, Aircraft Pledge Agreement, Torre Aeroméxico Trust Pledge Agreement, Generic Non-Possessory Pledge Agreement, Mexican Share Pledge Agreement, MRO Pledge Agreement, mortgages, intellectual property assignments, intellectual property pledges, deposit account control agreements, intercreditor agreements and/or other instruments evidencing or creating a security interest in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, in all or any portion of the Collateral (including Collateral pursuant to Section 4.11), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time, including, without limitation, each Collateral Document listed on Schedule II hereto.

“Company Order” means a written order signed in the name of the Issuer by an Officer.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated EBITDAR of such Person and its Subsidiaries (if any) for such period, but without giving effect to clause (f) of the definition of “Fixed Charges” for purposes of the calculation thereof.

“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus or minus, as applicable, and without duplication:

(a) an amount equal to any extraordinary loss (to the extent not covered by business interruption insurance to the extent added pursuant to clause (i) below) plus any net loss realized by such Person or any of its Subsidiaries in connection with any disposition of assets outside of the ordinary course of business, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b) provision for taxes based on income or profits of such Person and its Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(c) the Fixed Charges of such Person and its Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(d) any non-cash foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(e) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(f) the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(g) deductions for grants to any employee of such Person or its Subsidiaries of any Capital Stock during such period to the extent deducted in computing such Consolidated Net Income; plus

(h) any non-cash mark-to-market accounting losses arising under fuel hedging arrangements, to the extent deducted in computing such Consolidated Net Income; plus

(i) proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(j) any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Capital Stock or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus

(k) an amount equal to any extraordinary gains and any net gains realized by such Person or any of its Subsidiaries in connection with any disposition of assets outside of the ordinary course of business to the extent such gains increased such Consolidated Net Income; minus

(l) non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus

(m) the sum of (A) income tax credits and (B) interest income included in computing such Consolidated Net Income; minus

(n) non-cash foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Subsidiaries, to the extent such gains were included in computing such Consolidated Net Income; minus

(o) any non-cash mark-to-market accounting gains arising under fuel hedging arrangements, to the extent such gains were included in computing such Consolidated Net Income;

in each case, determined on a consolidated basis in accordance with IFRS, provided that, if any Subsidiary is not a wholly-owned Subsidiary, Consolidated EBITDAR shall be reduced (to the extent not otherwise reduced in accordance with IFRS as in effect on the Issue Date or the definition of Consolidated Net Income) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by the Issuer or any of the Subsidiaries.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with IFRS and without any reduction in respect of Preferred Stock dividends; provided that:

(a) all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any disposition of assets outside of the ordinary course of business the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;

(b) the net income (but not loss) of any Person that is not the specified Person or a Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the specified Person;

(c) the net income (but not loss) of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(d) the cumulative effect of a change in accounting principles on such Person will be excluded;

(e) the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including that attributable to movement in the mark-to-market valuation of Hedging Obligations, will be excluded;

(f) any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(g) the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date, will be excluded; and

(h) any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.

“Corporate Trust Office” means the office of the Trustee or the Collateral Agent at which at any particular time its corporate trust business shall be principally administered (which office, in the case of the Trustee, as of the date of this Indenture is located at 240 Greenwich Street, Floor 7 East, New York, NY 10286, Attn: Global Corporate Trust and in the case of the Collateral Agent, as of the date of this Indenture is located at UMB Bank National Association 2 South Broadway, Suite 600, St. Louis, MO 63102, Attn: Julius Zamora).

“covenant defeasance option” has the meaning specified in Section 8.01.

“Credit Card Processors” means any entity that provides credit card processing services to the Issuer and its Subsidiaries.

“Currency” means miles, points and/or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradable property and that can be sold or issued to Persons.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, visitador, conciliador, sindico or similar official under any Bankruptcy Law.

“Dedicated PLM Amount” has the meaning set forth in Section 4.26.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Default Rate” means that rate of interest that is 2% per annum above the rate of interest of the Notes; provided, however that is should not exceed the maximum interest rate permitted by applicable law.

“defeasance trust” has the meaning specified in Section 8.02.

“Depositary” means DTC or any successor depositary for the Notes.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof.

“DTC” means The Depository Trust Company.

“ECA” means export credit agency.

“Engine” means an engine used, or intended to be used, to propel an Aircraft, including a Part, appurtenance, and accessory of such Engine and any records relating to such Engine.

“Equity Consideration” means any consideration paid in the form of, or from the cash proceeds of any issuance of, Capital Stock or Preferred Stock (other than Disqualified Capital Stock), or any option, warrant or other right to acquire Capital Stock or Preferred Stock (other than Disqualified Capital Stock) of the Issuer (other than any Capital Stock or any option, warrant or other right to acquire Capital Stock issued in connection with the Plan of Reorganization).

“Equity Offering” means a private or public offering for cash by the Issuer, as applicable, of its Capital Stock, other than (x) an issuance to any Subsidiary of the Issuer, (y) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control or (z) any offering of Disqualified Capital Stock.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning specified in Section 6.01.

“Excluded Accounts” means (a) all accounts used exclusively for escrow, fiduciary, trust or tax withholding purposes funded in the ordinary course of business or required by applicable law, (b) accounts used only for payroll obligations and (c) all accounts holding cash securing obligations in respect of certain returned Aircraft.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) any particular assets, if the pledge thereof or security interest therein is (x) prohibited by applicable law, rule or regulation, including rules and regulations of any Governmental Authority and prohibitions to transfer or grant a pledge over rights of use of landing and take-off in airports in saturation conditions which were published by the General Directorate of Civil Aeronautics on September 29, 2017 (Bases generales para la asignación de horarios de aterrizaje y despegue en aeropuertos en condiciones de saturación publicadas por la Dirección General de Aeronáutica Civil en el DOF el 29 de septiembre de 2017), (y) prohibited or restricted by the contract, lease, license or other agreement governing such asset with a counterparty that is not the Issuer or a Subsidiary thereof and that exists as of the Issue Date or (z) requires the consent of any Governmental Authority (other than any authorization from the AFAC (Agencia Federal de Aviación Civil) to grant a mortgage or a pledge in respect of owned Aircraft) or any third party after the use of commercially reasonable efforts to obtain such consent, unless such consent has been obtained (it being understood and agreed that there shall be no requirement to obtain any third party consent in connection with any pledge of (A) if PLM is not a direct or indirect wholly owned subsidiary of the Issuer, the equity interests of PLM or any beneficiary rights under any trust to which such equity interests have been transferred and (B) the collateral assignments of contractual rights under agreements with the Export-Import Bank of the United States or any other lessor of Aircraft, Engines or other equipment), in each case of clauses (x), (y) and (z), except to the extent any such prohibition or restriction would be rendered ineffective or the enforcement thereof would be stayed under applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including Bankruptcy Law) or principles of equity or such consent, (b) restrictions of contract or governmental authorization (including federal concessions or rights of use of landing and take-off in airports in saturation conditions which were published by the General Directorate of Civil Aeronautics (Dirección General de Aeronáutica Civil) on September 29, 2017 (Bases generales para la asignación de horarios de aterrizaje y despegue en aeropuertos en condiciones de saturación publicadas por la Dirección General de Aeronáutica Civil en el DOF el 29 de septiembre de 2017)) existing on the Issue Date or the time of entry of such contract or governmental authorization, except to the extent any such prohibition or restriction would be rendered ineffective or the enforcement thereof would be stayed under applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including Bankruptcy Law) or principles of equity, (c) fee owned real property or leasehold property, (d) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use”, whereby such “intent-to-use” application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act with respect thereto (such application, an “ITU”), but solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such ITU under applicable Law,

(e)the Co-Branded Credit Card Program Agreements and any data or such assets provided therein, (f) any Excluded Accounts and (g) assets (including Aircraft, Engines, Spare Parts and other equipment) for which the Issuer or any of its Subsidiaries (in its reasonable judgment) intend to finance through a Sale and Leaseback Transaction within 120 days after the acquisition or purchase of such assets, including the Sale and Leaseback Transactions listed on Schedule III; provided, that for purposes of this clause (g), (i) the Issuer shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent designating such assets as Excluded Assets, and (ii) such assets shall become Collateral if not financed through a Sale and Leaseback Transaction within 120 days after the acquisition or purchase thereof; provided, that Excluded Assets shall not include any proceeds of any Excluded Assets unless such proceeds would otherwise constitute Excluded Assets.

“Existing Receivables Facility” means (i) that certain Mexican long-term Certificados Bursátiles AERMXCB17 and AERMXCB19 issued by the Irrevocable Trust Agreement F/1748 entered into by Deutsche Bank México, S.A., Institución de Banca Múltiple, CIBanco, S.A., Institución de Banca Múltiple, and Aerovías de México, S.A. de C.V., (ii) that certain letter of credit facility by and among Aerovías, Aerolitoral and Banco Bilbao Vizcaya Argentaria, S.A., and that certain revolving credit agreement by and among Aerovías and BBVA, each dated as of October 29, 2020, pursuant to the Order Pursuant to 11 U.S.C. §§ 105 and 363(B) and Fed. R. Bankr. P. 9019 Approving Settlement between BBVA and Aeroméxico Regarding Letter of Credit Facility entered by the Bankruptcy Court on September 24, 2020 [Docket No. 467]; and/or (iii) that certain syndicated loan agreement, by and among Aerovías as borrower, Grupo Aeroméxico as guarantor, and Deutsche Bank AG, London Branch, Industrial and Commercial Bank of China Limited, New York Branch, Massachusetts Mutual Life Insurance Company, Sabcapital, S.A. de C.V., SOFOM, ER, Phoenix Life Insurance Company and PHL Variable Insurance Company as lenders, dated as of October 27, 2016 (as amended and restated pursuant to the Amended Order Approving the Settlement Agreement Regarding the Loan Agreement Secured by AMEX Receivables between the Debtors and Deutsche Bank Trust Company Americas, as Administrative Agent entered by the Bankruptcy Court on November 10, 2020 [Docket No. 625]).

“Expiration Date” has the meaning specified in Section 1.05(j).

“Extra Additional Interest” has the meaning specified in Section 3.01(e).

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Issuer acting in good faith, and will be evidenced by a Board Resolution.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (1) Funded First Lien Indebtedness as of such date of determination, minus unrestricted (other than restricted in favor of the Collateral Agent) cash and Cash Equivalents of the Issuer and its Subsidiaries to (2) Consolidated EBITDAR of the Issuer.

“First Lien/Second Lien Intercreditor Agreement” means a customary first lien/second lien intercreditor arrangement that is reasonably satisfactory to the Collateral Agent (acting at the direction of the Trustee pursuant to the direction of the Required Lenders), it being understood that the intercreditor agreement in the form attached hereto as Exhibit M is reasonably satisfactory to the Collateral Agent.

“Fitch” means Fitch Ratings, Ltd. and its successors.

“Fixed Amount” has the meaning set forth in Section 4.08(b)(v).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDAR for such Person for the four most recent full fiscal quarters for which financial statements are required to be provided pursuant to Section 4.06 ending on or prior to the date of such determination to Fixed Charges for such Person for the four most recent full fiscal quarters for which financial statements are required to be provided pursuant to Section 4.06 ending on or prior to the date of such determination.

“Fixed Charges” means, with respect to any specified Person and its Subsidiaries for any period, the sum, without duplication, of:

(a) the consolidated interest expense (net of interest income) of such Person and its Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(b) the interest component of leases that are capitalized in accordance with IFRS of such Person and its Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(c) other than for purposes of calculating Consolidated EBITDAR and Consolidated EBITDA, any scheduled principal payments due with respect to Indebtedness of such Person or any of its Subsidiaries or of another Person that is guaranteed by such specified Person or any of its Subsidiaries or secured by assets of such specified Person or any of its Subsidiaries in cash for such period by such specified Person and its Subsidiaries for such period; plus

(d) any interest expense actually paid in cash for such period by such specified Person or any of its Subsidiaries on Indebtedness of another Person that is guaranteed by such specified Person or any of its Subsidiaries or secured by a Lien on assets of such specified Person or any of its Subsidiaries; plus

(e) all dividends or distributions payable in cash on any series of Disqualified Capital Stock or Preferred Stock of such Person or any series of Disqualified Capital Stock or Preferred Stock of its Subsidiaries; plus

(f) the Aircraft rent expense of such Person and its Subsidiaries for such period to the extent that such Aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with IFRS.

“Funded First Lien Indebtedness” means, without duplication, funded total Indebtedness of the Issuer and its Subsidiaries that is secured by a Lien on any assets of the Issuer and its Subsidiaries (which shall include, for the avoidance of doubt, secured Aircraft Indebtedness) minus the portion of such Indebtedness that is secured by a Lien on the Collateral, which liens are expressly subordinated or junior to the Liens on the Collateral securing the Notes and the obligations under the Note Documents.

“Generic Non-Possessory Pledge Agreement” means the non-possessory pledge agreement (contrato de prenda sin transmisión de posesión) dated as of the date hereof by and among the Note Parties party thereto, as pledgors, and the Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached as Exhibit H hereto.

“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

“Global Note Legend” means the following legend, printed in capital letters:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND

TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.”

“Governmental Authority” means the government of the United States of America, Mexico and any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.

“GSE Trust Non-Possessory Pledge Agreement” means the non-possessory pledge agreement (contrato de prenda sin transmisión de posesión) dated as of the date hereof by and among Aerovías de México, S.A. de C.V., and Aerolitoral, S.A. de C.V., as pledgors, and the Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached as Exhibit I hereto.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person; provided that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each of the Persons identified on Schedule I, and (ii) each Person that executes a supplemental indenture in the form of Exhibit B providing for the guarantee of the payment of the Notes, or any successor obligor under the Note Guarantee pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” or “Holder of a Note” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time.

“Immaterial Subsidiary” means, at any date of determination, each of the Subsidiaries of the Issuer (a) whose total assets as of the last day of the fiscal quarter of the Issuer most recently ended were less than US$37,500,000 at such date and (b) whose gross revenues for the last four fiscal quarter period of the Issuer most recently ended were less than 2.5% of the consolidated gross revenues of Issuer and its Subsidiaries for such four fiscal quarter period, in each case determined in accordance with IFRS; provided that Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) and (b) shall have assets in the aggregate of less than US$75,000,000 as of the last day of the fiscal quarter of the Issuer most recently ended and less than 5.0% of the consolidated gross revenues of the Issuer and its Subsidiaries for the last four fiscal quarter period of the Issuer most recently ended.

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; provided, however, that any warrants that by reason of their accounting treatment under IAS32 would be treated as a financial liability shall not be construed as Indebtedness solely as the result of such treatment;

(b) all Capitalized Lease Obligations of such Person; provided, however, that any portion of such Capitalized Lease Obligations that is expected to be deemed fully satisfied pursuant to the Plan of Reorganization shall not be construed as Indebtedness in a manner consistent with US GAAP fresh start accounting rules regardless of any treatment under IFRS;

(c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but in each case excluding trade accounts payable or other short-term obligations, in each case arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar instrument (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person if, to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) all net obligations due and payable under Hedging Obligations of such Person;

(f) all obligations of the type referred to in clauses (a) through (f) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof); and

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

“Initial Notes” means the US$762,500,000 in aggregate principal amount of Notes issued on the Issue Date.

“interest” on a Note means the interest on such Note (including any Additional Interest payable by the Issuer in respect of such interest).

“Interest Payment Date” means the Payment Date of an installment of interest on the Notes.

“Investments” means, with respect to any Person, any:

(a) direct or indirect loan, advance or other extension of credit (including, without limitation, a guarantee or assumption of Indebtedness) to any other Person (other than advances or extensions of credit to customers in the ordinary course of business);

(b) capital contribution (by means of any transfer of cash or other property or contract to others or any payment for property or services for the account or use of others) to any other Person;

(c) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person; or

(d) advances by such Person for future capital contributions in any other Person.

“Investment” will exclude accounts receivable or deposits arising in the ordinary course of business. “Invest,” “Investing” and “Invested” have corresponding meanings.

“IP Pledge” means a first-priority perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest or mortgage in the intellectual property held by the Issuer and the Guarantors, in each case, suitable for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and/or the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias), as provided for in the intellectual property pledges set forth in Schedule II or provided pursuant to Section 4.11(a).

“IPO Listco” means any direct or indirect parent entity of the Issuer formed in contemplation of any Qualified IPO to become an IPO Entity.

“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means March 17, 2022.

“Issuer” has the meaning specified in the preamble of this Indenture.

“legal defeasance option” has the meaning specified in Section 8.01.

“Lien” means any lien, mortgage, pledge, security interest, encumbrance, conditional sale or other title retention agreement or other similar lien; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.

“Mexican Share Pledge Agreement” means the share pledge agreement (contrato de prenda sobre acciones) dated as of the date hereof by and among the Note Parties party thereto, as pledgors, and the Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached as Exhibit J hereto.

“Mexico” means the United Mexican States (Estados Unidos Mexicanos).

“Minimum Rating” means a rating of BB or higher by Standard & Poor’s or Fitch or Ba2 or higher by Moody’s.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“MRO Share Pledge Agreement” means the share pledge agreement (contrato deprenda sobre acciones) dated as of the date hereof by and among the Issuer, as pledgor, and the Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached as Exhibit K hereto.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note Documents” means the Indenture, the Collateral Documents and other documents in furtherance or connection therewith executed by the Note Parties.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Note Parties” has the meaning specified in the preamble of this Indenture.

“Notes” has the meaning specified in the preamble of this Indenture and shall be in the form of Note set forth in Exhibit A.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the legal representative, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the applicable Issuer or Guarantor or any other Person duly appointed by the shareholders or the board of directors of the applicable Issuer or Guarantor to perform corporate duties.

“Officers’ Certificate” means a certificate signed by any two Officers of the Issuer or applicable Guarantor and delivered to the Trustee; provided, that, if any Guarantor has only one Officer, then only such Officer is required to sign any Officers’ Certificate.

“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Issuer or any Guarantor) and who shall be reasonably acceptable to the Trustee, which opinion is in a form reasonably satisfactory to the Trustee.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed pursuant to Section 3.01, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Notes, except to the extent provided in Section 8.01 and 8.02, with respect to which the Issuer has effected legal defeasance and/or covenant defeasance as provided in Article VIII; and

(d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any of their Subsidiaries shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded.

“Pari Passu Intercreditor Agreement” means a customary pari passu intercreditor arrangement that is reasonably satisfactory to the Collateral Agent (acting at the direction of the Trustee pursuant to the direction of the Required Lenders), it being understood that the intercreditor agreement in the form attached hereto as Exhibit N is reasonably satisfactory to the Collateral Agent.

“Parts” means all appliances, parts, modules, accessories, furnishings and instruments, appurtenances and other equipment (including all inflight equipment, buyer-furnished and buyer- designated equipment) of whatever nature which may from time to time be incorporated or installed in or attached to any Aircraft or any Engine, and including all such parts removed from an Aircraft or Engine, so long as title thereto either (i) remains vested in the owner of such parts (provided such owner is not the Issuer or any Guarantor) or (ii) is subject to the Lien of any applicable financing party, in each case until such parts have been replaced in accordance with the terms of any applicable lease or financing or security agreement.

“Paying Agent” means the Principal Paying Agent and any other Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer hereunder.

“Payment Date” means an Interest Payment Date or the date on which payment of principal of the Notes is due.

“Permitted Holders” means any or all of the following:

(a) Delta Air Lines, Inc. (“Delta”); and

(b) any Person as to whom more than 50% of the Voting Stock of such Person is beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by Delta.

“Permitted Indebtedness” shall have the meaning set forth in Section 4.08.

“Permitted Investments” means:

(a) Investments by the Issuer or any Subsidiary in the Issuer or a Guarantor;

(b) Investments by the Issuer or a Guarantor in Non-Guarantor Subsidiaries, including, to the extent constituting Investments, Indebtedness permitted by Section 4.08(b)(viii), in an aggregate amount not to exceed US$25,000,000;

(c) Investments by a Non-Guarantor Subsidiary in a Non-Guarantor Subsidiary;

(d) Investments in cash and Cash Equivalents;

(e) Investments in existence on the Issue Date and consistent with the Plan of Reorganization;

(f) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(g) Investments made by the Issuer or the Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale;

(h) Investments in the form of Hedging Obligations for bona fide hedging purposes and not for speculative purposes;

(i) receivables owing to the Issuer or any Subsidiary created or acquired in the ordinary course of business;

(j) any Investment acquired solely in exchange for Qualified Capital Stock of the Issuer;

(k) payroll, travel, moving and other loans or advances to, or guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business in an aggregate amount not to exceed US$10,000,000;

(l) extensions of credit, deposits, prepayment of expenses to, advances and other credits to distributors, customers, suppliers, utility providers, licensors, licensees, franchisees and other trade creditors in the ordinary course of business consistent with past practice;

(m) any Investment in any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business consistent with past practice;

(n) Investments in the nature of deposits with respect to leases provided to third parties in the ordinary course of business;

(o) Investments in negotiable instruments received in the ordinary course and held for collection;

(p) Investments by the Issuer or any of the Subsidiaries in joint ventures in an aggregate amount not to exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(q) Investments in any Person in a Similar Business in an aggregate amount not to exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(r) Investments by the Issuer or any of the Subsidiaries in an aggregate amount not to exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(s) Prior to the consummation of the PLM Stock Participation Transaction, Investments by the Issuer or any of the Subsidiaries in PLM in existence as on the Issue Date; and

(t) by the Issuer or any of the Subsidiaries pursuant to or in connection with the consummation of the PLM Stock Participation Transaction.

“Permitted Liens” means any of the following Liens:

(a) Liens securing Obligations in respect of the Notes;

(b) Liens existing on the Issue Date and any extension, renewal or replacement thereof (provided, for the avoidance of doubt, that upon the issue of the Notes, any Liens securing such Notes on the Issue Date and any Liens securing any Existing Receivables Facility shall be deemed incurred pursuant to clauses (a) and (aa), as applicable, and not under this clause (b));

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, provided that a reserve or other appropriate provision, if any, as shall be required by IFRS shall have been made in respect thereof;

(d) (a) licenses, sublicenses, leases or subleases granted by the Issuer or any of the Subsidiaries to other Persons not materially interfering with the conduct of the business of the Issuer or any of the Subsidiaries and (b) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by the Indenture to which the Issuer or any Subsidiary is a party;

(e) Liens incurred or deposits made in the ordinary course of business in connection with statutory, regulatory and similar obligations (including Liens in connection with workers’ compensation and benefits, unemployment insurance and other labor and social security laws and regulations), including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, surety and appeal bonds, customs duties, bids, leases, government performance and return-of-money bonds, warranty requirements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(g) Liens on patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of license to use such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Issuer or any of the Subsidiaries;

(h) Liens securing reimbursement obligations in an aggregate amount not to exceed US$100,000,000 with respect to letters of credit;

(i) [Reserved];

(j) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided that appropriate reserves (if any) required pursuant to IFRS have been made in respect thereof;

(k) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(l) deposits in the ordinary course of business securing liability for reimbursement obligations of insurance carriers providing insurance to the Issuer or the Subsidiaries and any Liens thereon;

(m) [Reserved];

(n) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(o) Liens securing Hedging Obligations;

(p) Liens to secure any Permitted Refinancing Indebtedness incurred in accordance with Section 4.08 if the applicable Refinanced Indebtedness has been secured by a Lien permitted under the covenant described under Section 4.19; provided that such new Liens:

(i) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(ii) do not extend to any property or assets other than the property or assets securing the applicable Refinanced Indebtedness;

(q) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Issuer or any Subsidiary; provided that any such Liens that constitute an Investment shall be permitted pursuant to Section 4.18;

(r) Liens securing Acquired Indebtedness deemed to have incurred in accordance with Section 4.08(b)(xvii) and not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that

(i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary; and

(ii) such Liens do not extend to or cover any property of the Issuer or any Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary;

(s) Liens securing Purchase Money Indebtedness; provided that:

(i) the related Purchase Money Indebtedness does not exceed the cost of such property and will not be secured by any property of any Guarantor, the Issuer or any Subsidiary other than the property so acquired; and

(ii) the Lien securing such Indebtedness is created within one hundred and eighty (180) days of such acquisition;

(t) Liens in respect of Capitalized Lease Obligations incurred to finance the acquisition, ownership, or leasing or operation of property of a Subsidiary or the Issuer or incurred in respect of Sale and Leaseback Transactions permitted under this Indenture on assets or property sold and leased back in such Sale and Leaseback Transaction; provided that such property is used or useful in the business of the type in which the Issuer and the Subsidiaries are engaged in as of the Issue Date;

(u) Liens on the Collateral securing any Permitted Ratio Debt incurred pursuant to Section 4.08(b)(vi)(x), the available amount of the Fixed Amount and the Prepay Amount and the available amount pursuant to Section 4.08(b)(xxv) (including in the form of Additional Notes) ranking equally and ratably with liens securing the Notes and the obligations under the Note Documents, which may be a pari passu first lien on the Collateral in accordance with a Pari Passu Intercreditor Agreement;

(v) Liens on assets of the Issuer or any Subsidiary that do not constitute Collateral securing Indebtedness incurred pursuant to Section 4.08(b)(iii);

(w) Liens in favor of Credit Card Processors in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

(x) Liens on the Collateral securing any Permitted Ratio Debt incurred pursuant to Section 4.08(b)(vi)(y), the available amount of the Fixed Amount and the Prepay Amount and the available amount pursuant to Section 4.08(b)(xxv) ranking junior to the Liens on the Collateral securing the Notes and the obligations under the Note Documents, subject to the terms of a First Lien/Second Lien Intercreditor Agreement (any such Permitted Ratio Debt so secured in reliance of this clause (xxiii), the “Second Lien Debt”);

(y) Liens on Aircraft, Spare Parts and Engines securing Aircraft Indebtedness constituting Permitted Indebtedness;

(z) Liens securing Indebtedness incurred in accordance with Section 4.08(b)(xx);

(aa) (i) Liens, if any, on accounts receivable and related assets and property pursuant to Permitted Receivables Financings and (ii) Liens, if any, on property or assets of the type held by or transferred pursuant to an Existing Receivables Facility in existence immediately prior to the Issue Date and the rights of the Issuer and the Guarantors with respect thereto pursuant to (A) agreements under an Existing Receivables Facility and (B) any amendment, supplement, modification or any Permitted Refinancing Indebtedness thereof;

(bb) (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and entered into in the ordinary course of business and (B) Liens arising by operation of law or contract or that are contractual rights of set off in favor of the depository bank in respect of any deposit account or securities account, provided that such liabilities or Liens have not or would not reasonably be expected to have a material adverse effect;

(cc) salvage or similar rights of insurers, if any, in each case as it relates to any Aircraft, airframe, Engine or Spare Parts;

(dd) Liens to the extent arising out of judgments, attachments or awards which do not, in the aggregate, constitute an Event of Default hereunder;

(ee) [Reserved;] and

(ff) Liens securing Acquired Indebtedness deemed to have incurred in accordance with Section 4.08(b)(xxiv) and not incurred in connection with, or in anticipation or contemplation of, the PLM Stock Participation Transaction.

“Permitted Ratio Debt” means the Indebtedness incurred in reliance on the available Fixed Amount, Ratio Amount and Prepay Amount and the available amount pursuant to Section 4.08(b)(xxv).

“Permitted Receivables Financing” means one or more transactions pursuant to which accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Issuer or any Subsidiary are sold or transferred to, or financed by, one or more third parties; provided, that except in respect of Permitted Receivables Financings in an aggregate amount outstanding at any time not to exceed, together with (a) the Permitted Refinancing Indebtedness thereof (other than any Additional Refinancing Amount in connection therewith) and (b) amounts outstanding under Section 4.08(b)(iii) and the Permitted Refinancing Indebtedness thereof (in the case of such Permitted Refinancing Indebtedness, other than any Additional Refinancing Amount in connection therewith), the sum of (x) the greater of (i) US$125,000,000 and (ii) 11.25% of TTM EBITDAR and (y) the amount by which the Indebtedness outstanding on the Issue Date in respect of the Existing Receivables Facilities is reduced (and not permitted to be reborrowed) and not refinanced (clauses (x) and (y), the “Permitted Receivables Recourse Amount”), liabilities in respect of any such sale, transfer or financing shall be non-recourse to the Issuer or any Subsidiary (other than with respect to the accounts receivable or related assets and property subject to such Permitted Receivables Financing).

“Permitted Receivables Recourse Amount” shall have the meaning specified in the definition of “Permitted Receivables Financing”.

“Permitted Refinancing Indebtedness” means with respect to any Indebtedness (the “Refinanced Indebtedness”), the incurrence of any Indebtedness in exchange for or as a replacement of, or the net proceeds of which are to be used for the purpose of any refinancing, refunding, replacing, redeeming, repurchasing, defeasing, acquiring, repaying, prepaying, retiring or extinguishing such Indebtedness (collectively, to “Refinance” or a “Refinancing” or “Refinanced”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount (the “Additional Refinancing Amount”) equal to unpaid accrued interest thereon plus defeasance costs, other amounts paid, and fees, commissions and expenses (including upfront fees or similar fees, original issue discount or initial yield payments) incurred, in connection with such Refinancing, (b) the Indebtedness resulting from such Refinancing has a final maturity date equal to or later than the earlier of the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced, (c) if the Refinanced Indebtedness is subordinated in right of payment to the Notes, Indebtedness resulting from such Refinancing is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Refinanced Indebtedness, (d) the Indebtedness resulting from such Refinancing shall not provide for a mandatory prepayment, sinking funds or similar terms that are more onerous to the Issuer or applicable Subsidiary than the terms of the Refinanced Indebtedness, and (e) neither the Issuer not any other Subsidiary that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under such Refinancing. It is further understood and agreed that a Permitted Refinancing Indebtedness includes (a) successive incurrence of Permitted Refinancing Indebtedness of the same initial Indebtedness and (b) any refinancing of any Aircraft, Engines or Spare Parts lease or debt obligations of the Issuer or any of the Subsidiaries.

“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.

“Plan of Reorganization” means the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [ECF No. 2293] (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms) filed under title 11 of the United States Code in the chapter 11 cases of the Issuer and certain of its affiliates, and confirmed by the United States Bankruptcy Court for the Southern District of New York by an order entered on February 4, 2022 [ECF No. 268].

“PLM” means PLM Premier, S.A.P.I. de C.V.

“PLM Mandatory Offer” has the meaning set forth in Section 4.26.

“PLM Mandatory Offer Purchase Price” has the meaning set forth in Section 4.26.

“PLM Mandatory Offer Trigger Date” has the meaning set forth in Section 4.26.

“PLM Stock Participation Transaction” means the Issuer’s acquisition of Aimia’s (as defined in the Plan of Reorganization) ownership interest in PLM pursuant to the Plan of Reorganization and the PLM Stock Participation Transaction Agreement (as defined in the Plan of Reorganization).

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Capital Stock (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“Prepay Amount” has the meaning set forth in Section 4.08(b)(vii).

“principal” of a Note means the principal amount of such Note.

“Principal Paying Agent” means The Bank of New York Mellon, until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Principal Paying Agent” shall mean such successor Principal Paying Agent.

“Purchase Money Indebtedness” means Indebtedness incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property (including Aircraft, Engines, Spare Parts, and other equipment); provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of the refinancing; provided further that such property is used or useful in the business of the type in which the Issuer and the Subsidiaries are engaged in as of the Issue Date.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Qualified Merger Jurisdiction” means (a) the United States of America, any State thereof or the District of Columbia; or (b) any other country (or political subdivision thereof) that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the date hereof.

“Qualified IPO” means any transaction or series of transactions, including a SPAC IPO, that results in, or following which, any common Equity Stock of the Issuer or any direct or indirect parent company, any SPAC IPO Entity (or its successor by merger, amalgamation or other combination) or any IPO Listco that the Issuer will distribute to its direct or indirect parent company in connection with a Qualified IPO (an “IPO Entity”) being publicly traded on any Mexican national securities exchange or over-the-counter market, or any analogous exchange or market in the United States, Canada, the United Kingdom, the European Union or Hong Kong.

“Rating Agency” means Standard & Poor’s and Moody’s and, solely for purposes of the definition of “Ratings Decline,” Fitch. If S&P, Fitch or Moody’s are not making ratings of the Notes publicly available, the Company may select an internationally recognized U.S. rating agency or agencies, as the case may be, which will substitute S&P, Fitch or Moody’s, as the case may be.

“Ratings Condition” means, immediately prior to the date of public notice of a Change of Control, or of the Issuer’s or the Guarantor’s, as the case may be, intention or that of any Person to effect a Change of Control, the Issuer shall maintain ratings from two Rating Agencies that meet the applicable Ratings Reference Level.

“Ratings Decline” means that at any time within ninety (90) days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of the Issuer’s or the Guarantor’s, as the case may be, intention or that of any Person to effect a Change of Control, (i) if three Rating Agencies are providing a rating for the Notes on the date of such public notice, the then applicable rating of the Notes from at least two of the Rating Agencies is decreased or (ii) if two or fewer Rating Agencies are providing a rating for the Notes on the date of such public notice, the then applicable rating of the Notes from at least one of the Rating Agencies is decreased; provided that any such Ratings Decline is in whole or in part as a result of such Change of Control. Notwithstanding the foregoing, no Ratings Decline shall be deemed to have occurred as a result of such Change of Control unless and until such Change of Control has been consummated. For the avoidance of doubt, the failure to obtain any then-applicable rating from any Rating Agency during the period referenced above shall be deemed a Ratings Decline.

“Ratings Reference Levels” means a rating of B3 or higher from Moody’s, B- or higher from Standard & Poor’s and B- or higher from Fitch.

“Ratio Amount” has the meaning set forth in Section 4.08.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.01, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.01, the price at which it is to be redeemed pursuant to this Indenture.

“Refinance”, “Refinancing”, “Refinanced” and “Refinanced Indebtedness” shall have the meanings specified in the definition of “Permitted Refinancing Indebtedness”.

“Registrar” means The Bank of New York Mellon, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Securities Act Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Securities Act Legend and the Regulation S Temporary Global Note Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the following legend, printed in capital letters:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.”

“Related Judgment” has the meaning specified in Section 11.11.

“Related Proceedings” has the meaning specified in Section 11.11.

“Required Holders” means, at any time, Holders of not less than a majority in principal amount of the Notes Outstanding at such time.

“Responsible Officer” means any officer of the Trustee or the Collateral Agent or any other Agent in Corporate Trust Administration with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted 144A Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

“Restricted IAI Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Route Authority” means any of such route authorities as the context requires, in each case whether or not such route authority is utilized at such time by the Issuer or another Guarantor and including, without limitation, any other route authority held by the Issuer or another Guarantor pursuant to concessions, authorizations, certificates, orders, notices and approvals issued by a competent Aviation Authority to the Issuer or another Guarantor from time to time, but in each case solely to the extent relating to such route authority.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Issuer or any of its Subsidiaries of any property, whether owned by the Issuer or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold by the Issuer or any of its Subsidiaries to such Person.

“Sanctions” has the meaning specified in Section 11.20.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Debt” has the meaning specified in clause (x) of the definition of “Permitted Liens.”

“Secured Parties” means, collectively, the Trustee, Registrar, Transfer Agent and Paying Agent, the Collateral Agent, the Holders and their respective successors and assigns.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means the following legend, printed in capital letters:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF RULE 144A NOTES: AND ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THE NOTES, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF US$200,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION

SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) funded total Indebtedness secured by a lien on any assets of the Issuer and its Subsidiaries as of such date of determination (which shall include, for the avoidance of doubt, secured Aircraft Indebtedness), minus unrestricted (other than restricted in favor of the Collateral Agent) cash and Cash Equivalents of the Issuer and its Subsidiaries to (2) Consolidated EBITDAR of the Issuer.

“SGX-ST” means The Singapore Exchange Securities Trading Limited and its successors and assigns.

“Similar Business” means any business, the majority of whose revenues are derived from (i) business or activities conducted by the Issuer and its Subsidiaries on the Issue Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Issuer and its Subsidiaries.

“Slot(s)” means at any date of determination, the right and operational authority to conduct one landing or take-off operation at a specific time or during a specific time period at such airport and including, without limitation, slots, arrival authorizations and operating authorizations.

“SPAC IPO” means the acquisition, purchase, merger, amalgamation or other combination of the Issuer or any direct or indirect parent company, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in any common Equity Stock of the Issuer, any direct or indirect parent company of the Issuer or such SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any Mexican national securities exchange or over-the-counter market, or any analogous exchange or market in the United States, Canada, the United Kingdom or the European Union.

“Spare Parts” means all accessories, appurtenances or Parts of an Aircraft (except an Engine or propeller), Engine (except a propeller), a propeller or Appliance, that are to be installed at a later time in an Aircraft, Engine, propeller or Appliance (including “spare parts” (as defined in Section 40102 of Title 49)) including, in all cases, any replacements, substitutions or renewals therefor, and accessions thereto.

“Specified Courts” has the meaning specified in Section 11.11.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Maturity” means (i) with respect to any Indebtedness or security, the date specified in the documentation governing such Indebtedness or such security as the fixed date on which the principal of such Indebtedness or security is due and payable, including pursuant to any mandatory repayment or redemption provision (but excluding any provision providing for the repayment or repurchase of such Indebtedness or security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred) and (ii) with respect to the Notes, March 17, 2027.

“Subordinated Indebtedness” means, with respect to the Issuer or any Subsidiary, (i) any Indebtedness secured by a Lien on any Collateral ranking junior to the Liens on the Collateral securing the Notes and (ii) any Indebtedness of the Issuer or such Subsidiary, as the case may be, which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee and the Notes, as the case may be.

“Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; provided that, PLM shall not be deemed a Subsidiary for any purpose hereunder prior to becoming a direct or indirect wholly-owned subsidiary of the Issuer. Unless specified otherwise, any reference to a “Subsidiary” shall be deemed to be a reference to a Subsidiary of the Issuer.

“System” has the meaning specified in Section 4.24.

“Taxing Jurisdiction” has the meaning specified in Section 4.05.

“Torre Aeroméxico Trust Pledge Agreement” means the non-possessory pledge agreement (contrato de prenda sin transmisión de posesión) dated as of the date hereof between Aerovías, as pledgor, and the Collateral Agent, as pledgee for the benefit of the Secured Parties, and acknowledged and agreed by Banca Mifel, S.A. Institución de Banca Múltiple, Grupo Financiero Mifel, pursuant to which the pledgor created a first-priority pledge and security on all of its present and future beneficiary rights under the Master Trust 2414/2017.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (1) funded total Indebtedness (which shall include, for the avoidance of doubt, Aircraft Indebtedness) of the Issuer and the Subsidiaries as of such date of determination, minus unrestricted (other than restricted in favor of the Collateral Agent) cash and Cash Equivalents of the Issuer and its Subsidiaries to (2) Consolidated EBITDAR of the Issuer.

“Transfer Agent” means The Bank of New York Mellon and any other Person authorized by the Issuer to effectuate the exchange or transfer of any Note on behalf of the Issuer hereunder.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two (2) Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such redemption date to March 17, 2024 provided, however, that if the period from such redemption date to March 17, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Treasury Rate will be determined by the Issuer or its agent.

“Trustee” means The Bank of New York Mellon, as trustee, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

“TTM EBITDAR” means, as of any date of determination, Consolidated EBITDAR for the Issuer and its Subsidiaries for the then four most recently completed fiscal quarters for which financial statements have been delivered pursuant to Section 4.06.

“U.S. Dollars” and “US$” each mean the currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Pledge and Security Agreement” means the U.S. Pledge and Security Agreement, dated as of the date hereof, by and among the Note Parties party thereto, as pledgors, and the Collateral Agent, as pledgee, for the benefit of the Secured Parties, substantially in the form attached as Exhibit J hereto.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, including, in the case of the Issuer, Capital Stock that is considered “neutral investment” pursuant to its bylaws (estatutos sociales).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

Section 1.02 Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii) “or” is not exclusive; and

(iv) “including” means including, without limitation;

(v) any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

(b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with IFRS.

(c) For purposes of the definitions set forth in Article I and this Indenture generally, all calculations and determinations shall be made in accordance with IFRS and shall be based upon the consolidated financial statements of the Issuer and its Subsidiaries prepared in accordance with IFRS.

Section 1.03 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05 Acts of Holders. (a) (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c) The ownership of Notes shall be proved by the register of the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, at its option, by or pursuant to a Board Resolution, set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified in such Board Resolution, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 11.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02 or (c) any direction pursuant to Section 6.07, Section 6.12 or Section 6.13. If any record date is set pursuant to this clause (f), the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 11.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE II

THE NOTES

Section 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Issuer.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02 Execution, Authentication and Delivery. (a) An Officer of the Issuer shall sign the Notes for the Issuer by manual, PDF or facsimile signature.

(i) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(ii) A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(iii) On the Issue Date, the Trustee or an Authenticating Agent shall authenticate and deliver the Initial Notes and, at any time and from time to time thereafter, any Additional Notes for original issue as set forth in Section 2.13 in each case upon a Company Order.

(iv) The Notes shall be issued in fully registered form without coupons attached in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof (each, an “Authorized Denomination”).

(b) The Trustee may appoint an authenticating agent, with a copy of such appointment to the Issuer, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

Section 2.03 Transfer Agent, Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents, or transfer agents. The term “Paying Agent” includes any additional paying agent. The term “Registrar” includes any additional Registrar or co-registrar. The Issuer shall maintain a Paying Agent and Transfer Agent with offices in the United States.

(b) [Reserved].

(c) The Issuer shall enter into an appropriate agency agreement with any Registrar, Transfer Agent, Paying Agent or co-registrar not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent or Transfer Agent, in the United States, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any Subsidiary may act as Paying Agent, Registrar, co-registrar or Transfer Agent. The Issuer initially appoints The Bank of New York Mellon as Registrar, Paying Agent and Transfer Agent in connection with this Indenture and the Notes.

Section 2.04 Paying Agent to Hold Money in Trust. By 10:00 A.M. New York time no later than one (1) Business Day prior to each Payment Date on any Note, the Issuer shall deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any Additional Interest). The Issuer shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two (2) Business Days prior to the due date from any such payment and confirmation (by facsimile) of its intention to make such payment. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Principal Paying Agent and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Each payment in full of principal, redemption amount, Additional Interest or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Issuer or a Guarantor to or to the order of the Trustee in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Issuer or such Guarantor, as the case may be, to make payment of principal, redemption amount, Additional Interest or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Trustee hereunder shall not exceed any amounts paid to it by the Issuer or such Guarantor, as the case may be, or held by it, on behalf of the Holders hereunder.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee in writing, at least fifteen (15) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Trustee shall be permitted to fully rely with no liability therefor on the most recent list so provided.

Section 2.06 Transfer and Exchange. (a) Interests in the Regulation S Global Note, the Restricted 144A Global Note and the Restricted IAI Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of definitive certificated Notes (“Certificated Notes”) if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within ninety (90) days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes and a Holder has so requested in writing, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures and provided further that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (i) the expiration of the Restricted Period and (ii) the receipt by the Registrar of any certificates required under the provisions of Regulation S.

Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Issuer shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted 144A Global Note or the Restricted IAI Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Issuer shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Issuer a certificate in the form of Exhibit D or Exhibit F, as the case may be, or such satisfactory evidence as may reasonably be required by the Issuer, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Issuer, upon which direction it may conclusively rely with no liability therefor.

(b) (i) On or prior to the 40th day after the Issue Date, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted 144A Global Note or the Restricted IAI Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit E to the effect that such transfer is being made to (x) a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (y) a Person who the transferor reasonably believes is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has delivered an Accredited Investor Certificate, and in each of (x) and (y), in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.

(ii) Transfers by a DTC participant which is an owner of a beneficial interest in the Restricted 144A Global Note or Restricted IAI Global Note Rule 144A to a transferee who takes delivery for an interest in the other Global Note, shall be made in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit E to the effect that such transfer is being made to (x) a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (y) a Person who the transferor reasonably believes is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has delivered an Accredited Investor Certificate, and, in each of (x) and (y), in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

(c) Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in either the Restricted 144A Global Note or the Restricted IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit D to the effect that such transfer is being made in accordance with Regulation S.

Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds. There can be no assurance as to the effect, if any, of settlements in immediately available funds on trading activity in the Notes. Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with Applicable Procedures.

(d) Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the applicable Corporate Trust Office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit C hereto duly executed by the Holder thereof or his attorney duly authorized in writing.

In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the applicable Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the applicable Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the applicable Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit C attached to the Note presented for transfer.

(e) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.06 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Issuer, the Registrar and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Issuer.

All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

(f) The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep a register of the Notes and their ownership, exchange and transfer. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of fifteen (15) days ending on the Record Date. The Trustee shall give prompt notice to the Issuer of any replacement, transfer, cancellation or destruction of the Notes.

(g) Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in the Restricted 144A Global Note, the Restricted IAI Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note, a Restricted 144A Global Note or a Restricted IAI Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

Section 2.07 Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Issuer, the Trustee, the Transfer Agent, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen, mutilated or defaced beyond clear identification or lost Notes, evidence satisfactory to the Trustee, the Transfer Agent, the Registrar, the Paying Agents and the Issuer that such Note was destroyed, stolen, mutilated or defaced beyond clear identification or lost, together with such indemnity and/or security as the Trustee and the Issuer may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.

Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

Section 2.08 Temporary Notes. Subject to the provisions of Section 2.06(a), until Certificated Notes are ready for delivery, the Issuer may prepare and, upon receipt of a Company Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. As necessary, the Issuer shall prepare and, upon receipt of a Company Order, the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Issuer or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.09 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Transfer Agent and the Paying Agent shall forward to the Trustee, if they are not the same person, any Notes surrendered to them for transfer, exchange or payment. The Trustee or a Paying Agent and no one else shall cancel, and the Trustee shall destroy, in each case, in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Issuer from issuing any Additional Notes. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their Affiliates holds such Note, except that such Notes will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01.

Section 2.10 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest) at the Default Rate to the extent lawful and not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.10, such manner of payment shall be deemed practicable by the Trustee.

The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the payment date of such defaulted interest. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least fifteen (15) days before any such special record date, the Issuer shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.11 CUSIP and ISINN umbers. The Issuer, in issuing the Notes, may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.

Section 2.12 Open Market Purchases. The Issuer or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. Any such purchased Notes shall not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws. Any such resold notes will have a separate CUSIP number unless they are fungible with the outstanding Notes for U.S. federal income tax purposes.

Section 2.13 Issuance of Additional Notes. The Issuer may, from time to time after the Issue Date, to the extent permitted under Section 4.08 and Section 4.19 and the other applicable provisions of this Indenture, without notice to or the consent of the Holders of the Notes, create and issue Additional Notes in an unlimited aggregate principal amount having the same terms and conditions as the Initial Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall form a single series with the previously outstanding Notes and shall vote together as one class on all matters with respect to the Notes; provided that the Additional Notes will have a separate CUSIP number unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes. Unless the context otherwise requires, for all purposes of this Indenture and the Notes, references to the Notes include any Additional Notes actually issued.

With respect to any Additional Notes, the Issuer shall set forth in a Board Resolution and an (a) Officers’ Certificate or (b) Additional Notes Supplemental Indenture, a copy of each which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(iii) whether such Additional Notes shall be transfer restricted securities and issued in the same form as Initial Notes as set forth in Exhibit A to this Indenture; and if applicable, the Resale Restriction Termination Date relating to the Notes and the Restricted Period for such Additional Notes.

ARTICLE III

REDEMPTION

Section 3.01 Redemption. (a) Except as described in this Section 3.01 and Paragraph 8 of the form of Note set forth in Exhibit A, the Notes may not be redeemed prior to Maturity.

(b) On or after March 17, 2024, the Issuer may, at its option, redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning on March 17 of the years indicated below, plus accrued and unpaid interest and any Additional Interest thereon to, but excluding, the redemption date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant interest payment date:

Period	Redemption Price
On or after March 17, 2024 but prior to March 17, 2025	104.250%
On or after March 17, 2025 but prior to March 17, 2026	102.125%
On or after March 17, 2026	100.000%

(c) At any time prior to March 17, 2024, the Notes will be redeemable, at the option of the Issuer at any time, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the present value at such redemption date of (i) the redemption price of the Notes at March 17, 2024 (such redemption price being set forth in the table appearing above in Section 3.01(b)), plus (ii) all required interest payments that would otherwise be due to be paid during the period between the redemption date and March 17, 2024 (excluding accrued and unpaid interest and any Additional Interest to the redemption date), in each case discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case accrued and unpaid interest and Additional Interest, if any, on the principal amount being redeemed to such redemption date.

(d) Notwithstanding the foregoing, at any time and from time to time prior to March 17, 2024, upon notice in accordance with Section 3.03, the Issuer may on any one or more occasions redeem up to 35% of the outstanding aggregate principal amount of the Notes with the net cash proceeds of one or more (i) Equity Offerings at a redemption price equal to 104.250% of the aggregate principal amount thereof or (ii) incurrences of unsecured Indebtedness by the Issuer permitted by Section 4.08 at a redemption price equal to 108.500% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest and Additional Interest, if any, on the principal amount being redeemed to such redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and (ii) such redemption occurs within ninety (90) days after the closing of such Equity Offering or incurrence of unsecured Indebtedness.

(e) If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws or any regulations or rules (including a holding by a court of competent jurisdiction) (in each case, other than the expiration of the stimulus measures contained in Article I of the Decree (Decreto mediante el cual se otorgan estímulos fiscales a los contribuyentes que se indican) published in the Federal Official Gazette (Diario Oficial de la Federación) on January 8, 2019), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Issue Date or on or after the date a successor to the Issuer or the relevant Guarantor assumes its obligations under the Notes, the Issuer, such Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Additional Interest pursuant to Section 4.05 in a greater amount (such excess, the “Extra Additional Interest”) than the amount of the Additional Interest the Issuer or such Guarantor is obligated to pay immediately prior to such change or amendment, then the Issuer or any Guarantor, or any successor to the Issuer or such Guarantor, may, at its option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest to the date fixed for redemption, upon publication of irrevocable notice not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption. For the avoidance of doubt, neither the Issuer nor any Guarantor, nor any successor to the Issuer or such Guarantor, shall have the right to so redeem the Notes pursuant to this Section 3.01(e) unless it is or will become obligated to pay Extra Additional Interest. Notwithstanding the foregoing, the Issuer and any Guarantor, or any such successor shall not have the right to so redeem the Notes unless it has taken commercially reasonable measures to avoid the obligation to pay Extra Additional Interest. For the avoidance of doubt, commercially reasonable measures do not include changing the jurisdiction of incorporation of the Issuer or any successor to the Issuer or the jurisdiction of organization of a Guarantor or any successor to a Guarantor.

In the event that the Issuer or any successor to the Issuer, or a Guarantor or any successor to such Guarantor, elects to so redeem the Notes, it will deliver to the Trustee: (1) a certificate, signed in the name of the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, by any two of its Officers or by its attorney in fact in accordance with its bylaws, stating that the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel to the effect that (i) the Issuer, a Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Additional Interest, and (ii) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above. The Trustee shall accept, and will be entitled to fully rely with no liability therefor on, the certificate and opinion described in (1) and (2) of the preceding sentence as sufficient evidence of the satisfaction of the conditions precedent described therein, without further inquiry, in which event such certificate or opinion shall be conclusive and binding on the Holders.

Section 3.02 Notice to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01 hereof, which shall be evidenced by a Board Resolution, it shall notify the Trustee in writing of the Redemption Date and the Redemption Price. The Issuer shall calculate, or cause the calculation of, the Redemption Price of the Notes, and the Trustee shall have no duty to calculate, or verify the Issuer’s calculation of, the Redemption Price. The Issuer shall give each notice provided for in this Section 3.02 in an Officers’ Certificate (including the information required by Section 3.03) at least five (5) Business Days before notice of redemption is required to be sent to the applicable Holders pursuant to Section 3.03 (unless a shorter period shall be satisfactory to the Trustee).

Section 3.03 Notice of Redemption by the Issuer. In the case of redemption of Notes pursuant to Section 3.01, the notice of redemption provided to the Trustee pursuant to Section 3.02 shall be distributed at least fifteen (15) but not more than sixty (60) days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address or in the case of Global Notes, by delivery via DTC pursuant to the Applicable Procedures. A notice of redemption may be subject to one or more conditions precedent, which shall be stated in the redemption notice. If such redemption or notice is subject to the satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption may be delayed until such time (but no more than sixty (60) days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The notice shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the name and address of the Paying Agents;

(d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e) that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

(f) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes or portions thereof called for redemption ceases to accrue on and after the Redemption Date;

(g) the section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) any conditions precedent to the redemption of the Notes;

(i) the CUSIP or ISIN number, if any; and

(j) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee as described in Section 3.02, the Trustee shall give the notice of redemption in the name and at the expense of the Issuer reflecting the information provided by the Issuer. If, however, the Issuer gives such notice to the Holders, the Issuer shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

Section 3.04 Deposit of Redemption Price. By 10:00 A.M. New York time no later than one (1) Business Day prior to the Redemption Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes other than Notes that have been delivered by the Issuer to the Trustee at least fifteen (15) days prior to the Redemption Date for cancellation.

Section 3.05 Effect of Redemption. If the Issuer complies with the provisions of Section 3.03 and Section 3.04, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Issuer’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes (which may be the Default Rate). Upon such surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

Section 3.06 Selection of Notes to be Redeemed. If less than all of the outstanding Notes are to be redeemed, if the Notes are held through a depositary, the Notes will be selected for redemption pursuant to the Applicable Procedures or, if the Notes are held in definitive registered form, the Trustee will select the Notes to be redeemed in principal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof. In the latter case, the Trustee may select the Notes by lot, pro rata or by any other method the Trustee considers fair and appropriate.

Section 3.07 Notes Redeemed In Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue, and upon receipt of a Company Order, the Trustee shall authenticate for the Holder thereof (at the Issuer’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of US$200,000 or an integral multiple of US$1,000 in excess thereof.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Principal and Interest under the Notes. The Issuer shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. By 10:00 A.M. (New York time), no later than one (1) Business Day prior to any Payment Date, the Issuer shall irrevocably deposit with the Trustee or the Principal Paying Agent money sufficient to pay such principal and interest.

Upon the occurrence and during the continuation of any Event of Default, the Issuer shall pay interest on principal, overdue interest and other obligations hereunder, to the extent lawful, at the Default Rate.

No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.

Section 4.02 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, so long as the Notes are admitted to listing on the SGX-ST and the rules of the SGX-ST so require, in Singapore (which office or agency may be an office of the Trustee or an affiliate of the Trustee). The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands, and grants the Trustee a comisión mercantil con representación in accordance with Articles 273, 274 and any other applicable articles of the Commerce Code of Mexico (Código de Comercio) for such purposes.

Section 4.03 Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent, subject to the provisions of this Section 4.03,

shall:

(a) hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as set forth herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(b) give the Trustee written notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Principal Paying Agent hereby agrees with the Issuer to act as Principal Paying Agent in accordance with this Section 4.03. The Issuer shall cause each other Paying Agent to execute and deliver an instrument in which such Paying Agent shall agree with the Issuer to act as a Paying Agent in accordance with this Section 4.03.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer at the request of the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

On or prior to the date hereof, the Principal Paying Agent is authorized and directed to establish and maintain, in the name of the Trustee, for the benefit of the Holders, a payment account. Amounts on deposit in such account shall be held uninvested. The Principal Paying Agent is authorized to make payments from such account as described in this Indenture.

Section 4.04 Maintenance of Corporate Existence. Subject to Article V, each of the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.05 Payment of Additional Interest. (a) All payments in respect of the Notes made by the Note Parties shall be made free and clear of any taxes, imposts, levies, duties, charges, fees, assessments, withholdings (including backup withholding) or other deductions whatsoever (“Taxes”), except as required by law. If any deduction or withholding for or on account of Taxes is required to be made in respect of any payments in respect of the Notes, the Note Parties shall withhold or deduct Taxes, as applicable, and remit the full amount of such Taxes to the corresponding tax authorities and, with respect to such Taxes (other than taxes on overall net income or franchise taxes imposed in lieu of net income taxes) imposed by Mexico or by a jurisdiction where the Issuer or a Guarantor is considered to be incorporated or resident in such jurisdiction for applicable tax purposes if other than Mexico (“Taxing Jurisdiction”), shall (subject to the exclusions provided herein) pay such additional amounts (“Additional Interest”) as may be necessary so that every net payment of amounts due hereunder shall be equal to the amounts that would have been receivable in the absence of such deduction or withholding; provided that, with respect to payments (other than payments that are not treated as interest for Mexican tax purposes, as determined by the Issuer), each of the Note Parties shall have no obligation to pay such Additional Interest in respect of Taxes to the extent of the portion of such Taxes that are withheld or deducted at a rate in excess of 10%.

(b) Notwithstanding the foregoing, the Note Parties shall not be required to pay Additional Interest for or on account of any of the following:

(i) any Taxes imposed because at any time there is or was a connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership, or a corporation) and the relevant jurisdiction (or any political subdivision or taxing authority thereof or therein), including such Holder or beneficial owner (including any fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership or a corporation) (a) being or having been a citizen or resident or national or domiciliary thereof for tax purposes, (b) maintaining or having maintained an office, permanent establishment or branch, in all cases subject to taxation therein or (c) being or having been present or engaged in a trade or business therein or having a dependent agent, a place of business or a place of management present or deemed present therein (other than such presence or trade or business arising solely as a result of the receipt of payments or the ownership or holding of a Note or enforcing rights under the Notes);

(ii) any estate, inheritance, gift, sales, use, excise or personal property transfer or similar tax, assessment or other governmental charge imposed with respect to the Notes or any payments thereon;

(iii) any Taxes deducted or withheld because the Holder or any other person having a beneficial interest in the Notes fails to provide either (A) any certification, identification, information, documentation or other reporting permitted (or, in the case of an official government form such as a tax residency certificate, available) under the law of the jurisdiction in which such Holder is organized or qualifies as a tax resident, that is required under applicable law to identify the nationality, residence for tax purposes, identity or connection with the relevant Taxing Jurisdiction of the Holder or any beneficial owner of the Note for purposes of determining any applicable Taxes and any tax treaty benefits, or a statement as to whether such Holder or beneficial owner of a Note is both (1) a 10% owner (directly or indirectly, individually or collectively with related persons (as defined in Article 166 of the Mexican Income Tax Law or any successor of such Article)) of the voting stock in the Note Parties and (2) a beneficial owner (directly or indirectly, individually or collectively with related persons) of more than 5% of the interest arising from the Notes, in each case if and to the extent such reporting is required by statute, rule, regulation, officially published administrative practice of Mexico or the relevant taxing jurisdiction of the Holder or by an applicable income tax treaty, which is in effect to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the Tax, or if the certification, identification, information, documentation or other reporting is reasonably requested by any of the Note Parties to determine applicable Mexico withholding Taxes, and the Issuer (or the Guarantors or the Paying Agent, if applicable) has given the Holders at least thirty (30) days’ notice that Holders or beneficial owners, as applicable, will be required to provide any such information, documentation or reporting requirement;

(iv) any Taxes payable otherwise than by deduction or withholding from payments of principal or of interest on the Notes;

(v) any Taxes with respect to such Note presented for payment more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Interest on presenting such Note for payment on any date during such thirty (30) day period;

(vi) any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Interest had the beneficiary, settlor, member or beneficial owner been the Holder of the Note;

(vii) any Tax required to be withheld or deducted under Section 1471 through 1474 of the Code, or any amended or successor revisions of such Sections that are substantively comparable (“FATCA”), any regulations or other guidance thereunder, or any agreement (including an intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; and

(viii) any combination of the items in the clauses above.

(c) The limitations on the Issuer’s and the Guarantors’ obligation to pay Additional Interest set forth in Section 4.05(b)(iii) above shall not apply if with respect to taxes deducted or withheld by Mexico or any political subdivision or taxing authority thereof or therein, Article 166, Section II, subsection (a) of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) (or a substantially similar successor of such Article) is in effect, unless the provision of the information, documentation or other evidence described in Section 4.05(b)(iii) is expressly required by statute, rule or regulation in order to apply Article 166, Section II, subsection (a) of the Mexican Income Tax Law (or a substantially similar successor of such Article), or is reasonably requested by the Issuer or the Guarantors in order to determine applicable Mexico withholding Taxes and the Issuer or the Guarantors cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Issuer otherwise would meet the requirements for application of Article 166, Section II, subsection (a) of the Mexican Income Tax Law (or such successor of such Article).

(d) Section 4.05(b)(iii) does not require that any person, including any non-Mexican pension fund, retirement fund, tax exempt organization, financial institution or any other holder or beneficial owner of a note register with the Mexican Tax Management Service (Servicio de Administración Tributaria) or the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to obtain eligibility for an exemption from, or a reduction of, Mexican withholding tax.

(e) The Issuer and the Guarantors shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Mexican taxes in respect of which the Issuer or the Guarantors have paid any Additional Interest. The Issuer or the Guarantors shall make copies of such documentation available to the Holders or the Paying Agent upon request.

(f) Any reference in this Indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by the Issuer or in respect of the Note Guarantees by the Guarantors shall be deemed also to refer to any Additional Interest that may be payable with respect to that amount under the obligations referred to in this Section 4.05.

(g) In the event that Additional Interest actually paid with respect to the Notes pursuant to this Section 4.05 is based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer. However, by making such assignment, the Holder makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto, including taking any action for such refund to be repaid.

(h) In the event of any merger or other transaction described and permitted under Section 5.01, then all references to Mexico, Mexican law or regulations, and Mexican taxing authorities under this Section 4.05 (other than Section 4.05(c) and Section 4.05(d) above) and under Section 3.01(e) and Paragraph 8(d) in the form of Note in Exhibit A shall be deemed to also include the relevant Qualified Merger Jurisdiction, the law or regulations of the relevant Qualified Merger Jurisdiction and any taxing authority of the relevant Qualified Merger Jurisdiction, respectively.

(i) The Issuer and the Guarantors will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies, and any penalties, additions to tax or interest due with respect thereto, which arise in any jurisdiction from the execution, delivery, performance and enforcement of this Indenture by the Trustee or any Agent and the execution, delivery, registration or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Mexico or the relevant taxing jurisdiction of the Holder, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.

Section 4.06 Reporting Requirements. (a) For so long as any Notes remain outstanding: the Issuer shall deliver to the Trustee electronically (a) within one hundred and twenty (120) days after the close of its fiscal year, its annual audited consolidated financial statements in English prepared in accordance with IFRS (containing statements of financial position, statements of income and cash flows, and notes thereto, as of the end of and for such fiscal year and the immediately preceding fiscal year with a report thereon by an internationally recognized outside firm of certified public accountants) and (b) within sixty (60) days after the close of each fiscal quarter, its interim unaudited quarterly consolidated financial statements in English prepared in accordance with IFRS (containing statements of financial position, statements of income and cash flows and notes thereto, as of the end of and for the interim period covered thereby and the comparable interim period in the immediately preceding fiscal year) for the first three (3) fiscal quarters of each of the fiscal years of the Guarantors;

(b) without duplication, upon request, the Issuer shall deliver to the Trustee electronically English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Issuer or the Guarantors with (i) the CNBV, (ii) the BMV and (iii) the SGX-ST, or any other stock exchange on which the Notes may be listed, in each case, to the extent that any such report or notice is generally available to the Issuer’s or the Guarantors’ security holders or the public in Mexico or elsewhere; provided, however, that neither the Issuer nor the Guarantors shall be required to furnish such information to the extent such information is publicly available, including on the Issuer’s or the Guarantors’ website; and

(c) so long as the Issuer is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act, upon request, the Issuer shall deliver to any Holder and any prospective purchaser of the Notes any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.07 Additional Information. For so long as any Notes remain outstanding, the Issuer shall make available to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchasers designated by such Holder or beneficial owner, upon request of such Holder or beneficial owner, and in addition to the information referred to in Section 4.06, the information required to be delivered under Paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

Section 4.08 Limitations on Incurrence of Additional Indebtedness. (a) Neither the Guarantors nor the Issuer will, and they will not cause or permit any of the Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Capital Stock, and the Guarantors and the Issuer will not cause or permit any of the Subsidiaries to issue any Preferred Stock.

(b) Notwithstanding clause (a) above, the Issuer and the Subsidiaries, as applicable, may, at any time, incur the following Indebtedness (“Permitted Indebtedness”):

(i) Indebtedness in respect of the Notes (excluding any Additional Notes) and Note Guarantees (excluding any guarantees in respect of Additional Notes);

(ii) Indebtedness existing on the Issue Date and consistent with the Plan of Reorganization, including, for the avoidance of doubt, financings related to any Existing Receivables Facility;

(iii) Indebtedness in respect of one or more working capital facilities in an aggregate principal amount not to exceed, together with (a) the Permitted Refinancing Indebtedness thereof (other than any Additional Refinancing Amount in connection therewith) and (b) amounts outstanding pursuant to clause (x) of the Permitted Receivables Recourse Amount and the Permitted Refinancing Indebtedness thereof (in the case of such Permitted Refinancing Indebtedness, other than any Additional Refinancing Amount in connection therewith), the greater of (i) US$125,000,000 and (ii) 11.25% of TTM EBITDAR);

(iv) Permitted Receivables Financings;

(v) if no Event of Default has occurred and is continuing or would result from the incurrence thereof (or, in the case of Indebtedness incurred in connection with any acquisition of any assets, business or Person permitted by Section 4.18, no Event of Default under Section 6.01(a), (b), (g) or (h) has occurred and is continuing), Indebtedness of the Issuer and the Subsidiaries in an aggregate principal amount not to exceed, together with the Permitted Refinancing Indebtedness thereof (other than any Additional Refinancing Amount in connection therewith), (x) the greater of (i) US$100,000,000 and (ii) 7.5% of TTM EBITDAR minus (y) US$150,000,000 (such amounts described in this clause (v), collectively, which shall be deemed zero if as so determined would be less than zero, the “Fixed Amount”);

(vi) if no Event of Default has occurred and is continuing or would result from the incurrence thereof (or, in the case of Indebtedness incurred in connection with any acquisition of any assets, business or Person permitted by Section 4.18, no Event of Default under Section 6.01(a), (b), (g) or (h) has occurred and is continuing), Indebtedness in an aggregate principal amount to the extent (x) with respect to Indebtedness secured by the Collateral on a pari passu lien basis with the Notes, the First Lien Leverage Ratio is equal to or less than 2.25 to 1.00; (y) with respect to Indebtedness secured by the Collateral on a junior lien basis to the Notes, the Senior Secured Leverage Ratio (as defined below) is equal to or less than 3.25 to 1.00; and (z) with respect to unsecured Indebtedness, the Total Leverage Ratio is equal to or less than 4.25 to 1.00, in each case, on a pro forma basis after giving effect to the incurrence of any such Indebtedness and the application of proceeds thereof (the “Ratio Amount”);

(vii) if no Event of Default has occurred and is continuing or would result from the incurrence thereof (or, in the case of Indebtedness incurred in connection with any acquisition of any assets, business or Person permitted by Section 4.18, no Event of Default under Section 6.01(a), (b), (g) or (h) has occurred and is continuing), Indebtedness in an aggregate principal amount not to exceed, together with the Permitted Refinancing Indebtedness thereof (other than any Additional Refinancing Amount in connection therewith), the aggregate principal amount of all optional redemption or repurchases by the Issuer or any Subsidiary (in an amount equal to cash actually paid in connection with any such repurchase) of Notes, and to the extent such prepayment, repurchase and/or redemption is not made with the proceeds of any long-term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility) (the “Prepay Amount”);

(viii) Hedging Obligations entered into by the Issuer and the Subsidiaries for bona fide hedging purposes and not for speculative purposes;

(ix) intercompany Indebtedness between the Guarantors and the Issuer, between the Guarantors and any Non-Guarantor Subsidiaries, between the Issuer and any non-Guarantor Subsidiaries or between any Non-Guarantor Subsidiaries so long as any such intercompany Indebtedness owed by any Non-Guarantor Subsidiary to the Issuer or any Guarantor, shall be permitted under Section 4.18; provided that in the event that at any time any such Indebtedness ceases to be held by the Issuer or a Subsidiary, such Indebtedness will be deemed to be incurred by the Issuer or the relevant Subsidiary, as the case may be, and not permitted by this clause (ix) at the time such event occurs;

(x) Indebtedness of the Issuer or any of the Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business;

(xi) [Reserved];

(xii) Indebtedness consisting of letters of credit, banker’s acceptances, bank guarantees, warehouse receipt, performance bonds, appeal bonds, surety bonds, customs bonds and other similar bonds and reimbursement obligations incurred by the Issuer or any Subsidiary in the ordinary course of business including in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(xiii) Indebtedness of the Issuer or any of the Subsidiaries to the extent the net proceeds thereof are used to promptly redeem the Notes in full or deposited to defease or discharge the Notes, in each case in accordance with the Indenture;

(xiv) Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 4.08(b)(i), Section 4.08(b)(ii), Section 4.08(b)(vi), Section 4.08(b)(xiv) and Section 4.08(b)(xvii) (excluding Indebtedness owed to the Issuer or a Subsidiary of the Issuer);

(xv) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Subsidiary of a Guarantor or the Issuer that was permitted to be incurred by another provision of this covenant;

(xvi) Indebtedness constituting Purchase Money Indebtedness or Capitalized Lease Obligations;

(xvii) Acquired Indebtedness, provided that after giving effect to the deemed incurrence thereof, neither the Issuer nor any of the Subsidiaries shall be required to guarantee any obligations in connection with such Acquired Indebtedness (except for guarantees already in place for the benefit of such Acquired Indebtedness) and the Capital Stock of the Subsidiary that has deemed to incur such Acquired Indebtedness (or the ultimate parent entity of such Subsidiary) (to the extent not already Collateral) shall have become subject to a Lien in favor of the Collateral Agent;

(xviii) Indebtedness incurred by Non-Guarantor Subsidiaries in the aggregate principal amount not to exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(xix) Indebtedness incurred in respect of a joint venture to the extent permitted by Section 4.18 in an aggregate principal amount not to exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(xx) Indebtedness not otherwise described hereunder in an aggregate principal amount not to exceed the greater of (i) US$50,000,000 and (ii) 7.5% of TTM EBITDAR;

(xxi) Indebtedness of any of the Issuer and the Subsidiaries to Credit Card Processors in connection with credit card processing services incurred in the ordinary course of business of the Issuer and the Subsidiaries;

(xxii) Obligations of the Issuer or any Subsidiary consisting of take or pay obligations contained in supply arrangements entered into in the ordinary course of business and to the extent constituting Indebtedness; and

(xxiii) Unsecured guarantees incurred in the ordinary course of business in respect of the performance of contractual, franchise, or license obligations of the Issuer or any Subsidiary (in each case, other than an obligation for borrowed money);

(xxiv) Acquired Indebtedness of PLM assumed in connection with the PLM Stock Participation Transaction; and

(xxv) If the PLM Stock Participation Transaction has not been consummated on or within six months after the Issue Date, and solely for purposes of financing the PLM Stock Participation Transaction thereafter, Indebtedness in an aggregate principal amount not to exceed (i) US$375,000,000 minus (ii) the aggregate principal amount of the Notes issued on the Issue Date consisting of the Dedicated PLM Amount that have not been repurchased by the Issuer pursuant to the PLM Mandatory Offer, minus the portion (not to exceed $187,500,000) of the Committed Equity Amount (as defined in the Plan of Reorganization) received by the Issuer; provided that the final maturity date of any such Indebtedness shall be no earlier than the latest final maturity date of the then outstanding Notes and the weighted average life to maturity of such Indebtedness shall be not shorter than the then longest remaining weighted average life to maturity of the then outstanding Notes.

(c) (A) at the Issuer’s option, the Issuer shall be deemed to have used capacity under the Ratio Amount (to the extent compliant therewith) before capacity under the Fixed Amount and Prepay Amount, and capacity under the Prepay Amount shall be deemed to be used before capacity under the Fixed Amount, (B) Permitted Ratio Debt may be incurred pursuant to Section 4.08(b)(v), Section 4.08(b)(vi) and Section 4.08(b)(vii), and proceeds from any such incurrence pursuant to Section 4.08(b)(v), Section 4.08(b)(vi) and Section 4.08(b)(vii), may be utilized in a single transaction or series of related transactions by, at the Issuer’s option, first calculating the incurrence under the Ratio Amount (without inclusion of any amounts to be utilized under the Fixed Amount or the Prepay Amount) and then calculating the incurrence under the Prepay Amount (without inclusion of any amounts to be utilized under the Fixed Amount), as applicable and (C) in the event that any Permitted Ratio Debt (or a portion thereof) incurred under the Fixed Amount or the Prepay Amount subsequently meets the criteria of indebtedness incurred under the Ratio Amount, the Issuer, in its sole discretion, at such time may divide and classify any such Indebtedness as Indebtedness incurred under the Ratio Amount, and the Fixed Amount or Prepay Amount, as the case may be, shall be deemed to be increased by the amount so reclassified; provided that solely for the purpose of calculating the First Lien Leverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio to determine the availability of the Ratio Amount at the time of incurrence, any cash proceeds from any Permitted Ratio Debt being incurred at such test date in calculating such First Lien Leverage Ratio, Senior Secured Leverage Ratio or Total Leverage Ratio shall be excluded.

(d) Subject to the first proviso to this clause (d), the Permitted Ratio Debt shall have the same obligors as, and if secured, shall be secured on a pari passu basis or junior basis by the same Collateral securing, the Notes; provided, however, an amount of Permitted Ratio Debt not to exceed the aggregate principal amount of the greater of US$25,000,000 and 2.5% of TTM EBITDAR may be incurred by Non-Guarantor Subsidiaries or secured by assets of the Issuer or any of its Subsidiaries that are not Collateral; provided further that any Permitted Ratio Debt that is secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the Notes may share ratably (or on a lesser basis but not on a greater than pro rata basis) with respect to any mandatory redemption or prepayments of the Notes (other than mandatory prepayments or redemption resulting from a financing of any facility which may be applied exclusively to the facility being Refinanced) and any other Permitted Ratio Debt may only be subject to mandatory prepayment provisions, if any, that are customary for the relative ranking. provided further, that so long as PLM is not a Guarantor, the first proviso to this clause (d) may not be relied upon for any Indebtedness guaranteed by PLM or secured by the Capital Stock of PLM.

Section 4.09 Limitation on Transactions with Affiliates. Neither the Issuer nor the Guarantors will, nor will the Issuer or Guarantors permit any of its Subsidiaries, to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) involving an aggregate consideration in excess of US$10,000,000 with, or for the benefit of, any Affiliate of the Issuer or the Guarantors, other than its Subsidiaries (an “Affiliate Transaction”), unless (i) the Affiliate Transaction is in existence as of the Issue Date (including any amendment, extension, renewal or replacement thereof) or (ii) the terms of the Affiliate Transaction are no less favorable to the Issuer, the Guarantors or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate and the Issuer delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration more than US$20,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.09; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$50,000,000, an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.09 in the opinion of a nationally recognized appraisal firm, as evidenced by a written report or opinion attached to such Officer’s Certificate.

Section 4.10 Repurchase of Notes upon a Change of Control Event. (a) Upon the occurrence of a Change of Control Event, each Holder of Notes will have the right to require the Issuer to repurchase all or any part of such Holder’s Notes (in minimum principal denominations of US$200,000 and integral multiples of US$1,000 in excess thereof) pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the purchase date.

(b) Within thirty (30) days following any Change of Control Event, the Issuer shall send or caused to be sent to each Holder of Notes, at such Holder’s address appearing in the Register, a notice stating:

(i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes validly tendered will be accepted for payment;

(ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed;

(iii) the circumstances and relevant facts regarding the Change of Control Event; and

(iv) the procedures that Holders of Notes must follow in order to validly tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) The Issuer will not be required to make a Change of Control Offer following a Change of Control Event if:

(i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer; or

(ii) a notice of redemption has been given for all of the then outstanding Notes as described under Section 3.01(b) unless and until there is a default in payment of the applicable redemption price.

(d) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Event, conditional upon such Change of Control Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer or a third party purchases all of the Notes held by such Holders, the Issuer will have the right, on not less than fifteen (15) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a purchase price equal to the Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest and Additional Interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date). Any such redemption shall be made in accordance with this paragraph and Article III.

(f) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11 After-Acquired Property. (a) If intellectual property of the type that is Collateral on the Issue Date is acquired by the Issuer or a Guarantor (including intellectual property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents, then, to the extent applicable, at the time the annual financial statements and the financial statements for the second fiscal quarter of each year are delivered pursuant to Section 4.06(a), starting with the financial statements for the period ended June 30, 2022, in each case with respect to property acquired during the period covered by such report, the Issuer or such Guarantor shall (i) provide a Lien over such property substantially consistent with the Liens granted over similar property on the Issue Date in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) in favor of the Collateral Agent and (ii) execute and deliver such Collateral Documents as shall be necessary to vest in the Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such intellectual property and to have such intellectual property (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such intellectual property, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions.

(b) If any other property or assets (other than Excluded Assets) are held or acquired by any Issuer or a Guarantor that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents, then the Issuer or such Guarantor shall, at the time the annual financial statements and the financial statements for the second fiscal quarter of each year are delivered pursuant to Section 4.06(a), starting with the financial statements for the period ended June 30, 2022, in each case with respect to property acquired during the period covered by such report, (i) provide a Lien over such property substantially consistent with the Liens granted over similar property on the Issue Date in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) in favor of the Collateral Agent and (ii) execute and deliver such Collateral Documents as shall be necessary to vest in the Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such property and to have such property (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property or assets, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions.

(c) Notwithstanding the foregoing clauses (a) and (b), in no event shall any of the following be required (i) control agreements or control or similar arrangements on accounts located outside the United States, (ii) collateral assignments of contractual rights under agreements with the Export-Import Bank of the United States or any other lessor of Aircraft, Engines or other equipment, or (iii) mortgages on fee owned real property or leasehold property.

Section 4.12 Future Guarantors. (a) If the Issuer forms or acquires any Subsidiary (which, for the avoidance of doubt, shall include PLM upon consummation of the PLM Stock Participation Transaction), or any Subsidiary which is not a Guarantor ceases to constitute an Immaterial Subsidiary, on or after the Issue Date, then the Issuer will promptly, and in any event within forty-five (45) days after the date of such formation, acquisition or cessation (x) cause each such Subsidiary to execute a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee the Notes pursuant to one or more Note Guarantees, and the Issuer and such Subsidiary shall deliver to the Trustee such supplemental indenture, together with an Officers’ Certificate and Opinion of Counsel and (y) cause each such Subsidiary to execute and deliver such Collateral Documents as shall be necessary to vest in the Collateral Agent a perfected security interest in the property and assets (other than Excluded Assets) of such Subsidiary and to have such property and assets (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property and assets, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel as are customary in such jurisdictions; provided, however, that no Subsidiary (A) that constitutes an Immaterial Subsidiary, for so long as such Subsidiary constitutes an Immaterial Subsidiary; (B) that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or at the time of acquisition thereof after the Issue Date (and not entered into in contemplation of such acquisition), in each case, from providing a Note Guarantee or which would require consent, approval, license or authorization by any Governmental Authority to provide a Note Guarantee unless such consent, approval, license or authorization has been received; (C) that is a not-for-profit Subsidiary; (D) that is organized in a jurisdiction other than the United States (or any State thereof or the District of Columbia) or Mexico (or any State thereof); (E) for which a Note Guarantee by such entity would reasonably be expected to result in material adverse tax consequences as reasonably determined by the Issuer; and (F) for which the Issuer and the Trustee (at the direction of the Required Holders) reasonably agree that the cost or other consequences of providing a Note Guarantee is excessive in relation to the value afforded thereby, in any the case of any of clauses (A)-(F), shall be required to become a Guarantor or be required to execute any supplemental indenture or documentation described in the foregoing clause (y).

(b) Notwithstanding the foregoing, the Note Guarantees shall be limited to the maximum amount that would not render the Guarantors’ respective obligations subject to avoidance under applicable fraudulent conveyance laws.

(c) Each Note Guarantee shall be released in accordance with Section 10.08.

Section 4.13 [Reserved].

Section 4.14 Further Assurances; Control Agreements. (a) The Issuer and Guarantors shall, at their sole expense, do all acts which may be reasonably necessary to confirm that the Collateral Agent hold, for the benefit of the Secured Parties, duly created, enforceable and perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) first-priority Liens on the Collateral. The Issuer and Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions which may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Collateral Documents, to the extent permitted by applicable law.

(b) The Issuer and each Guarantor shall maintain the cash and Cash Equivalents that are held in accounts located in the United States subject to a deposit account control agreement or securities account control agreement in substance consistent with the control agreement entered into on the Issue Date, if any, or otherwise in a form sufficient to perfect the lien of the Collateral Agent in the applicable accounts under applicable law, in each case, which the Issuer shall direct the Collateral Agent to enter into pursuant to a Collateral Document Order; provided that no control agreements or control or similar arrangements will be required on Excluded Accounts, accounts located outside the United States or any account containing cash and Cash Equivalents in an aggregate amount not in excess of US$100,000; provided further that the Collateral Agent shall have no obligation to enter into any control agreement that exposes the Collateral Agent to any indemnity in its personal capacity.

Section 4.15 No Impairment of the Security Interests. Except as otherwise permitted under this Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this Indenture) and the Collateral Documents, none of the Issuer nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

Section 4.16 Maintenance of IP Pledge. Subject to Section 4.11(a), each of the Issuer or the Guarantors shall, at their sole cost and expense, maintain, protect and enforce the IP Pledge (including any intellectual property included therein pursuant to Section 4.11(a)) and shall not permit such IP Pledge to lapse or become abandoned (other than as permitted under this Indenture), and not license any such IP Pledge other than licenses entered into, or incidental to, the ordinary course of business.

Section 4.17 Ratings. The Issuer shall use commercially reasonable efforts to obtain, at the expense of the Note Parties, public ratings of the Notes from both Rating Agencies within forty-five (45) days after the Issue Date and shall use commercially reasonable efforts to cause the Issuer to be continuously rated by such Rating Agencies but shall not be required to obtain any specific rating.

Section 4.18 Limitations on Restricted Payments. (a) Neither any Guarantor nor the Issuer shall, and they shall not cause or permit any of the Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Issuer or any Subsidiary to holders of such Capital Stock, other than:

(A) dividends or distributions payable in Qualified Capital Stock of the Issuer;

(B) dividends or distributions payable to the Issuer and/or a Subsidiary; or

(C) dividends, distributions or returns of capital made on a pro rata basis to the Issuer or the Subsidiaries, on the one hand, and minority holders of Capital Stock of a Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);

(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of a Guarantor or the Issuer held by Persons other than the Issuer or any of the Subsidiaries;

(iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to the date that is twelve months prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any unsecured Indebtedness, Indebtedness secured by a Lien junior to the Liens securing the Notes or other Subordinated Indebtedness, in each case, other than Indebtedness permitted under Section 4.08(b)(ix); or

(iv) make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment or immediately after giving pro forma effect thereto:

(A) a Default or an Event of Default has occurred and is continuing; or

(B) the Fixed Charge Coverage Ratio shall be equal to or less than 2.0 to 1.0; or

(C) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof will exceed the sum of:

(1) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to and including the last day of the first full fiscal quarter ended immediately prior to the date of such Restricted Payment for which consolidated financial statements are available (in case such Consolidated Net Income is a deficit in any given quarter, 0% for such quarter); plus

(2) the greater of (i) US$25,000,000 and (ii) 2.5% of TTM EBITDAR; plus

(3) 100% of the aggregate net cash proceeds or Fair Market Value of assets received by the Issuer subsequent to the Issue Date as a contribution to its common equity capital or from the issue or sale of Capital Stock (other than Disqualified Capital Stock) of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Capital Stock or convertible or exchangeable debt securities) sold to a Subsidiary of the Issuer); plus

(4) to the extent that any Investment (other than a Permitted Investment) that was made under this clause (C) after the Issue Date is sold or otherwise liquidated or repaid (other than to the Issuer or a Subsidiary), the amount of cash received by the Issuer or any Subsidiary in respect of such sale, liquidation or disposition or the Fair Market Value of property received by the Issuer or any Subsidiary in respect of such sale, liquidation or disposition (in each case, less the cost of disposition, liquidation or repayment, if any, paid or to be paid by the Issuer or any Subsidiary); plus

(5) the amount of cash received by a Subsidiary as repayment of loans which constitute Investments (other than Permitted Investments) made under this clause (C) after the Issue Date by the Issuer or a Subsidiary or the value of guarantees made under this clause (C) after the Issue Date by the Issuer or a Subsidiary which constituted Investments (other than Permitted Investments) that have been released in full.

(b) Notwithstanding Section 4.18(a), this Section 4.18 does not prohibit:

(i) the payment of any dividend within sixty (60) days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to this Section 4.18;

(ii) the acquisition of any shares of Capital Stock of the Issuer,

(A) in exchange for Qualified Capital Stock of the Issuer;

(B) through the application of the net cash proceeds received by the Issuer from a substantially concurrent sale of Qualified Capital Stock of the Issuer or a contribution to the equity capital of the Issuer not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Issuer.

(iii) the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Issuer, of Qualified Capital Stock of the Issuer or Permitted Refinancing Indebtedness for such Subordinated Indebtedness; or

(iv) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents all or a portion of the exercise price thereof (or related withholding taxes), and Restricted Payments by the Issuer to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Issuer;

(v) if no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (v), does not exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(vi) after the occurrence of a Qualified IPO and during the time any common Equity Stock of the IPO Entity are publicly traded on any Mexican national securities exchange or over-the-counter market, or any analogous exchange or market in the United States, Canada, the United Kingdom, the European Union or Hong Kong, Restricted Payments in any fiscal year, together with all Restricted Payments made pursuant to this clause (vi) in such fiscal year, in an aggregate amount not to exceed the greater of 5% of the Issuer’s market capitalization at the time of the making of such Restricted Payment and 5% of the net proceeds received by (or contributed to) the Issuer after the Issue Date from such Qualified IPO;

(vii) payments in respect of unsecured Indebtedness, Indebtedness secured by a Lien junior to the Liens securing the Notes or other Subordinated Indebtedness not to exceed the greater of (i) US$50,000,000 and (ii) 5% of TTM EBITDAR;

(viii) if no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, Restricted Payments so long as the Total Leverage ratio is less than 3.50 to 1.00;

(ix) payments in respect of Indebtedness owed by the Issuer or any of its Subsidiaries to PLM that is in existence on the Issue Date; and

(x) payments in respect of Existing Receivables Facilities and Permitted Receivables Financings.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by the Issuer or the relevant Subsidiary, as the case may be, pursuant to such Restricted Payment.

Section 4.19 Limitation on Liens. Neither any Guarantor nor the Issuer shall, and they shall not cause or permit any of the Subsidiaries to, directly or indirectly, incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom.

Section 4.20 Limitation on Asset Sales. Neither any Guarantor nor the Issuer shall, and they shall not permit any of the Subsidiaries to, consummate an Asset Sale unless:

(a) the Issuer (or such Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise disposed of; and

(b) other than in respect of any Asset Sale the consideration for which is equal to or less than US$10,000,000 at least 75% of the consideration received in the Asset Sale by the Issuer or such Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (b) above, the amount of (i) any liabilities (as shown on the Issuer’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets or are terminated, cancelled or otherwise cease to be obligations of such Guarantor or the Issuer in connection with such Asset Sale and, in each case from which the Issuer and all Subsidiaries have been validly released by all creditors in writing, (ii) any securities or other obligations or assets received by the Issuer or such Subsidiary from such transferee that are converted by the Issuer or Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any asset described in clause (c) below shall be deemed to be cash for purposes of this Section 4.20.

Within 365 days after the receipt of any net proceeds from an Asset Sale, the applicable Guarantor or the Issuer (or, if applicable, the Subsidiary) may apply those net proceeds at its option in one or more of the following manners:

(a) to permanently reduce Additional First Lien Debt; provided that if the Issuer or any Guarantor shall so reduce Additional First Lien Debt, the Issuer or such Guarantor shall equally and ratably reduce Obligations under the Notes by, at the Issuer’s option (i) redeeming Notes as provided under Section 3.01, (ii) purchasing Notes through open-market purchases or by making an offer (in accordance with the procedures set forth herein for an Asset Sale Offer) to all holders of the Notes to purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Notes to be repurchased to the date of repurchase;

(b) to make capital expenditures;

(c) to purchase or make an Investment otherwise permitted under this Indenture in (A) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and it results in the Issuer or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary, (B) properties, or (C) any other assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale; provided that if, during such 365-day period, the Issuer or a Subsidiary enters into a definitive binding agreement committing it to apply such net proceeds in accordance with the requirements of clause (x) or (y) of this paragraph after such 365th day, such 365-day period will be extended with respect to the amount of net proceeds so committed for a period not to exceed 180 days until such net proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement); and

(d) any combination of the foregoing.

Pending the final application of any net proceeds, the Issuer or the applicable Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the net proceeds in any manner that is not prohibited by this Indenture. Any net proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within the time periods set forth above shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds US$50,000,000, the Issuer or the applicable Subsidiary will make an offer (an “Asset Sale Offer”) to all holders of the Notes and such other Additional First Lien Debt that contain provisions similar to those set forth in this Section 4.20 with respect to offers to purchase with proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of the Notes and such other Additional First Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or the applicable Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds required to purchase Notes above, the Notes to be purchased will be selected on a pro rata basis and in accordance with DTC procedures, as applicable. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds hereunder will be reset at zero. To the extent Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all

Indebtedness that ranks pari passu with the Notes), the Issuer need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Indebtedness that ranks pari passu with the Notes), and any additional Excess Proceeds will not be subject to this Section 4.20 and will be permitted to be used for any purpose otherwise permitted hereunder in the Issuer’s discretion.

The Issuer may, at its option, satisfy the foregoing obligations with respect to any net proceeds from an Asset Sale by making an Asset Sale Offer with respect to such net proceeds prior to the date required by this Indenture with respect to all or a part of the net proceeds. An Asset Sale Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes and/or Note Guarantees. The provisions under this Indenture relative to the Issuer’s obligations to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Required Holders.

The Issuer or the applicable Subsidiary will comply with the requirements of Rule 14e- 1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.20, the Issuer or the applicable Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.20 by virtue of such conflict.

Section 4.21 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Neither the Guarantors nor the Issuer will, and they will not permit any of the Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of the Subsidiaries, or pay any Indebtedness owed to the Issuer or any of the Subsidiaries;

(b) make loans or advances to the Issuer or any of the Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of the Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;

(b) this Indenture, the Notes, the Collateral Documents and the Note Guarantees;

(c) Capitalized Lease Obligations, Purchase Money Indebtedness or other obligations permitted under Section 4.08(b) that, in each case, impose restrictions of the nature discussed in clause (c) above in the first paragraph of this Section 4.21 on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(f) contracts for the sale of assets (including sale and lease back agreements), including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary;

(g) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.08 and 4.19 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or other restrictions on cash or deposits constituting Permitted Liens;

(i) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(j) customary provisions contained in leases, subleases, licenses, sublicensor asset sale agreements and other agreements;

(k) other Indebtedness or Preferred Stock, in each case, that is incurred subsequent to the Issue Date pursuant to this Indenture; provided, that in the good faith judgment of the board of directors of the Issuer or the Issuer, any such encumbrance or restriction contained in such Indebtedness shall not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Issuer or the Issuer in good faith, to make scheduled cash payments on the Notes when due; and

(l) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the board of directors of the Issuer or the Issuer, not materially more restrictive than encumbrances and restrictions contained in such predecessor agreements and do not affect the Issuer’s and the Guarantors’ ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due.

For purposes of determining compliance with this Section 4.21, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Subsidiary to other Indebtedness incurred by the Issuer or any such Subsidiary will not be deemed a restriction on the ability to make loans or advances.

Section 4.22 Limitation on Sale and Leaseback Transactions. The Issuer shall not, and shall not cause or permit any of the Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Subsidiary may enter into a Sale and Leaseback Transaction in connection with any assets or property that are used or useful in the business of the type in which the Issuer and the Subsidiaries are engaged in as of the Issue Date.

Section 4.23 Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2022, an Officers’ Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Except receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officers’ Certificate delivered to it pursuant to this Section 4.23, duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

Section 4.24 Listing. The Issuer will use its commercially reasonable efforts to list and maintain a listing of the Notes on the SGX-ST; provided that if (1) as a result of applicable rules and regulations relating to listing on the SGX-ST, the Issuer could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Issuer would otherwise use to prepare its published financial information, or (2) the Issuer determines that it is unduly burdensome to maintain a listing on the SGX-ST, in each case, the Issuer may delist the Notes from the SGX-ST in accordance with the rules of the SGX-ST and shall use its commercially reasonable efforts to list and maintain a listing of the Notes on an alternative admission to listing, trading and/or quotation for the Notes on a different listing authority, stock exchange and/or quotation system (each, a “System”) as the Issuer may decide, such that, in each case, the Notes are considered publicly issued under Mexican law and the Issuer complies with any undertakings required by such System in connection with the Notes and furnishes to such System all such information as the rules of such System may require in connection with the listing, trading and/or quotation of the Notes.

Section 4.25 Payment of Taxes and Other Claims. Each of the Issuer and the Subsidiaries will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer or the Guarantors, as applicable, or for which it is otherwise liable, or upon the income, profits or property of the Issuer or the Subsidiaries, as applicable; provided, however, that each of the Issuer and the Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer or the Subsidiaries, as applicable), are being maintained in accordance with IFRS or where the failure to effect such payment would not have a material adverse effect upon the financial condition of the Issuer, the Guarantors and its Subsidiaries taken as a whole.

Section 4.26 Repurchase of Notes pursuant to the PLM Stock Participation Transaction. If the PLM Stock Participation Transaction has not been consummated on or prior to the date that is six months from the Issue Date (such date, the “PLM Mandatory Offer Trigger Date”), then the Holders will have the right to require the Issuer to repurchase up to $187,500,000 (the “Dedicated PLM Amount”) of the Notes (the “PLM Mandatory Offer”), at a purchase price (the “PLM Mandatory Offer Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the purchase date. If the aggregate principal amount of Notes tendered into such PLM Mandatory Offer exceeds the Dedicated PLM Amount, the Notes to be purchased will be selected on a pro rata basis and in accordance with DTC procedures, as applicable. Within thirty (30) days following the PLM Mandatory Offer Trigger Date, the Issuer shall cause or caused to be sent to each Holder of Notes, at such Holder’s address appearing in the Register, a notice stating: (1) the PLM Mandatory Offer Trigger Date has occurred and a PLM Mandatory Offer is being made pursuant to this Section 4.26; (2) the PLM Mandatory Offer Purchase Price and purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed; and (3) the procedures that Holders of Notes must follow in order to validly tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment. The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the PLM Mandatory Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.26, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.26 by virtue of such compliance.

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01 Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Assets. None of the Issuer or any Guarantor will consolidate with or merge with or into, spin-off or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person (other than any consolidation, merger, sale, conveyance, transfer, disposition or lease of all or substantially all assets pursuant to the Plan of Reorganization), except that:

(a) a Guarantor may merge with or into, or spin-off or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person if:

(i) the resulting, surviving or transferee Person (if not the Issuer, another Guarantor or such Guarantor) will be a Person organized and existing under the laws of Mexico or a Qualified Merger Jurisdiction, the laws of the jurisdiction under which such Guarantor was organized or any other country whose long-term debt has a Minimum Rating as of the effective date of such transaction, and such Person expressly assumes, by a supplemental indenture to this Indenture and supplements to the Collateral Documents, executed and delivered to the Trustee and the Collateral Agent, all obligations of such Guarantor under the Notes, the Note Guarantees, this Indenture and the Collateral Documents, as applicable;

(ii) immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing; and

(iii) the Issuer will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from independent legal counsel, each stating that such merger, sale, conveyance, spin-off, transfer, disposal or lease and such supplemental indenture and supplements to the Collateral Documents, if any, comply with this Indenture and the Collateral Documents;

provided that (i) clause (i) shall not apply to any merger, sale, conveyance, or spin-off, transfer, disposal of a Guarantor or lease of all of a Guarantors’ assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, with or to any person that is not an Affiliate of the Issuer or Guarantor so long as such transaction or series of related transactions does not constitute all or substantially all of the Issuer’s and Guarantors’ assets as an entirety or substantially as an entirety and (ii) clause (ii) shall not apply to the consolidation or merger of any Guarantor with or into the Issuer or any other Guarantor, as applicable; and

(b) the Issuer may merge with or into, or spin-off or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person, if:

(i) the resulting, surviving or transferee Person will be a Person organized and existing under the laws of Mexico or a Qualified Merger Jurisdiction, and such Person (if not the Issuer) expressly assumes, by a supplemental indenture to this Indenture and supplements to the Collateral Documents, executed and delivered to the Trustee and the Collateral Agent, all obligations of the Issuer under the Notes, this Indenture and the Collateral Documents, as applicable;

(ii) immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing;

(iii) the Fixed Charge Coverage Ratio shall be equal to or greater than 2.0 to 1.0; and

(iv) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from independent legal counsel, each stating that such merger, sale, conveyance, spin-off, transfer, disposal or lease and such supplemental indenture and supplements to the Collateral Documents, if any, comply with this Indenture and the Collateral Documents.

The Trustee shall be entitled to conclusively rely with no liability therefor on and shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01.

Section 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor in accordance with Section 5.01 in which the Issuer or such Guarantor is not the continuing obligor or Guarantor, as the case may be, under this Indenture, the surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Issuer or Guarantor herein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Note Guarantees, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01 Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(a) any default in any payment of interest (including any related Additional Interest) on any Note when the same becomes due and payable, and such default continues for a period of five (5) days;

(b) any default in the payment of principal of or premium on (including any related Additional Interest) any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(c) the Issuer or any Subsidiary (other than any Immaterial Subsidiary) fails to comply with Section 4.04 (solely with respect to the Issuer), 4.10, 4.26 or 5.01;

(d) the Issuer or any Subsidiary (other than any Immaterial Subsidiary) fails to comply with any of their covenants or agreements in the Notes, Note Guarantees, this Indenture or the Collateral Documents (other than those referred to in (a), (b) and (c) above), and such failure continues for thirty (30) days;

(e) the Issuer or any Guarantor defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any such Guarantor (or the payment of which is guaranteed by the Issuer or any such Guarantor) whether such Indebtedness or guarantee now exists (other than any pre-petition Indebtedness that has been discharged under the Plan of Reorganization), or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its Stated Maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, totals US$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(f) one or more final judgments or decrees for the payment of money of US$50,000,000 (or the equivalent thereof in other currencies at the time of determination) or more in the aggregate (to the extent not covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Issuer or any Guarantor and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within sixty (60) days following commencement of such enforcement proceedings or (ii) there is a period of sixty (60) days after such judgment becomes final during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(g) a decree or order by a court having jurisdiction shall have been entered adjudging the Issuer or a Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, concurso mercantil or quiebra of or by the Issuer or a Guarantor under any applicable bankruptcy, insolvency or other similar law and such decree or order continues undischarged or unstayed for a period of sixty (60) days; or a decree or order by a court having jurisdiction for the appointment of a receiver, liquidator, síndico, conciliador or similar official for the liquidation or dissolution of the Issuer or a Guarantor shall have been entered, and such decree or order continues undischarged or unstayed for a period of sixty (60) days; provided that any Guarantor may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer or a Guarantor;

(h) the Issuer or a Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil, quiebra or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, conciliador, liquidator, assignee, custodian, trustee or similar official of the Issuer or a Guarantor or for all or substantially all of the property of the Issuer or a Guarantor or (iii) effects any general assignment for the benefit of creditors;

(i) the Note Guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms hereof) or a Guarantor denies or disaffirms its obligations under this Indenture or any such Note Guarantee, other than by reason of the release of the Note Guarantee in accordance with the terms of Section 10.08;

(j) (x) the Liens created by the Collateral Documents shall at any time cease to constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by the Indenture or the Collateral Documents) other than (A) in accordance with the terms of the relevant Collateral Document and the Indenture, (B) the satisfaction in full of all obligations under the Indenture or (C) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents and (y) such default continues for thirty (30) days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the then Outstanding Notes; provided that such default relates to Liens in excess of US$50,000,000; and

(k) unless all the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents, the Issuer shall assert or a Guarantor shall assert, in any pleading in a court of competent jurisdiction, with respect to any Collateral, that any such security interest is invalid or unenforceable.

(l) prior to PLM becoming a Subsidiary of the Issuer, the Issuer and its Subsidiaries, directly or indirectly (including through the trust owning the equity interests of PLM or otherwise) or the directors of PLM appointed by the Issuer or any of its Subsidiaries approve, otherwise consent to or otherwise fail to disapprove or vote against any transaction by virtue of which PLM incurs Indebtedness for borrowed money or Liens securing Indebtedness for borrowed money in an aggregate amount in excess of the greater of (i) US$50,000,000 and (ii) 100% of PLM’s Consolidated EBITDA for the four most recently completed fiscal quarters for which financial statements have been delivered pursuant to Section 4.06.

An Event of Default under clause (e) of this Section 6.01 and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within twenty (20) days after such Event of Default arose:

(i) the Indebtedness that is the basis for such Event of Default has been discharged;

(ii) holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(iii) the default that is the basis for such Event of Default has been cured.

As long as the insolvency laws of the jurisdiction in which the Issuer or any Subsidiary or Guarantor are organized provide for restrictions on or sanctions associated with the ability of the Trustee or the Holders of the Notes to, directly or indirectly, exercise the right to declare an Event of Default under clauses (g) and (h), nothing in clauses (g) and (h) shall (1) prevent the commencement of any reorganization proceeding in such jurisdiction, whether voluntary or involuntary, in respect of the Issuer or any Guarantor, (2) prohibit the Issuer or any Guarantor from entering into a reorganization proceeding, or (3) cause an unfavorable effect (efecto desfavorable) upon the Issuer or any Guarantor.

Section 6.02 Acceleration of Maturity, Rescission and Amendment. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)) occurs and is continuing, the Trustee (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest, applicable premium (if any) and any Additional Interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs and is continuing, then the principal of and accrued and unpaid interest, applicable premium (if any) and any Additional Interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Required Holders by written notice to the Issuer and the Trustee may rescind or annul such declaration if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Interest) as provided herein and (D) all sums paid or advanced by the Trustee and Agents hereunder and the reasonable compensation, expenses, disbursements and advances of, and indemnity due to, the Trustee and Agents and their agents and counsel; and

(ii) all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

(c) No rescission pursuant to this Section 6.02 shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

(d) [Reserved]

(e) Upon (i) the acceleration of amounts due under the Notes in accordance with the this Section 6.02 or (ii) the occurrence of any of the Events of Default under Section 6.01(a), (b), (f), (g), (h), (i) or (l) (each, an “Enforcement Event”), the Collateral Agent shall be entitled to vote the pledged shares as directed by the Trustee (acting at the direction of the Required Holders).

Section 6.03 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Trustee, in its own name as trustee of an express trust (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding), (i) shall institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Interest), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Interest) shall be legally enforceable, upon any overdue installment of interest (including Additional Interest), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee, its agents and counsel, (ii) shall prosecute such proceeding to judgment or final decree and (iii) shall enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor under the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee shall (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holder a party to any such proceedings.

Section 6.04 Other Remedies. (a) Upon the occurrence, and during the continuation of an Event of Default, interest on the Notes and interest on overdue interest and other obligations hereunder shall accrue at the Default Rate.

(b) If an Event of Default occurs and is continuing, the Trustee shall (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) pursue any available remedy to collect the payment of principal of or interest (including Additional Interest) on the Notes or to enforce the performance of any provision of the Notes or this Indenture. For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Issuer and each Guarantor hereby grants to the Collateral Agent, an irrevocable, non-exclusive, worldwide, royalty-free (and free of any other obligation of payment) license to use, assign, license or sublicense any of the intellectual property subject to IP Pledge now owned, licensed or hereafter acquired by the Issuer or such Guarantor.

Section 6.05 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06 Application of Money Collected. Any money collected by the Trustee (or the Principal Paying Agent on behalf of the Trustee) pursuant to this Article VI shall be applied in the following order:

FIRST: ratably to the Trustee, the Registrar, the Transfer Agent, the Principal Paying Agent and the Collateral Agent for amounts due to it hereunder (including, without limitation, under Section 7.06);

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Interest), respectively; and

THIRD: to the Issuer or, to the extent the Trustee or a Paying Agent collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least fifteen (15) days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.07 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

(c) such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and provision of security or indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Required Holders.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.08 Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under

Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Holders. The Required Holders may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Section 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.13 Waiver of Past Defaults and Events of Default. Subject to Section 6.02, the Required Holders by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.14 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15 Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE AND AGENTS

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has received written notification thereof in accordance with the terms of this Indenture, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default in the case of the Trustee only, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07 or exercising any trust or power conferred upon it under this Indenture.

(d) The Trustee shall not be liable for interest on any money received by it except as each may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or the Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the willful misconduct or negligence of any agent or attorneys appointed with due care.

(d) Any request, direction, order or demand of the Issuer shall be sufficiently evidenced by an Officers’ Certificate of the Issuer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Issuer may be evidenced to the Trustee or any Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Issuer.

(e) The Trustee shall not be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders or the Required Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

(f) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture, provided that the conduct of the Trustee does not constitute willful misconduct, gross negligence or bad faith.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless, in the case of the Trustee, requested in writing by the Required Holders; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be reimbursed by the Issuer upon demand.

(j) Neither the Trustee nor any Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Agent may otherwise agree with the Issuer. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

(k) In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

(m) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including its Agent roles), and to each agent, custodian and other Person employed to act hereunder.

(o) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee and any Collateral Agent, Paying Agent, Registrar or co-registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.04 Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults and Events of Default. The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to a Responsible Officer by the Issuer or any Holder. If a Default or Event of Default occurs and is continuing, and if it is known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default or Event of Default within ninety (90) days after a Responsible Officer of the Trustee receives such written notification of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest or any Additional Interest on, any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Compensation and Indemnity. (a) The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and duly documented or invoiced out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and duly documented expenses of counsel retained by the Trustee, in addition to the compensation for its services. Such expenses shall include the reasonable and duly documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Payments of any such expenses by the Issuer to the Trustee shall be made free and clear of and without deducting or withholding an amount for or on account of any present or future Taxes.

(b) The Issuer and the Guarantors shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and duly documented or invoiced expenses, excluding, for the avoidance of doubt, any taxes on fees paid to the Trustee or the Agents) incurred by it without negligence or willful misconduct on its part in connection with the acceptance and administration of this trust, the performance of its duties hereunder and the exercise of its rights hereunder (including in respect of the Trustee’s reliance on any certificate required or permitted to be delivered hereunder or on the failure by the Issuer or the Guarantors to deliver such required certificate), including the costs and expenses of enforcing this Indenture (including this Section 7.06) and of defending itself against any claims (whether asserted by any Holder, the Issuer, the Guarantors or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer and the Guarantors of their obligations hereunder. Neither the Issuer nor the Guarantors are required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own gross negligence or willful misconduct, as determined by a competent court of appropriate jurisdiction in a final, non- appealable judgment.

(c) To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuer.

(d) The Issuer’s indemnification and payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.06 or Section 6.06.

Section 7.07 Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may, upon thirty (30) days prior notice to the Trustee, remove the Trustee by so notifying the Trustee in writing and may appoint a successor trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Issuer shall promptly appoint a successor trustee.

(c) A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to Holders and, if and so long as the Notes are admitted to listing on the SGX-ST and the rules of such exchange so require, the successor trustee shall also publish notice as described in Section 11.02. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor trustee, subject to the lien provided for in Section 7.06.

(d) If a successor trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuer, the Issuer or the Required Holders may petition any court of competent jurisdiction for the appointment of a successor trustee.

(e) If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

Section 7.09 Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Discharge of Liability on Notes. (a) This indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Outstanding Notes when (i) either (1) all the Notes heretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (2) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or will become due and payable within one (1) year or (y) are to be called for redemption within one (1) year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in each case, the Issuer or the Guarantors, have irrevocably deposited or caused to be deposited with the

Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient, in the opinion of a nationally recognized firm of independent public accountants, without reinvestment to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to such payment; (ii) if in any such case no Default or Event of Default has occurred and is continuing on the date of such deposit after giving effect thereto; (iii) the Issuer pays all other sums payable hereunder and under the Notes by the Issuer and (iv) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.01(c), 8.02 and 8.06, the Issuer or any Guarantor at any time may terminate (i) all of the Issuer’s obligations under this Indenture, the Notes and the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Issuer under Sections 4.02, 4.03, 4.04, 4.05, 4.07 through 4.25 and 5.01(b) and 5.02, the operation of Sections 6.01(d), 6.01(f), 6.01(j) and 6.01(k) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Issuer or any Guarantor of the legal defeasance option or the covenant defeasance option, each Guarantors’ obligations under its Note Guarantee will terminate.

If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(b), 6.01(c), 6.01(d), 6.01(e) or (f).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer or any Guarantor, the Trustee shall acknowledge in writing the discharge of the obligations of the Issuer and the Guarantors hereunder except those specified in Section 8.01(c).

(c) Notwithstanding Section 8.01(a) and Section 8.01(b), Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer and the Guarantors pursuant to Sections 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, each Guarantors’ obligations to pay fully and punctually all amounts payable by the Issuer or any Guarantor to the Trustee under this Indenture shall survive.

Section 8.02 Conditions to Defeasance. The Issuer or a Guarantor may exercise the legal defeasance option or the covenant defeasance option only if:

(a) the Issuer or such Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of, premium, if any, and interest on all the Notes to Maturity or redemption;

(b) the Issuer or such Guarantor delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay the principal of, premium, if any, and interest on all the Notes when due at Maturity or on redemption, as the case may be;

(c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(d) the deposit does not constitute a default or event of default under any other agreement binding on the Issuer or Guarantor;

(e) the Issuer or such Guarantor delivers to the Trustee an Opinion of Counsel with respect to Mexican tax matters stating that, under Mexican law, Holders (other than Mexican Persons) (1) shall not recognize income, gain or loss for Mexican income tax purposes as a result of such deposit and defeasance and shall be subject to Mexican tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) payments from the defeasance trust to any such Holder shall be subject to withholding or deduction for or on account of any taxes, duties, assessments or other governmental charges under Mexican law in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(f) in the case of the legal defeasance option, the Issuer or the Guarantor deliver to the Trustee an Opinion of Counsel with respect to U.S. federal income tax matters stating that (1) the Issuer or such Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(g) in the case of the covenant defeasance option, the Issuer or such Guarantor delivers to the Trustee an Opinion of Counsel with respect to U.S. federal income tax matters to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(h) the Issuer or such Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Issuer or any Guarantor may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

Section 8.03 Application of Trust Money. The Trustee or the Paying Agent on behalf of the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Principal Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04 Repayment to Issuer. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Issuer upon request, any excess cash or U.S. Government Obligations held by them.

The Trustee and each Paying Agent shall pay to the Issuer, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Issuer.

Section 8.05 Indemnity for U.S. Governmental Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.01 Without Consent of Holders. The Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents without notice to or consent or vote of any Holder for the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) [reserved];

(c) to comply with Section 5.01;

(d) to add to the covenants of the Issuer or the Guarantors for the benefit of the Secured Parties;

(e) to surrender any right herein conferred upon the Issuer or the Guarantors;

(f) to evidence and provide for the acceptance of an appointment by a successor trustee or Collateral Agent;

(g) to evidence the succession of another entity to the Issuer or the Guarantors and the assumption by any such successor of the obligation of the Issuer or the Guarantors under the Notes, this Indenture and the Note Guarantees, as applicable, in compliance with Section 5.02 hereof;

(h) to provide for the issuance of Additional Notes permitted hereunder;

(i) to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release, termination or discharge is permitted by this Indenture;

(j) to make any other change that does not adversely affect the legal rights or interests of the Holders;

(k) to comply with any applicable requirements of the SEC, including in connection with a required qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;

(l) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents, or any release of Collateral pursuant to the terms of this Indenture or any of the Collateral Documents;

(m) to add additional assets as Collateral;

(n) to amend the Collateral Documents in a manner that does not adversely affect the legal rights or interest of the Holders;

(o) to provide for the issuance of Notes, related guarantees thereof and liens securing Notes; or

(p) to enter into any Pari Passu Intercreditor Agreement and any First Lien/Second Lien Intercreditor Agreement in accordance with this Indenture.

provided that the Issuer has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Issuer and each Guarantor must consent to any amendment or supplement hereunder.

Section 9.02 With Consent of Holders. Except as specified in Section 9.01, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or the Collateral Documents with the written consent of the Required Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Required Holders may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of Holders of at least 66 2/3% in principal amount of the Outstanding Notes, any such amendment, waiver, supplement or other modification may not (i) release or have the effect of releasing or subordinating all or substantially all of the Liens securing the obligations under the Notes or (ii) release all or substantially all of the value of the Note Guarantees; provided, further, that, without the consent of each Holder affected, an amendment or waiver may not:

(a) reduce the principal amount of or change the Stated Maturity of any payment on any Note;

(b) reduce the stated rate of any interest on any Note;

(c) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed (other than provisions related to the number of days of notice to be given in the event of a redemption);

(d) change the currency for payment of principal of, or interest or any Additional Interest on, any Note;

(e) impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;

(f) waive a Default or Event of Default in payment of principal of and interest on the Notes;

(g) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(h) make any change in this first paragraph of this Section 9.02; or

(i) contractually subordinate the Notes or the Note Guarantees in right of payment to any other obligations.

For the avoidance of doubt, Section 4.10 and related definitions may be amended, supplemented or waived with the consent of the Required Holders.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Issuer shall mail to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.

The Issuer and each Guarantor must consent to the amendment, supplement or waiver under this Section 9.02.

Section 9.03 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder, if such Holder or subsequent Holder states that such consent or waiver is revocable, may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one (1) Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than one hundred and twenty (120) days after such record date.

Section 9.04 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Issuer may require the Holder to deliver the Note to the Trustee. If so instructed by the Issuer, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and, upon receipt of a Company Order, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.05 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, in addition to the documents required by Section 11.04, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuer in accordance with its terms.

Section 9.06 Payment for Consent. Neither the Issuer nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

GUARANTEES

Section 10.01 The Note Guarantees. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety and on an unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of any obligations of the Issuer and any other Guarantor under this Indenture and the Notes (a “Note Guarantee”). Each Guarantor further agrees (to the extent permitted by law) that the obligations of the Issuer and any other Guarantor under this Indenture and the Notes (the “Guaranteed Obligations”) may be modified in any manner and may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any modification, extension or renewal of any Guaranteed Obligation. Each Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

Section 10.02 Waiver by the Guarantors. (a) Each Guarantor waives notice of any Default under this Indenture, the Notes or the Guaranteed Obligations. The obligations of the Guarantors hereunder shall not be affected by:

(i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise;

(ii) any extension or renewal of any thereof;

(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

(iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them;

(v) the failure of any Holder to exercise any right or remedy against any other Guarantor; or

(vi) any change in the ownership of the Issuer.

(b) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Trustee or any Holder to any security held for payment of the Guaranteed Obligations.

(c) Each Guarantor further expressly waives irrevocably and unconditionally:

(i) any right it may have to require any Holder or the Trustee to first proceed against, initiate any actions before a court of law or any other judge or authority, or enforce or complete the enforcement of any rights or security (or apply as payment in respect of such security) or claim or complete any claim for payment from the Issuer or any other Person (including any other guarantor) before initiating a claim or continuing to claim against it as Guarantor under this Indenture or the Notes;

(ii) any right to which it may be entitled to have the assets of the Issuer or any other Person (including any other Guarantor) first be used, applied or depleted as payment of the Issuer’s obligations hereunder, prior to any amount being claimed from or paid by such Guarantor hereunder;

(iii) any right to which it may be entitled to have claims hereunder divided between such Guarantor and the Issuer; and

(iv) to the greatest extent applicable, and even though it is not a surety obligation, the benefits of orden, excusión, división, quita, novación, espera and modificación and any right specified in Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2826, 2827, 2830, 2836, 2840, 2842, 2844, 2845, 2846, 2847, 2848, and 2849 and any other related to the irrevocable and unconditional nature of the Note Guarantee of the Mexican Federal Civil Code (Código Civil Federal), and the correlative articles of the Códigos Civiles of each State of the United Mexican States and Mexico City. Each Guarantor represents that it is familiar with the contents of these Articles, and other related articles, and agrees that such articles need not be reproduced herein; and

(v) in the event Holders grant Issuer an extension of time or a grace period, each Guarantor waives any right and benefit that may be available to each Guarantor pursuant to Articles 2846, 2847, 2848, 2849 and any other related to the irrevocable and unconditional nature of the Note Guarantee of the Mexican Federal Civil Code (Código Civil Federal), and the correlative articles of the Códigos Civiles of each State of the United Mexican States and Mexico City. Each Guarantor represents that it is familiar with the contents of these articles, and other related articles, and agrees that such articles need not be reproduced herein.

Section 10.03 No Reduction, Limitation, Impairment or Termination. (a) Except as set forth in Section 10.07, Section 10.08 and Article VIII, the obligations of the Guarantors hereunder shall not be subject to any reduction, deduction, compensation, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, combination of accounts, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(b) Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Trustee or any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 10.04 Promise to Pay. In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee any amount owed to it and to the Holders an amount equal to the sum of:

(a) the unpaid amount of such Guaranteed Obligations then due and owing: and

(b) accrued and unpaid interest, if any, on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law);

provided, that any delay by the Trustee in giving such written demand shall in no event affect the Guarantors’ obligations under the Note Guarantee.

Section 10.05 Acknowledgement of Consideration. Each Guarantor acknowledges and represents that (a) it will receive sufficient valuable direct or indirect benefits as a result of the entering into of this Indenture; (b) it is not considered insolvent under the criteria set forth in the Mexican Bankruptcy Law (Ley de Concursos Mercantiles); and (c) it is not subject to concurso mercantil or quiebra proceedings and it has no reason to believe that any such proceeding may be initiated or that it will be declared in concurso mercantil or quiebra.

Section 10.06 Acceleration. Subject to Section 10.07, each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Trustee and the Holders, on the other hand:

(a) the maturity of the Guaranteed Obligations may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and

(b) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of the Note Guarantee.

Section 10.07 Limitation on Liability. The obligations of the Guarantors hereunder will be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guaranteed Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

Section 10.08 Termination, Release and Discharge. Each Guarantor shall be released and relieved of its obligations under the Note Guarantee in the event that:

(a) a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Issuer or a Subsidiary) or otherwise permitted by this Indenture; or

(b) defeasance or discharge of the Notes, as provided in Article VIII, subject to those obligations of each Guarantor that shall survive defeasance or discharge;

provided, that the transaction is carried out pursuant to and in accordance with all other applicable provisions hereof. At the request of the Issuer, the Trustee shall execute and deliver an instrument evidencing such release, which shall not require the consent of the Holders.

Section 10.09 No Subrogation. Each Guarantor agrees that it shall not be entitled to any right of indemnity, exoneration, contribution, reimbursement, recourse or subrogation in respect of any Guaranteed Obligations until payment in full in U.S. Dollars of all Guaranteed Obligations. If any amount shall be paid to the Guarantors on account of such indemnity, exoneration, contribution, reimbursement, recourse or subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full in U.S. Dollars, such amount shall be held by the Guarantors in trust for the Trustee and the Holders, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by the Guarantors, be turned over to the Trustee in the exact form received by the Guarantors (duly endorsed by the Guarantors to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 11.02 Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:

To the Issuer and the Guarantors:

Grupo Aeroméxico, S.A.B. de C.V.

Paseo de la Reforma 243 (25th Floor)

Col. Cuauhtémoc

Mexico City 06500

Mexico

Attention: Mr. Andrés Conesa Labastida, CEO; Mr. Ricardo Javier Sánchez Baker, CFO;

Claudia Angélica Cervantes Muñoz, General Counsel

Email: [***]

Telephone: [***]

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

United States of America

Attention: Timothy Graulich, Vanessa Jackson and Maurice Blanco

Email: [***]

To the Trustee, Registrar, Transfer Agent or Principal Paying Agent,

The Bank of New York Mellon

Corporate Trust Administration- Global Finance Americas

240 Greenwich Street, Floor 7 East

New York, New York 10286

USA

Telephone: [***]

To the Collateral Agent:

UMB Bank National Association

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

E-mail: [***]

Notices or communications to the Issuer and the Guarantors will be deemed given if given to the Issuer.

Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given, if a Global Note, in accordance with Applicable Procedures, and, if a Certificated Note, by the mailing of first class mail, postage prepaid, of such notice to Holders at their registered addresses as recorded in the Register.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

From and after the date the Notes are admitted to listing on the SGX-ST and the rules of the SGX-ST so require, notices shall be published in a daily newspaper of general circulation in Singapore. If publication in Singapore is impracticable, the Issuer shall make the publication elsewhere in Asia. For purposes of this Section 11.02, a “daily newspaper” is a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Singapore or, when applicable, elsewhere in Asia. The Holders shall be presumed to have received such notices on the date the Issuer first publishes them. If the Issuer is unable to give notice as described in this Section 11.02 because the publication of any newspaper is suspended or it is otherwise impractical for the Issuer to publish the notice, then the Issuer, or the Trustee acting on instructions from the Issuer and at the Issuer’s expense, shall give the Holders notice in another form. That alternate form of notice shall be sufficient notice to the Holders.

Section 11.03 Electronic Instructions to Trustee. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, except as may result from its own gross negligence or willful misconduct. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.04 Officers’ Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture or any Collateral Document, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05 Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

(a) a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(b) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

Section 11.06 Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agent and the Transfer Agent may make reasonable rules for their functions.

Section 11.07 Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under or in connection with the Notes or the Note Guarantees, as the case may be, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall indemnify, to the extent permitted by applicable law, the Trustee or such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase.

For the purposes of this Section 11.07, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 11.08 No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee, respectively, under this Indenture or the Notes or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 11.09 Legal Holidays. In any case where any Interest Payment Date or Redemption Date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or date of Maturity, as the case may be, on account of such delay.

Section 11.10 Governing Law and Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS BY ACCEPTANCE OF THE NOTES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OTHER JURISDICTION THAT COULD APPLY BY VIRTUE OF ITS PRESENT OR FUTURE DOMICILE OR ANY OTHER REASON AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION RELATED HERETO.

Section 11.11 Consent to Jurisdiction; Waiver of Immunities. (a) Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Note Guarantees or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”)) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts, irrevocably waive any rights to which any of them may be entitled on account of place of residence or present or future domicile, and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the Issuer and the Guarantors irrevocably appoints Cogency Global Inc. (the “Authorized Agent”) as its agent to accept and acknowledge on their behalf service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. Each of the Issuer and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and to the effect set forth in the preceding sentence, each of the Issuer and the Guarantors have granted to such Authorized Agent an irrevocable power of attorney for lawsuits and collections (poder irrevocable para pleitos y cobranzas) before a Mexican notary public, governed by the laws of Mexico, and shall provide evidence that the fees for the appointment of Process Agent from the date hereof through the Stated Maturity of the Notes are fully paid in advance. Each of the Issuer and the Guarantors further agrees to take any and all action to continue such appointment in full force and effect as aforesaid. Subject to applicable law, personal service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 11.12 Successors and Assigns. All covenants and agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.13 Multiple Originals and Counterparts; Electronic Execution. The parties may sign any number of copies of this Indenture, including in electronic pdf format. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page of this Indenture by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf’, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Indenture. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.14 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 11.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16 USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee and Collateral Agent, like all financial institutions, are required to obtain, verify and record information that identifies each Person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee or the Collateral Agent with such information as the Trustee or Collateral Agent may request in order for the Trustee or Collateral Agent to satisfy the requirements of the USA Patriot Act.

Section 11.17 Trustee Compliance with FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time that a foreign financial institution, issuer, paying agent, Holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer and the Guarantors agree (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions), to the extent the Issuer or any Guarantor has access to such information, so the Trustee can determine whether it has tax related obligations under applicable law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with applicable law for which the Trustee shall not have any liability except as may result from its own gross negligence or willful misconduct and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such applicable law except as may result from its own gross negligence or willful misconduct. The terms of this section shall survive the termination of this Indenture.

Section 11.18 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 11.19 Limited Incorporation by Reference of Trust Indenture. This Indenture is not subject to the mandatory provisions of the Trust Indenture Act. The provisions of the Trust Indenture Act are not incorporated by reference in or made part of this Indenture unless specifically provided herein.

Section 11.20 OFAC Certification. The Issuer covenants and represents that neither it nor any of its Affiliates or Subsidiaries, their respective directors or officers are the target or subject of any sanctions enforced by the Unites States Government (including the Office of Foreign Assess Control of the United States Department of Treasury), the United Nations Security Counsel, the European Union, the HM Treasury or other relevant sanctions authority (collectively “Sanctions”). The Issuer covenants and represents that neither it nor any of its Affiliates or Subsidiaries, their respective, directors or officers will use any funds raised pursuant to the issuance of the Notes (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

ARTICLE XII

COLLATERAL

Section 12.01 Collateral Documents. (a) The due and punctual payment of the principal of, premium and interest (including Additional Interest, if any) on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Note Guarantees, and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Issuer’s and the Guarantors’ respective obligations hereunder.

(b) The Issuer and the Guarantors shall deliver to the Trustee copies of all Collateral Documents and all notices and other documents delivered to the Collateral Agent pursuant to the Collateral Documents.

Section 12.02 Release of Collateral. (a) Subject to Sections 12.02(b), (c), and (d), the Liens securing the Notes will be automatically released, and the Trustee (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release (in each case, without representation, warranty or recourse), or instruct the Collateral Agent to execute, as applicable, the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon:

(A) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other obligations under this Indenture;

(B) satisfaction and discharge of this Indenture as set forth under Article VIII;

(C) a Legal Defeasance or Covenant Defeasance as set forth under Article VIII;

(ii) in part, as to any asset constituting Collateral:

(A) that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor to any Person that is not an Affiliate of the Issuer or a Guarantor in a transaction permitted by this Indenture and the Collateral Documents,

(B) that is held by a Guarantor that is released from its Note Guarantee pursuant to Section 10.08,

(C) with respect to any Aircraft that constitutes Collateral, in connection with any financing (solely to the extent a security interest in such Aircraft would be prohibited or restricted by the related financing documents) of such Aircraft, or

(D) that is otherwise released in accordance with this Indenture or the Collateral Documents.

(b) With respect to any release of Collateral, the Trustee and the Collateral Agent shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release have been satisfied, that such release is authorized or permitted by the terms of this Indenture and the Collateral Documents, and that the Trustee and the Collateral Agent are authorized and directed to execute and deliver the documents provided by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Issuer. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, Opinion of Counsel or direction and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate, Opinion of Counsel and direction.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a copy of a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to Section 12.02(a)(ii) of this Indenture or similar provisions in the Collateral Documents shall be effective as against the Holders.

(d) Notwithstanding anything to the contrary in this Section 12.02 and the partial release of Liens in accordance with sections (a) and (b) above, Liens shall not be released in whole while other Secured Obligations (as defined in the Pledge and Security Agreement) are still outstanding.

Section 12.03 Suits to Protect the Collateral. Subject to the provisions of Article VII hereof and the Collateral Documents, the Collateral Agent, at the direction of the Trustee (acting at the direction of the Required Holders) and for the benefit of the Secured Parties, may take all actions the Collateral Agent may determine in order to:

(a) enforce any of the terms of the Collateral Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Collateral Documents, the Collateral Agent, at the direction of the Trustee (acting at the direction of the Required Holders) and for the benefit of the Secured Parties, shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or Collateral Agent may determine to preserve or protect their interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.04 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. Each of the Collateral Agent and Trustee (and the Principal Paying Agent on behalf of the Trustee) is authorized to receive any funds for the benefit of the Secured Parties distributed under the Collateral Documents, and to make further distributions of such funds to the Secured Parties according to the provisions of the Collateral Documents and this Indenture.

Section 12.05 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 12.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the lawful possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XII; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

Section 12.07 Collateral Agent. (a) Each of the Holders, by acceptance of the Notes, and the Issuer hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Collateral Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. In addition, for Mexican law purposes, each of the Holders hereby grants (or ratifies the granting, as applicable) to the Collateral Agent a comisión mercantil con representación in accordance with Articles 273, 274 and any other applicable Articles of the Commerce Code of Mexico (Código de Comercio) with such powers and authority as are delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, together with such actions and powers as are reasonably incidental thereto, as well as to act on its behalf as its agent in connection with any Collateral Documents under Mexican law, and authorizes the Collateral Agent to enter into any and all Collateral Documents under Mexican law and to hold the Collateral granted to it under such documents acting on behalf of and for the benefit of itself and of the Holders. Notwithstanding the foregoing, nothing herein or in the Collateral Documents shall require the Collateral Agent to be licensed to conduct business in Mexico, and the duties, rights, privileges, immunities and indemnities of the Collateral Agent hereunder and under the Collateral Documents shall be governed exclusively by the laws of the State of New York (other than, solely with respect to the Collateral,

Articles 273, 274 and any other applicable Articles of the Commerce Code of Mexico (Código de Comercio). The Collateral Agent agrees to act as such on the express terms and conditions contained in this Indenture and this Section 12.07. The provisions of this Section 12.07 are solely for the benefit of the Collateral Agent, and none of the Trustee, any of the Holders, the Issuer nor any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained in this Section 12.07 other than as expressly provided in Section 12.03.

(b) Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Debt Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Collateral Agent may perform any of its duties under this Indenture or the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (each, a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made with due care.

(c) Neither the Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to either of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor or Affiliate of any Guarantor, or any Officer or Related Person thereof, contained in this Indenture or any Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of the Issuer or any Guarantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder. Neither the Collateral Agent nor any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the existence of any Default or Event of Default, the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of the Issuer, any Guarantor or any Guarantors’ Affiliates.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Except as required by the Collateral Documents, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee as it determines and, if it so requests, it shall first receive security or be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as required by the Collateral Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. Subject to the provisions of the Collateral Documents, the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VII (subject to this Section 12.07).

(f) A Collateral Agent may resign at any time by giving thirty (30) days’ written notice to the Trustee, the Issuer and the Holders, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor Collateral Agent; provided that at any time while an Event of Default has occurred and is continuing, such appointment shall be made by the Required Holders. If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may (or at the written direction of the Required Holders, the Trustee shall), or the Issuer (so long as there is not a continuing Event of Default) or the Required Holders may, appoint, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which consent shall not be required during a continuing Event of Default), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Issuer (if such consent is required) pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall continue to hold any Collateral held or controlled by it solely as a bailee for the Secured Parties (subject to payment of its fees and expenses), but shall not be obligated to take any other action under the Indenture or the Collateral Documents with respect to the Collateral and the Trustee, the Required Holders, or the resigning Collateral Agent shall be entitled to petition a court of competent jurisdiction, at the sole expense of the Issuer, to appoint a successor. In addition, the Required Holders may remove the Collateral Agent by so notifying the Trustee, the Issuer and the Collateral Agent in writing, which removal shall become effective upon the appointment of a successor Collateral Agent by the Required Holders (which successor Collateral Agent shall be subject to the consent of the Issuer, which consent shall not be unreasonably withheld and which consent shall not be required during a continuing Event of Default). Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring or removed Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After a retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Section 12.07 (and Section 7.07) shall continue to inure to its benefit and such retiring or removed Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(g) Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for any misconduct or negligence on the part of any co-Collateral Agent, agent, attorney, custodian or nominee appointed with due care by it hereunder. The Collateral Agent shall not incur any liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Indenture or any Collateral Document conducted in a commercially reasonable manner. Each of the Issuer, each Guarantor, and the Holders (by each of their acceptance of the Notes) hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Collateral Agent accepts the first officer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer, each Guarantor, and the Holders (by each their acceptance of the Notes) hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and Issuer further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Holder for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

(h) The Collateral Agent and the Trustee, as applicable, are authorized and directed by the Issuer and the Holders (by acceptance of the Notes) to (i) enter into the Collateral Documents to which they are a party, whether executed before, on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents, (iii) bind the Holders on the terms as set forth in the Collateral Documents and (v) perform and observe its obligations under the Collateral Documents; provided that the Collateral Agent, in its capacity as the Collateral Agent under the Collateral Documents, shall not take any action under the Collateral Documents except at the written direction of the Trustee (acting at the written direction of Holders of the applicable percentage of Outstanding Notes or pursuant to a Company Order and Opinion of Counsel, in each case, to the extent permitted by the terms of this Indenture).

(i) If at any time or times the Trustee or the Paying Agent shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee or the Paying Agent from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee or the Paying Agent pursuant to Article VII, the Trustee or the Paying Agent shall promptly turn the same over to the Issuer or as otherwise required by law.

(j) Should the Trustee obtain possession of any Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any of the Issuer’s or the Guarantors’ property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Collateral Document other than pursuant to the instructions of the Trustee or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l) If the Issuer or any Guarantor (i) incurs or designates any obligation in respect of Additional First Lien Debt and (ii) delivers to the Trustee and Collateral Agent an Officers’ Certificate so stating and authorizing and directing the Trustee and Collateral Agent to enter into a Pari Passu Intercreditor Agreement with a designated agent or representative for the holders of the Additional First Lien Debt so incurred, the Trustee and Collateral Agent shall (and is hereby authorized and directed to) enter into such Pari Passu Intercreditor Agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee and Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder. The Collateral Agent shall not be obligated to enter into an intercreditor agreement with any holders of Additional First Lien Debt, unless such holders (or a representative acting on their behalf) shall have provided such Patriot Act and other “Know your Customer” information as is necessary for the Collateral Agent to satisfactorily complete its standard “Know your Customer” reviews and processes. The Collateral Agent shall have no obligation to enter into any intercreditor agreement that exposes the Collateral Agent to any personal liability or that is not otherwise reasonably satisfactory to the Collateral Agent acting solely for its own benefit and account.

(m) If the Issuer or any Guarantor (i) incurs or designates any obligation in respect of Second Lien Debt and (ii) delivers to the Trustee and Collateral Agent an Officers’ Certificate so stating and authorizing and directing the Trustee and Collateral Agent to enter into a First Lien/Second Lien Intercreditor Agreement with a designated agent or representative for the holders of the Second Lien Debt so incurred, the Trustee and Collateral Agent shall (and is hereby authorized and directed to) enter into such First Lien/Second Lien Intercreditor Agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Trustee and Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder. The Collateral Agent shall not be obligated to enter into an intercreditor agreement with any holders of Second Lien Debt, unless such holders (or a representative acting on their behalf) shall have provided such Patriot Act and other “Know your Customer” information as is necessary for the Collateral Agent to satisfactorily complete its standard “Know your Customer” reviews and processes.

(n) No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of a Collateral Agent) if it shall not have received indemnity or security satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Issuer or the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(o) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(p) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q) The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any Guarantor under this Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or any Collateral Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Guaranteed Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its obligations under this Indenture and the Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from Trustee (who may request further direction from the Holders) with respect to the administration of this Indenture or any Collateral Document.

(r) Upon the receipt by the Collateral Agent of a written request of the Issuer signed by one Officer of the Issuer (a “Collateral Document Order”), such Collateral Agent is hereby authorized and directed to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date to secure additional Collateral in favor of the Collateral Agent. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 12.07(s), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. Notwithstanding the foregoing, the Collateral Agent shall have no obligation to enter into any Collateral Document that exposes the Collateral Agent to any personal liability or that is not otherwise reasonably satisfactory to the Collateral Agent acting solely for its own benefit and account. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(s) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(t) Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Collateral Documents to which it is a party (or joinders thereto) and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction, or exercise any discretionary power, except discretionary rights and powers expressly contemplated hereby or by the Collateral Documents, without the written direction of the Issuer or the Trustee, as applicable. The Collateral Agent shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Collateral Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions from the Trustee, and if the Collateral Agent deems necessary, satisfactory indemnity of security, and shall not be liable for any such delay in acting. The Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture or any Collateral Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to”, “approved by”, “acceptable to”, “as determined by”, “in the discretion of’, “selected by”, “requested by” the Collateral Agent and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in accordance with the written direction of the Trustee.

(u) After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.

(v) The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and for turnover to the Paying Agent to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.06 hereof and the other provisions of this Indenture.

(w) [Reserved].

(x) Notwithstanding anything to the contrary in this Indenture or any Collateral Document, in no event shall the Collateral Agent nor the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, re-recording, re-filing, registering, perfection, protection or maintenance of the security interests, financial statement, perfection statement, continuation statement or other statement, or Liens intended to be created by this Indenture or the Collateral Documents in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Indenture or the Collateral Documents, neither shall the Collateral Agent nor the Trustee be responsible for, and neither the Collateral Agent nor the Trustee make any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(y) Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.04. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(z) The Issuer shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.06.

Section 12.08 Co-Collateral Agent. If at any time or times it shall be necessary in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Required Holders so request, the Trustee and the Issuer shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by such Collateral Agent, the Issuer and the Trustee, either to act as co-Collateral Agent or co-Collateral Agent of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate Collateral Agent or Collateral Agents any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Article XII without the concurrent consent of the Holders, and the Holders, by acceptance of the Notes, hereby appoint the applicable co- Collateral Agent as its trustee and attorney to act under the foregoing provisions of this Section 12.08 in such case. In no event, shall UMB Bank National Association be obligated to take possession of any Collateral in any jurisdiction outside the United States of America or otherwise take action with respect to Collateral if such action would require UMB Bank National Association to be required to be registered to conduct business with any Governmental Authority other than the United States of America or any jurisdiction therein or subject it to any taxation on income (or any filings with respect to taxes) in any such jurisdiction.

Section 12.09 Limitation of Liability of the Collateral Agent. The Collateral Agent is entering into this Indenture and the Collateral Documents not in its individual capacity but solely in its capacity as Collateral Agent under this Indenture and the Collateral Documents and in entering into such documents and acting hereunder and thereunder. Notwithstanding anything to the contrary contained herein or in any Collateral Document, the Collateral Agent shall be entitled to all the rights, protections, indemnifications and immunities granted to the Collateral Agent under this Indenture. The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent s shall not be construed as duties. Any exercise of discretion on behalf of the Collateral Agent shall be exercised in accordance with the terms of this Indenture and the Collateral Documents. Notwithstanding anything to the contrary contained herein or in any Collateral Document, and for the avoidance of doubt, any obligations of the Collateral Agent to indemnify, compensate or reimburse the any party under the terms of this Indenture and the Collateral Documents, shall be (i) an obligation of the Collateral Agent solely in its capacity as Collateral Agent under this Indenture and the Collateral Documents; (ii) limited solely to the funds available to it under this Indenture and the Collateral Documents at any point in time; (iii) limited solely to the scope of the Collateral Agent’s direction to a party to this Indenture and the Collateral Documents; and (iv) not applicable in the event of gross negligence or intentional misconduct of the applicable party to this Indenture and the Collateral Documents.

Section 12.10 Insurance. The Issuer and the Guarantors shall make commercially reasonable efforts to maintain (a) insurance at all times by financially sound and reputable insurers, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against, as is customary with companies in the same or similar businesses operating in the same or similar locations and (b) such other insurance as may be required by law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GRUPO AEROMEXICO S.A.B. DE C.V.

By:	/s/ Daniel Martínez Martínez
Name: Daniel Martínez Martínez
Title: Corporate Legal Director

By:	/s/ Ricardo Javier Sánchez Baker
Name: Ricardo Javier Sánchez Baker
Title: CFO

AEROVÍAS DE MEXICO, S.A. DE C.V.

By:	/s/ Daniel Martínez Martínez
Name: Daniel Martínez Martínez
Title: Corporate Legal Director

By:	/s/ Ricardo Javier Sánchez Baker
Name: Ricardo Javier Sánchez Baker
Title: CFO

AEROLITORAL, S.A. DE C.V.

By:	/s/ Daniel Martínez Martínez
Name: Daniel Martínez Martínez
Title: Corporate Legal Direction

By:	/s/ Ricardo Javier Sánchez Baker
Name: Ricardo Javier Sánchez Baker
Title: CFO

[Signature Page to Notes Indenture]

AEROVÍAS EMPRESA DE CARGO, S.A.

By:	/s/ Daniel Martínez Martínez
Name: Daniel Martínez Martínez
Title: Corporate Legal Direction

By:	/s/ Ricardo Javier Sánchez Baker
Name: Ricardo Javier Sánchez Baker
Title: CFO

[Signature Page to Notes Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Notes Indenture]

UMB BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Julius R. Zamora
Name: Julius R. Zamora
Title: Vice President

[Signature Page to Notes Indenture]

Exhibit A

to

Indenture

FORM OF NOTE

[FACE OF NOTE]

[If a Global Note Legend is applicable pursuant to the provisions of the Indenture, insert the following:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”), MAINTAINED BY THE NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR “CNBV”) AND, THEREFORE MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE NOTES MAY BE OFFERED IN MEXICO, TO INVESTORS THAT QUALIFY AS INSTITUTIONAL OR QUALIFIED INVESTORS AS DEFINED UNDER MEXICAN LAW AND RULES THEREUNDER, SOLELY PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN Article VIII OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES) AND REGULATIONS THEREUNDER. AS REQUIRED UNDER THE MEXICAN SECURITIES MARKET LAW, THE ISSUER WILL NOTIFY THE CNBV OF THE TERMS AND CONDITIONS OF THIS OFFERING AND THE ISSUANCE OF THE NOTES OUTSIDE OF MEXICO, INCLUDING THE PRINCIPAL CHARACTERISTICS, TERMS AND CONDITIONS OF THE NOTES AND THE OFFERING OUTSIDE MEXICO. SUCH NOTICE WILL BE DELIVERED TO THE CNBV TO COMPLY WITH Article VII, SECOND PARAGRAPH, OF THE MEXICAN SECURITIES MARKET LAW AND FOR INFORMATIONAL PURPOSES ONLY. THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE DOES NOT IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE NOTES, THE SOLVENCY, LIQUIDITY OR CREDIT QUALITY OF THE ISSUER OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH IN THE OFFERING MEMORANDUM. THE ACQUISITION OF THE NOTES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER ITS OWN RESPONSIBILITY.”]

Exhibit A-3

[If a Securities Act Legend is applicable pursuant to the provisions of the Indenture, insert the following:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY OF THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF RULE 144A NOTES: AND ON WHICH THE ISSUER INSTRUCT THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THE NOTES, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF US$200,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”]

[If a Regulation S Temporary Global Note Legend is applicable pursuant to the provisions of the Indenture, insert the following:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

Exhibit A-4

PRIOR TO EXPIRATION OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.”]

Exhibit A-5

Grupo Aeroméxico, S.A.B. de C.V.

US$[ ]

8.500% Senior Secured Notes Due 2027

[RESTRICTED 144A GLOBAL NOTE]

[RESTRICTED IAI GLOBAL NOTE]

[REGULATION S [TEMPORARY] GLOBAL NOTE]

[CERTIFICATED NOTE]

Representing US$______________________

8.500% Senior Secured Notes Due 2027

No. [R-1] [I-1] [S-1]

CUSIP No. [144A: 40054J AA7] [IAI: 40054J AB5] [Reg S: P4955J AA6]

ISIN No. [144A: US40054JAA79] [IAI: US40054JAB52] [Reg S: USP4955JAA62]

Principal Amount: US$ _____

Group Aeromexico, S.A.B. de C.V., a sociedad anónima bursátil de capital variable, organized and existing under the laws of Mexico (the “Company” or the “Issuer,” which terms include any successor under the Indenture referred to on the reverse hereof), for value received, hereby promise to pay to Cede & Co., or registered assigns, US$____, upon presentment and surrender of this Note on March 17, 2027 or on such date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture. Capitalized terms used but not defined herein shall have the meaning given to them in the Indenture.

Interest on the outstanding principal amount shall be borne at the rate of 8.500% per annum, and shall be payable quarterly in arrears on each March 17, June 17, September 17 and December 17 (each such date an “Interest Payment Date”), commencing on June 17, 2022, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that upon the occurrence and during the continuation of an Event of Default, the Issuer shall pay interest on principal, overdue interest and other obligations hereunder, to the extent lawful, at the rate borne by the Notes plus 2% per annum (the “Default Rate”).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-6

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: March 17, 2022

GRUPO AEROMÉXICO, S.A.B. DE C.V.

By:
Name: [•]
Title: [•]

Exhibit A-7

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name:
Title: Authorized Signatory

Exhibit A-8

[FORM OF REVERSE SIDE OF NOTE]

8.500% Senior Secured Notes Due 2027

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a duly authorized issue of 8.500% Senior Secured Notes Due 2027 of the Issuer. The Notes constitute secured unsubordinated obligations of the Issuer, initially in an aggregate principal amount of US$ [•].

1. Indenture.

The Notes are, and shall be, issued under an Indenture, dated as of March 17, 2022 (the “Indenture”), among the Issuer, the Guarantors party thereto, The Bank of New York Mellon, as trustee (the “Trustee”), transfer agent, registrar (the “Registrar”), and principal paying agent (the “Principal Paying Agent”) and UMB Bank National Association, as Collateral Agent (collectively, the “Agents” and each individually an “Agent”). The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, each Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue Additional Notes in an unlimited aggregate principal amount having the same terms and conditions as the Initial Notes in all respects, except for issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date. Additional Notes issued in this manner shall form a single series with the previously outstanding Notes and shall vote together as one class on all matters with respect to the Notes; provided that the Additional Notes will have a separate CUSIP number unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes.

The Indenture imposes certain limitations on consolidation, merger and transfers of assets involving the Issuer or the Guarantors and certain transactions with Affiliates. In addition, the Indenture covenants relating to the maintenance of the existence of the Issuer and the Guarantors and reporting requirements applicable to the Issuer and the Guarantors.

The Note is one of the [Initial]1 [Additional]2 Notes referred to in the Indenture. The Notes include the Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.13 of the Indenture.

To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

2. Principal.

The Issuer promises to pay the principal of this Note on March 17, 2027.

[1]	Include if Initial Note.
[2]	Include if Additional Note.

Exhibit A-9

3. Interest.

The Notes bear interest at the rate per annum shown above from March 17, 2022, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year (each such date, an “Interest Payment Date”), commencing on June 17. Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30 day months. The Issuer shall pay interest on principal, overdue interest and other obligations hereunder, to the extent lawful, at the Default Rate.

4. Method of Payment.

Payments of interest in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Persons shown on the register of the Registrar at the close of business on the fifteenth calendar day immediately preceding such Interest Payment Date (each, a “Record Date”).

Payments in respect of each Note shall be made by wire transfer if acceptable wire transfer information has been provided by the applicable Holder to the Principal Paying Agent, or otherwise by U.S. Dollar check drawn on a bank in The City of New York and may be mailed to the Holder of such Note at its address appearing in the Register. Upon written application by the Holder to the specified office of any Paying Agent not less than fifteen (15) days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payment of principal in respect of each Note shall be made on any Payment Date for such principal to the Person shown on the Register at the close of business on the fifteenth day immediately preceding such Payment Date.

All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 6 hereof. Except as provided in Section 2.07 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.

If the Payment Date in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.

5. Registrar, Paying Agent and Transfer Agent.

The Bank of New York Mellon, shall act as Registrar, Transfer Agent and Principal Paying Agent of the Notes. The Issuer may appoint and change any Registrar, Paying Agent or Transfer Agent in accordance with the terms of the Indenture.

6. Additional Interest.

The Issuer and the Guarantors shall pay to Holders all additional interest (“Additional Interest”) that may be necessary so that every net payment of interest, any premium paid upon redemption of the Notes or principal to Holders will not be less than the face amount provided for in the Notes. The term “net payment” means the amount the Issuer, the Guarantors or the Paying Agent pays the Holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges deducted or withheld with respect to that payment by a taxing authority in Mexico or any taxing authority in any relevant jurisdiction, or any political subdivision or taxing authority thereof or therein (“Taxes”); provided that, with respect to payments (other than payments that are not treated as interest for Mexican tax purposes, as determined by the Issuer), the Issuer, the Guarantors and the Paying Agent shall have no obligation to pay such Additional Interest in respect of Taxes to the extent of the portion of such Taxes that are withheld or deducted at a rate in excess of 10%.

Exhibit A-10

The Issuer and the Guarantors shall not be required to pay Additional Interest for or on account of any of the following:

(i)

any Taxes imposed because at any time there is or was a connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership, or a corporation) and the relevant jurisdiction (or any political subdivision or taxing authority thereof or therein), including such Holder or beneficial owner (including any fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership or a corporation) (a) being or having been a citizen or resident or national or domiciliary thereof for tax purposes, (b) maintaining or having maintained an office, permanent establishment or branch, in all cases subject to taxation therein or (c) being or having been present or engaged in a trade or business therein or having a dependent agent, a place of business or a place of management present or deemed present therein (other than such presence or trade or business arising solely as a result of the receipt of payments or the ownership or holding of a Note or enforcing rights under the Notes);

(ii)	any estate, inheritance, gift, sales, use, excise or personal property transfer or similar tax, assessment or other governmental charge imposed with respect to the Notes or any payments thereon;

(iii)

any Taxes deducted or withheld because the Holder or any other person having a beneficial interest in the Notes fails to provide either (A) any certification, identification, information, documentation or other reporting permitted (or, in the case of an official government form such as a tax residency certificate, available) under the law of the jurisdiction in which such Holder is organized or qualifies as a tax resident, that is required under applicable law to identify the nationality, residence for tax purposes, identity or connection with the relevant Taxing Jurisdiction of the Holder or any beneficial owner of the Note for purposes of determining any applicable Taxes and any tax treaty benefits, or (B) a statement as to whether such Holder or beneficial owner of a Note is both (1) a 10% owner (directly or indirectly, individually or collectively with related persons (as defined in Article 166 of the Mexican Income Tax Law or any successor of such Article)) of the voting stock in the Note Parties and (2) a beneficial owner (directly or indirectly, individually or collectively with related persons) of more than 5% of the interest arising from the Notes, in each case if and to the extent such reporting is required by statute, rule, regulation, officially published administrative practice of Mexico or the relevant taxing jurisdiction of the Holder or by an applicable income tax treaty, which is in effect to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the Tax, or if the certification, identification, information, documentation or other reporting is reasonably requested by any of the Note Parties to determine applicable Mexico withholding Taxes, and the Issuer (or the Guarantors or the Paying Agent, if applicable) has given the Holders at least thirty (30) days’ notice that Holders or beneficial owners, as applicable, will be required to provide any such information, documentation or reporting requirement;

(iv)	any Taxes payable otherwise than by deduction or withholding from payments of principal or of interest on the Notes;

Exhibit A-11

(v)

any Taxes with respect to such Note presented for payment more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Interest on presenting such Note for payment on any date during such thirty (30) day period;

(vi)

any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Interest had the beneficiary, settlor, member or beneficial owner been the Holder of the Note;

(vii)

any Tax required to be withheld or deducted under Section 1471 through 1474 of the Code, or any amended or successor revisions of such Sections that are substantively comparable (“FATCA”), any regulations or other guidance thereunder, or any agreement (including an intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; and

(viii)	any combination of the items in the clauses above.

The limitations on the Issuer’s and the Guarantors’ obligation to pay Additional Interest set forth in Section 4.05(b)(iii) of the Indenture above shall not apply if with respect to taxes deducted or withheld by Mexico or any political subdivision or taxing authority thereof or therein, Article 166, Section II, subsection (a) of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) (or a substantially similar successor of such Article) is in effect, unless the provision of the information, documentation or other evidence described in Section 4.05(b)(iii) of the Indenture is expressly required by statute, rule or regulation in order to apply Article 166, Section II, subsection (a) of the Mexican Income Tax Law (or a substantially similar successor of such Article), or is reasonably requested by the Issuer or the Guarantors in order to determine applicable Mexico withholding Taxes and the Issuer or the Guarantors cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Issuer otherwise would meet the requirements for application of Article 166, Section II, subsection (a) of the Mexican Income Tax Law (or such successor of such Article).

Section 4.05(b)(iii) of the Indenture does not require that any person, including any non-Mexican pension fund, retirement fund, tax exempt organization, financial institution or any other holder or beneficial owner of a note register with the Mexican Tax Management Service (Servicio de Administración Tributaria) or the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to obtain eligibility for an exemption from, or a reduction of, Mexican withholding tax.

The Issuer and the Guarantors shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Mexican taxes in respect of which the Issuer or the Guarantors have paid any Additional Interest. The Issuer or the Guarantors shall make copies of such documentation available to the Holders or the Paying Agent upon request.

Any reference in the Indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by the Issuer or in respect of the Note Guarantees by the Guarantors shall be deemed also to refer to any Additional Interest that may be payable with respect to that amount under the obligations referred to in Section 4.05 of the Indenture.

Exhibit A-12

In the event that Additional Interest actually paid with respect to the Notes pursuant to Section 4.05 of the Indenture is based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer. However, by making such assignment, the Holder makes no representation or warranty that the Issuer will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto, including taking any action for such refund to be repaid.

In the event of any merger or other transaction described and permitted under Section 5.01 of the Indenture, then all references to Mexico, Mexican law or regulations, and Mexican taxing authorities under Section 4.05 of the Indenture (other than Section 4.05(c) of the Indenture and Section 4.05(d) of the Indenture) and under Section 3.01(e) of the Indenture and Paragraph A8(d) hereof shall be deemed to also include the relevant Qualified Merger Jurisdiction, the law or regulations of the relevant Qualified Merger Jurisdiction and any taxing authority of the relevant Qualified Merger Jurisdiction, respectively.

The Issuer and the Guarantors will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies, and any penalties, additions to tax or interest due with respect thereto, which arise in any jurisdiction from the execution, delivery, performance and enforcement of the Indenture by the Trustee or any Agent and the execution, delivery, registration or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Mexico or the relevant taxing jurisdiction of the Holder, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.

7. Open Market Purchases.

The Issuer or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. Any such purchased Notes shall not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws. Any such resold notes will have a separate CUSIP number unless they are fungible with the outstanding Notes for U.S. federal income tax purposes.

8. Redemption.

(a) On or after March 17, 2024, the Notes will be redeemable, at the option of the Issuer, in whole or in part, at the Redemption Prices (expressed as a percentage of the principal amount to be redeemed), beginning on March 17 during the 12 month periods specified below:

Period	Redemption Price
On or after March 17, 2024 but prior to March 17, 2025	104.250%
On or after March 17, 2025 but prior to March 17, 2026	102.125%
On or after March 17, 2026	100.000%

plus any accrued but unpaid interest and Additional Interest, if any, to, but not including, the Redemption Date.

(b) At any time prior to March 17, 2024, the Issuer may redeem any of the Notes (including any Additional Notes issued after the Issue Date) in whole at any time or in part from time to time, at its option, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed and (2) the sum of the present values at such Redemption Date of (i) the redemption price of the Notes on March 17, 2024 plus (ii) all required interest payments on the Notes through March 17, 2024 (excluding accrued and unpaid interest and any Additional Interest to the redemption date), discounted to the Redemption Date on a quarterly basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 50 basis points; plus, in each case, any accrued and unpaid interest and Additional Interest, if any, on the principal amount being redeemed to such redemption date.

Exhibit A-13

(c) Notwithstanding the foregoing, at any time and from time to time prior to March 17, 2024, upon notice in accordance with Section 3.03 of the Indenture, the Issuer may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more (x) Equity Offerings, at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 104.250%, or (y) the incurrence of unsecured Indebtedness by the Issuer, at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 108.500%, in each case, plus accrued and unpaid interest and Additional Interest, if any, on the principal amount being redeemed to such redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and (ii) such redemption occurs within ninety (90) days after the closing of such Equity Offering or incurrence of unsecured Indebtedness.

(d) If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws or any regulations or rules (including a holding by a court of competent jurisdiction) (in each case, other than the expiration of the stimulus measures contained in Article 1 of the Decree (Decreto mediante el cual se otorgan estímulos fiscales a los contribuyentes que se indican) published in the Federal Official Gazette (Diario Oficial de la Federación) on January 8, 2019), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Issue Date or on or after the date a successor to the Issuer or the relevant Guarantor assumes its obligations under the Notes, the Issuer, such Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Additional Interest pursuant to Section 4.05 of the Indenture in a greater amount (such excess, the “Extra Additional Interest”) than the amount of the Additional Interest the Issuer or such Guarantor shall be obligated to pay immediately prior to such change or amendment, then the Issuer or any Guarantor, or any successor to the Issuer or such Guarantor, may, at its option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest to the date fixed for redemption, upon publication of irrevocable notice not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption. For the avoidance of doubt, neither the Issuer nor any Guarantor, nor any successor to the Issuer or such Guarantor, shall have the right to so redeem the Notes pursuant to this Paragraph 8(d) unless it is or will become obligated to pay Extra Additional Interest. Notwithstanding the foregoing, the Issuer and any Guarantor, or any such successor shall not have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Extra Additional Interest. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Issuer or any successor to the Issuer or the jurisdiction of organization of a Guarantor or any successor to a Guarantor.

In the event that the Issuer or any successor to the Issuer, or a Guarantor or any successor to such Guarantor, elects to so redeem the Notes, it will deliver to the Trustee: (1) a certificate, signed in the name of the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, by any two of its Officers or by its attorney in fact in accordance with its bylaws, stating that the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or any successor to the Issuer, or such Guarantor or successor to such Guarantor, to so redeem have occurred or been satisfied; and (2) an opinion of independent tax counsel to the effect that (i) the Issuer, a Guarantor or any successor to the Issuer or such Guarantor has or will become obligated to pay Additional Interest, and (ii) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above. The Trustee shall accept, and will be entitled to fully rely with no liability therefor on, the certificate and opinion described in (1) and (2) of the preceding sentence as sufficient evidence of the satisfaction of the conditions precedent described therein, without further inquiry, in which event such certificate or opinion shall be conclusive and binding on the Holders.

Exhibit A-14

9. Offers to Purchase the Notes.

In accordance with Section 4.10 of the Indenture, upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% thereof, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.20 of the Indenture, upon the occurrence of certain Asset Sales, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.26 of the Indenture, if the PLM Stock Participation Transaction has not been consummated after the date that is six months from the Issue Date, the Holders shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase the Dedicated PLM Amount of Notes at a purchase price in cash equal to 101% thereof, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

10. Denominations; Transfer; Exchange.

The Notes are in fully registered form without coupons attached in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee, the Registrar or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of fifteen (15) days ending on the Record Date. The Trustee shall give prompt notice to the Issuer of any replacement, transfer, cancellation or destruction of the Notes.

11. Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner thereof for all purposes.

12. Guarantees, Collateral.

This Note is guaranteed as set forth in the Indenture and secured by Liens on the Collateral as specified in the Indenture and the Collateral Documents.

Exhibit A-15

13. Unclaimed Money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer at the request of the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

14. Defeasance.

Subject to the terms of the Indenture, the Issuer or any Guarantor at any time may terminate some or all of their obligations under the Notes and the Indenture and the Note Guarantee, as the case may be, if the Issuer or any Guarantor irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption. At such time, each Guarantors’ obligations under its Note Guarantee will terminate.

15. Amendment, Supplement, Waiver.

The Indenture, the Note Guarantees or the Notes may be amended, supplemented or waived as provided in the Indenture.

16. Defaults and Remedies.

An “Event of Default” occurs if:

(a) any default in any payment of interest (including any related Additional Interest) on any Note when the same becomes due and payable, and such default continues for a period of five (5) days;

(b) any default in the payment of principal of or premium on (including any related Additional Interest) any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(c) the Issuer or any Subsidiary (other than any Immaterial Subsidiary) fails to comply with Section 4.04 (solely with respect to the Issuer), 4.10, 4.26 or 5.01;

(d) the Issuer or any Subsidiary (other than any Immaterial Subsidiary) fails to comply with any of their covenants or agreements in the Notes, Note Guarantees, the Indenture or the Collateral Documents (other than those referred to in (a), (b) and (c) above), and such failure continues for thirty (30) days;

(e) the Issuer or any Guarantor defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any such Guarantor (or the payment of which is guaranteed by the Issuer or any such Guarantor) whether such Indebtedness or guarantee now exists (other than any pre-petition Indebtedness that has been discharged under the Plan of Reorganization), or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its Stated Maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, totals US$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

Exhibit A-16

(f) one or more final judgments or decrees for the payment of money of US$50,000,000 (or the equivalent thereof in other currencies at the time of determination) or more in the aggregate (to the extent not covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Issuer or any Guarantor and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within sixty (60) days following commencement of such enforcement proceedings or (ii) there is a period of sixty (60) days after such judgment becomes final during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(g) a decree or order by a court having jurisdiction shall have been entered adjudging the Issuer or any Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, concurso mercantil or quiebra of or by the Issuer or any Guarantor under any applicable bankruptcy, insolvency or other similar law and such decree or order continues undischarged or unstayed for a period of sixty (60) days; or a decree or order by a court having jurisdiction for the appointment of a receiver, liquidator, sindico, conciliador or similar official for the liquidation or dissolution of the Issuer or any Guarantor shall have been entered, and such decree or order continues undischarged or unstayed for a period of sixty (60) days; provided that any Guarantor (other than the Issuer) may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer or a Guarantor;

(h) the Issuer or any Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil, quiebra or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, sindico, conciliador, liquidator, assignee, custodian, trustee or similar official of the Issuer or any Guarantor or for all or substantially all of the property of the Issuer or any Guarantor or (iii) effects any general assignment for the benefit of creditors;

(i) the Note Guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms hereof) or a Guarantor denies or disaffirms its obligations under the Indenture or any such Note Guarantee, other than by reason of the release of the Note Guarantee in accordance with the terms of Section 10.08 of the Indenture;

(j) (x) the Liens created by the Collateral Documents shall at any time cease to constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by the Indenture or the Collateral Documents) other than (A) in accordance with the terms of the relevant Collateral Document and the Indenture, (B) the satisfaction in full of all obligations under the Indenture or (C) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents and (y) such default continues for thirty (30) days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the then Outstanding Notes; provided that such default relates to Liens in excess of US$50,000,000; and

(k) unless all the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents, the Issuer shall assert or a Guarantor shall assert, in any pleading in a court of competent jurisdiction, with respect to any Collateral, that any such security interest is invalid or unenforceable.

(l) prior to PLM becoming a Subsidiary of the Issuer, the Issuer and its Subsidiaries, directly or indirectly (including through the trust owning the equity interests of PLM or otherwise) or the directors of PLM appointed by the Issuer or any of its Subsidiaries approve, otherwise consent to or otherwise fail to disapprove or vote against any transaction by virtue of which PLM incurs Indebtedness for borrowed money or Liens securing Indebtedness for borrowed money in an aggregate amount in excess of the greater of (i) US$50,000,000 and (ii) 100% of PLM’s Consolidated EBITDA for the four most recently completed fiscal quarters for which financial statements have been delivered pursuant to Section 4.06.

Exhibit A-17

An Event of Default under clause (d) of Section 6.01 of the Indenture and clause (d) of paragraph 16 hereof and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within twenty (20) days after such Event of Default arose:

(1)	the Indebtedness that is the basis for such Event of Default has been discharged;

(2)	holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

As long as the insolvency laws of the jurisdiction in which the Issuer or any Subsidiary or Guarantor are organized provide for restrictions on or sanctions associated with the ability of the Trustee or the Holders of the Notes to, directly or indirectly, exercise the right to declare an Event of Default under clauses Section 6.01(g) and (h), nothing in clauses Section 6.01(g) and (h) shall (1) prevent the commencement of any reorganization proceeding in such jurisdiction, whether voluntary or involuntary, in respect of the Issuer or any Guarantor, (2) prohibit the Issuer or any Guarantor from entering into a reorganization proceeding, or (3) cause an unfavorable effect (efecto desfavorable) upon the Issuer or any Guarantor.

17. Trustee Dealings with the Issuer.

Subject to certain limitations imposed by the Indenture, the Trustee and any Paying Agent, Transfer Agent, Registrar or co-registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, the Transfer Agent, Paying Agent, Registrar or such other agent.

18. Currency Indemnity.

U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under or in connection with the Notes or the Note Guarantees, as the case may be, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall indemnify, to the extent permitted by applicable law, the Trustee or such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase.

For the purposes of Section 11.07 of the Indenture, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of

Exhibit A-18

date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

19. Governing Law; Waiver of Trial by Jury.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS BY ACCEPTANCE OF THE NOTES HEREBY IRREVOCABLY WAIVES EXPRESSLY AND IRREVOCABLY WAIVES ANY OTHER JURISDICTION THAT COULD APPLY BY VIRTUE OF ITS PRESENT OR FUTURE DOMICILE OR ANY OTHER REASON AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION RELATED HERETO.

20. No Recourse Against Others.

No director, officer, employee or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee, respectively, under the Indenture or the Notes or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

21. CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers printed thereon, and any such notice shall not be affected by any defect in or omission of such numbers.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:

Grupo Aeroméxico, S.A.B. de C.V.

Paseo de la Reforma 243 (25th Floor)

Col. Cuauhtémoc

Mexico City 06500

Mexico

Attention: Mr. Andrés Conesa Labastida, CEO; Mr. Ricardo Javier Sánchez Baker, CFO

Email: [***]

Telephone: [***]

Exhibit A-19

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have this Note purchased by the Issuer pursuant to Section 4.10 (Change of Control) or Section 4.20 (Asset Sales) of the Indenture, check the Box:

Change of Control ☐   Asset Sale ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 (Change of Control) or Section 4.20 (Asset Sales) of the Indenture, state the amount: US$.

Date: Your Signature: ___________________________________________________________________ (Sign exactly as your name appears on the other side of this Note) Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exhibit A-20

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is US$ ______. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit A-21

Exhibit G

to

Indenture

FORM OF AIRCRAFT PLEDGE AGREEMENT

Exhibit G-1

Execution Version

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND REGISTERED IN THE RUG AND IN THE RAM]

NON-DISPOSSESSORY PLEDGE AGREEMENT dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between:

(a) Aerovías de México S.A. de C.V. (“Aerovías”), and Aerolitoral, S.A. de C.V. (“Aerolitoral”), as pledgors (each of them, in said character, a “Pledgor” and, jointly, the “Pledgors”); and,

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); under the following Recitals, Representations and Clauses.

Recital

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. Exit Debt Financing Commitment Documents. On December 10, 2021, Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

III. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

IV. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

V. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

Exhibit G-2

VI. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VII. Pledgors enter into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Aircraft to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representation

I. Pledgors in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Pledgor is a fully incorporated and validly existing variable capital stock company under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “A” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgors and to the best of their knowledge, there are no procedures brought against Pledgors, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

Pledgors are the sole and legitimate owners and beneficiaries, and have the legitimate ownership, of the Pledged Aircraft, as applicable, and each Pledgor is up to date in complying with each and every one of its obligations and legal requirements derived of or related to their respective Pledged Aircraft;

(e)	At the date of execution of this Agreement, no Pledgor is the owner of aircraft other than the Pledged Aircraft;

(f)

the Pledged Aircraft (i) are free of any Liens (except for Liens permitted under the Indenture), conditions, limitations or restrictions of ownership or any other options or preemptive rights of any nature, including without limitation, preemptive rights or preferential rights; (ii) are up to date in the payment of all taxes, charges, levies, contributions, government rights and other fiscal responsibilities related thereto, including, without limitation, any fines, penalties, interest and/or charges, taxes or determined on, or that could affect the Pledged Aircraft or any part thereof, and (iii) have been temporarily imported into the United Mexican States as evidenced by the customs entry documents, a copy of which is attached to this Agreement as Exhibit “G”;

(g)

none of the Pledged Aircraft is subject to any agreement, arrangement, contract or other type of document pursuant to which (a) is granted to a third party (x) any option or right of any nature to use, enjoy, own or otherwise lease the Pledged Aircraft or any part thereof and/or (y) any option or right to manage or otherwise control or operate the Pledged Aircraft or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use or operation of the Pledged Aircraft or any part thereof, or the rights derived from or related to them, except for the restrictions provided in this Agreement and other Exit Debt Financing Documents;

Exhibit G-3

(h)

neither the bylaws of the Pledgors, nor any of the contracts to which Pledgors are a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Aircraft in accordance with the provisions of this Agreement;

(i)

the Pledged Aircraft are insured, if legally necessary or if necessary in accordance with the provisions of the Exit Debt Financing Documents, and comply with all the requirements established in the Exit Debt Financing Documents, and Pledgors have paid promptly and fully all insurance premiums and other payments due and payable in connection with such insurance policies, and such insurance policies are in full force and effect as of the date hereof;

(j)

Each of the Pledgors is duly authorized and certified as an air carrier in accordance with the applicable legislation and is, and will continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements and the requirements of the Aviation Authorities, as well as up to date in the payment of all rights, fees and costs of navigation, landing or other airport services imposed by or payable to an Airport Authority (Airport Authority, as defined in the Indenture) o Aviation Authority (except for what was disclosed, as the case may be, in accordance with the Indenture);

(k)	the Pledged Aircraft and their use and operation are, and will continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements;

(l)

all authorizations, licenses, permits and certificates required under the applicable Legal Requirements have been duly and validly obtained and paid in full by Pledgee in accordance with the applicable Legal Requirements, except to the extent that it cannot reasonably be expected to cause a material adverse effect, and are and will remain in full force and effect during the term of this Agreement;

(m)

no Pledgor requires any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect, including the Exit Debt Financing Order, the SCT Authorizations, and those notices that have been duly delivered prior to the execution of this Agreement o except for the government or contractual authorizations and approvals) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the pledge in first place and first priority perfected on the Pledged Shares, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against the Pledgor in accordance with their respective terms;

(n)

as of this date, it does not exist and, to the best of Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Aircraft or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of Pledgors derived from or related to this Agreement, and/or (iii) the legitimate and valid property and ownership of Pledgors with respect to the Pledged Aircraft;

(o)

the execution and fulfillment of this Agreement is within the corporate purpose of Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgors; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgors are a party or to which Pledgors or their respective assets (other than the Pledged Aircraft) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

Exhibit G-4

(p)

the persons who enter into this Agreement on behalf and representation of each Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of each Pledgor and to validly bind each Pledgor in the terms of this Agreement, as stated in the public instruments listed in Exhibit “A” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(q)

it is the intention and will of each Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Aircraft in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(r)

each Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(s)

through the execution of this Agreement, each Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

(t)

each Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Aircraft hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(u)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(v)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Aircraft (which granting has been authorized by the SCT Authorizations and by the Bankruptcy Court through the Exit Debt Financing Order).

II. Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

Exhibit G-5

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Exhibits, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “C”, entered into on March 17, 2022 by, among others, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” has the meaning attributed thereto in the Recitals of this Agreement.

“Pledged Aircraft” means the joint reference to Existing Pledged Aircraft and Future Pledged Aircraft.

“Existing Pledged Aircraft” means the joint reference to the aircraft described in Exhibit “B” of this Agreement, with everything that in fact and by law corresponds thereto, including, without limitation, the airframe, engines, any propeller, application, accessories, parachutes, instruments, navigation and/or communication devices, modules, furniture, components, parts or any other equipment of any kind or nature that are used or are installed or incorporated and/or that in the future will be used or installed or incorporated in the aircraft and/or their engines, including all manuals and records with respect to the foregoing, as well as any and all compensation payable by any third party or any Government Authority in the event of compulsory acquisition or revocation of said aircraft, either by acts of third parties or by acts of government and insurance proceeds.

“Future Pledged Aircraft” means each and every aircraft acquired by any of the Pledgors after the date of this Agreement, that are not encumbered in accordance with any Permitted Lien (or that cease to be), in each case, with everything that in fact and by right corresponds thereto, including, without limitation, the airframe, the engines, any propeller, application, accessories, parachutes, instruments, navigation and/or communication devices, modules, furniture, components, parts or any other equipment of any kind or nature that may be used or installed or incorporated and/or that in the future may be used or installed or incorporated in the aircraft and/or their engines, including all manuals and records with respect to the foregoing, as well as all and any compensation payable by any third party or any Government Authority in the event of compulsory acquisition or revocation of said aircraft, whether by acts of third parties or by acts of government and insurance proceeds; provided that, the constitution of the Security Interest on all and any Future Pledged Aircraft will be subject to the condition precedent that the corresponding Authorization is obtained from the SCT in each case.

“Aerovías” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“AFAC” means the Federal Civil Aviation Agency attached to the Ministry of Communications and Transport, and any agency, entity or body that replaces it.

Exhibit G-6

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Aviation Authority” means the AFAC, the FAA and any Government Authority that from time to time exercises functions of control or supervision of civil aviation.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“SCT Authorizations” means the joint reference to the prior authorizations of the Ministry of Communications and Transport, through the AFAC, required for the constitution of the Security Interest on each Pledged Aircraft, in accordance with the provisions of Section V of Article 15 of the Civil Aviation Act and Section I of article 101 of the Regulations of the Civil Aviation Act, including without limitation, the SCT Authorization re: Existing Pledged Aircraft

“SCT Authorization re: Existing Pledged Aircraft” means the authorization dated March 10, 2022, issued by the Ministry of Communications and Transport, through the AFAC, regarding the execution of this Agreement and the constitution of the Security Interest on the Existing Pledged Aircraft, a copy of which is attached hereto as Exhibit “C”.

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “D”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “E”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Commercial Code” means the Mexican Commercial Code.

“Bankruptcy Code” means the United States Code.

“Agreement” means this Non-Dispossessory Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment, which were adopted on November 16, 2001, at a diplomatic conference held in Cape Town, South Africa, which entered into force in Mexico on November 1, 2007.

“Bankruptcy Court” has the meaning attributed thereto in Recital II of this Agreement.

“Debtors” has the meaning attributed thereto in Recital II to this Agreement.

“Pledgors” has the meaning attributed thereto in recitals to this Agreement.

Exhibit G-7

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the legal tender in the United States of America.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“FAA” means the Federal Aviation Administration of the United States of America and any successor agency, entity or body thereof;

“Exit Debt Financing” has the meaning attributed thereto in Recital II of this Agreement.

“Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“GAM” has the meaning attributed thereto in the Recitals to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

Exhibit G-8

“Default” means any event or situation that constitutes an Event of Default , or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Default.

“Law” means the General Law on Securities and Credit Transactions.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable, current or contingent, by GAM, the Guarantors (in any capacity) or Pledgors (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of any Pledgor derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital III of this Agreement.

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital II of this Agreement.

“RAM” means the Mexican Aviation Registry.

“RUG” has the meaning given to it in paragraph (b) of Clause Two of this Agreement.

“International Registry” means the international aviation registry created under the Convention and located in the City of Dublin, Ireland, and the international registration offices established in accordance with the Convention.

“Legal Requirements” means each and every one of the laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Government Authority (including any Aviation Authority), whether of a federal, state and/or municipal nature, as well as any and all international agreements and treaties, in each case, related to or applicable to the Pledged Aircraft (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Aircraft (or any part thereof), as said requirements are amended, either partially or totally, added, substituted or in any other way restated from time to time, including without limitation, the Civil Aviation Act, the Regulation of the Civil Aviation Act, the Regulation of the Mexican Aviation Registry, the Airport Act, the Regulation of the Airport Act, the Convention and all rules and regulations, including, without limitation, the Rules and Procedures of the International Registry.

Exhibit G-9

“Supplement” has the meaning given to such term in Clause 2 of this Agreement;

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the Pledge.

(a) Constitution of the Security Interest. In accordance with the Second Title, Chapter IV, Seventh Section of the Act, Pledgors in this act grant an unconditional and irrevocable non-dispossessory pledge in the first place and priority in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties (the “Security Interest”) on and with respect to their respective Pledged Aircraft, in order to unconditionally and irrevocably guarantee the total, due and timely fulfillment, payment and satisfaction at maturity (whether at scheduled maturity, early maturity or for any other reason) of each and every of the Exit Debt Financing Secured Parties.

(b) Existing Pledged Aircraft. In order to perfect the Security Interest on the Existing Pledged Aircraft in accordance with the provisions of Articles 365, 366, and 367 of the Act, Pledgors in this act agree that, on the date of signing this Agreement (i) the Parties hereto will ratify it before a Mexican notary public, and (ii) Pledgors will submit this Agreement for registration in the Single Registry of Movable Guarantees (the “RUG”), and will deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration. Additionally and in accordance with the provisions of the Civil Aviation Act, in the Regulations of the Civil Aviation Act and in the Regulations of the Mexican Aviation Registry, Pledgors in this act agree and undertake that as soon as possible, but in any case (i) within three (3) Business Days following the date of execution of this Agreement, they shall file (or cause a Mexican notary public to file) this Agreement with the RAM and with the International Registry (along with the list of Existing Pledged Aircraft), for its registration before the RAM and before the International Registry, and will provide Pledgee with written evidence of said filing, (ii) within five (5) Business Days following the date of said filing before the RAM and before the International Registry, they will deliver to Pledgee written evidence proving that this Agreement has been duly and timely registered in the RAM and in the International Registry, and (iii) within two (2) Business Days after obtaining the registration certificates issued by the RAM, deliver to Pledgee a copy of said certificates as applicable, in which the annotation of this Security Interest is recorded.

Exhibit G-10

(c) Future Pledged Aircraft. With respect to the Future Pledged Aircraft, Pledgors hereby undertake, and agree that they shall, (i) as soon as possible, but in any case within the Business Day following the date on which the corresponding Pledgor acquires ownership and/or title of a Future Pledged Aircraft, files all documents and initiates all procedures before the AFAC that are necessary or convenient in accordance with the applicable law in order to obtain the relevant SCT Authorization regarding the constitution and granting of the Security Interest on the Future Pledged Aircraft in question; (ii) as soon as possible, but in any case within three (3) Business Days following the date on which AFAC issues the corresponding SCT Authorization, (x) enter into a supplement to this Agreement with Pledgee in accordance with form that is attached thereto as Exhibit “D” (each, a “Supplement”), ratified before a notary public, by means of which the respective Pledgor grants, constitutes and confirms the Security Interest on the Future Pledged Aircraft in question, in favor of Pledgee and for the benefit of the Exit Debt Financing Secured Parties, in order to guarantee the Exit Debt Financing Secured Obligations; (y) file (or cause a Mexican notary public to file) said Supplement for its registration in the RUG, and deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration; and (z) file (or cause a Mexican notary public to file) said Supplement before the RAM and before the International Registry (identifying the corresponding Future Pledged Aircraft) for its registration, as well as providing Pledgee with written evidence of said presentation to the registry, (iii) deliver to Pledgee, as soon as possible, but in any case within five (5) Business Days following the date of the corresponding presentation for registration before the RAM and before the International Registry in accordance with number (ii)(z) above, written evidence showing that the respective Supplement and Security Interest have been duly and timely registered in the RAM and in the International Registry with respect to the Future Pledged Aircraft in question, and (iv) deliver to Pledgee, as soon as possible, but within two (2) Business Days after obtaining the registration certificates issued by the RAM, a copy of said certificates as applicable, in which the annotation of this Security Interest is confirmed. For purposes of clarity, the Parties in this act agree and acknowledge that the constitution of the Security Interest on all and any Future Pledged Aircraft will be subject to the condition precedent that the corresponding SCT Authorization is obtained in each case.

(d) Other Provisions Relating to Registration. Pledgors and Pledgee hereby and from this moment authorize and instruct the notary public before whom this Agreement is ratified, and any notary public before whom a Supplement is ratified, to register the same and the Supplements before the RUG, the RAM and the International Registry within the terms provided for said purposes in accordance with the provisions of paragraphs (b) and (c) above within the terms provided for said purposes in accordance with the provisions of paragraphs (b) and (c) above. Pledgors agree to (i) provide the notary public before whom this Agreement is ratified, the amounts that are necessary, if any, to cover the fees of said notary public and any notary expenses, duties, taxes, contributions or other amounts related to the registration process of this Agreement and/or any Supplement, as applicable, in the RUG, in the RAM and in the International Registry; and (ii) collaborate with the Pledgee and/or the corresponding notary public and sign all the documents that Pledgee and/or said public notary may require, so that any of them may carry out any procedure or act related to the foregoing.

(e) Irrevocable Special Power-of-Attorney. Pledgors in this act irrevocably authorize the Pledgee to (i) at its sole discretion; (ii) without the need to notify Pledgors; (iii) at the entire cost and charge of the Pledgors; and (iv) without any liability to the Pledgee, file and carry out any notification, presentation or instrument in or before any registry, office or registration office, institution or Government Authority, as Pledgee deems appropriate in order to perfect or protect the Security Interest.

(f) Pledgors agree and undertake to, on this date, (I) grant in favor of Pledgee, in a public deed before a Mexican public notary, a special irrevocable power of attorney in terms of the form attached as Exhibit “E”, so that in the name and on behalf of Pledgors or in any other way, Pledgee can carry out (a) all actions described in this Agreement and all acts incidental thereto, as well as any actions that are necessary to preserve any rights of Pledgee and/or the Exit Debt Financing Secured Parties with respect to the Pledged Aircraft (or any part thereof); and (b) all the acts that are necessary for, and execute, acknowledge and/or

Exhibit G-11

deliver all and any acts, documents, deeds, assignments, pledge agreements, guarantee contracts, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Security Interest granted hereunder, as well as the rights, actions and resources of the Pledgee and of the Exit Debt Financing Secured Parties pursuant thereto, and/or (ii) carry out the intention or facilitate the performance of the terms of this Agreement, as well as allow Pledgee and the Exit Debt Financing Secured Parties to exercise their respective rights, actions and resources in accordance with this Agreement and/or the applicable laws, and/or (iii) register this Agreement and/or any transaction contemplated therein (including, without limitation, the Security Interest), in or before all necessary or applicable registries, offices or filing offices, institutions or Government Authorities; and (II) deliver to Pledgee an original transcript of the public deed in which said power of attorney is stated.

(g) Pledgors must pay all reasonable and documented fees, notary expenses, duties, taxes, contributions, as well as any other amounts necessary to comply with their obligations under this Clause Two.

Three. Term; Continuity of the Security Interest.

The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgors (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgors and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within ten (10) Business Days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) or the Pledgors (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgors, Pledgee shall provide Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “E” (the “Termination Notice”). Only by the delivery of the Termination Notice made by Pledgee to Pledgors pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgors shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Aircraft guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgors in this act waive any rights, present or future, they may have to request the partial release of the pledge created hereunder or of any other security that Pledgors or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, and the Parties agree hereby that notwithstanding the provisions of Article 349 of the Act, the Security Interest granted hereunder shall not be reduced under the provisions of said article.

Exhibit G-12

Four. Obligations of Pledgors.

(a) Pledgors undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Aircraft and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Aircraft, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Aircraft) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Aircraft and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgors shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Aircraft currently owned by, or acquired by, Pledgors, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Aircraft or any interest therein, except for that allowed under paragraph (a) of Clause Five hereof, and save for the Security Interest or as permitted otherwise in the Indenture; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Aircraft, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Aircraft (or any part thereof);

ii.

comply, observe, maintain, renew and carry out all and any applicable Legal Requirements or with respect to the Pledged Aircraft; keep the Pledged Aircraft registered in the name of Pledgors in accordance with the applicable laws, and obtain and maintain in full force and effect all the concessions, certificates, licenses, permits and authorizations required for the use and operation of the Pledged Aircraft;

iii.	cover and pay in full all and any necessary or convenient costs and expenses for the proper conservation, repair, administration and operation of all and any Pledged Aircraft;

iv.

make reasonable efforts to maintain the Pledged Aircraft in good physical condition and for its operation and carry out any repairs and replacements thereto in order to maintain the value and operational efficiency of the Pledged Aircraft, except for ordinary wear and tear, and maintain and preserve the Pledged Aircraft in accordance with manufacturers’ standards;

v.

not to use the Pledged Aircraft or any part thereof in any way that is contrary to any recommendations of the manufacturers or other applicable airworthiness directives and service bulletins issued by the Aviation Authorities;

vi.

ensure that all personnel and crew involved in the operation of the Pledged Aircraft is qualified for said purposes and has all the licenses and certifications required in accordance with the applicable laws and the requirements of the Aviation Authorities;

Exhibit G-13

vii.

in accordance with the provisions of Article 361 of the Law, maintain possession of the Pledged Aircraft at all times, except as otherwise permitted by the Indenture; provided that Pledgors will be responsible for any losses or damages that are suffered by Pledgee and/or the Secured Parties of the Exit Debt Financing in relation to the Pledged Aircraft, due to negligence, fraud or bad faith of any Pledgors;

viii.

refrain from amending the terms of any document that constitutes or is related to the Pledged Aircraft, in any manner, that may affect the performance of the Exit Debt Financing Secured Obligations or otherwise result (or may reasonably be expected to result) in a breach of or conflict with the terms and conditions of the Exit Debt Financing Documents, without prior written authorization of Pledgee;

ix.

not abandon Pledged Aircraft, and refrain from taking any action or allow any Person to carry out or refrain from taking any action, which may (i) expose the Pledged Aircraft or any part thereof to risk of damage, destruction, seizure, confiscation, forfeiture or attachment, and/or (ii) prejudice the validity or enforceability of the Security Interest created hereunder;

x.

guarantee at all times the existence and legitimacy of the Pledged Aircraft, until such time as the Exit Debt Financing Secured Obligations have been duly and timely satisfied, paid, complied with and irreversibly settled in full, to the satisfaction of Pledgee;

xi.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgors(or any of them) reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the material loss, destruction or reduction of the value of the Pledged Aircraft (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

xii.

provide Pledgee all the information that Pledgee justifiably and reasonably requires in connection with the Pledged Aircraft, as soon as possible, but in any case within two (2) Business Days following the date on which Pledgor and Issuer receives such request; and

xiii.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default.

(b) Pledgors undertake to and agree that they shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgors, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, the fees of legal advisors), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Aircraft or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Aircraft; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement. The indemnity obligations of Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Aircraft (or any part thereof) in accordance with Clause Seven of this Agreement or otherwise.

Exhibit G-14

(c) Pledgors in this act expressly and irrevocably agree to maintain the Security Interest in favor of Pledgee on all of Pledged Aircraft and in this act Pledgors unconditionally, expressly and irrevocably waive to exercise each and every rights provided for in Article 358 of the Law, without the prior written consent of Pledgee.

Five.- Pledged Aircraft.

(a) Use of Pledged Aircraft. In accordance with the provisions of Article 356 of the Act, and to the extent that a Default or Event of Default has not occurred, Pledgors will have the right to use and operate the Pledged Aircraft in the ordinary course of business, depending on their nature and to the extent and manner permitted under the Exit Debt Financing Agreement and Documents. At the time a Default or Event of Default occurs, all rights of Pledgors under this paragraph (a) will automatically terminate, and Pledgee may follow the enforcement procedure provided in Clause Seven.

The Parties to this act agree that the Pledged Aircraft must be located in the place where it is necessary and/or convenient for Pledgors to carry out their respective activities in the ordinary course of their business.

(b) Inspection Rights. In accordance with Article 362 of the Act, Pledgee (or any other Person(s) designated by Pledgee) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgors, to visit and access any place of business of Pledgors wherever Pledged Aircraft are located, prior authorization of the relevant Pledgor, and to inspect the Pledged Aircraft in order to verify compliance by Pledgors with the Exit Debt Financing Documents, to perform site visits, examine, inspect and audit the books and records of Pledgors related only to the Pledged Aircraft, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgors only in respect of or in connection with the Pledged Aircraft, as well as to discuss the matters, finance and conditions of the Pledged Aircraft, with the officers and independent accountants of Pledgors. Pledgors shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgors during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgors at non-working times and without prior notice to Pledgors.

(c) Insurance. In accordance with the provisions of Article 360 of the Act, Pledgors will maintain or cause to be maintained an insurance with respect to all Pledged Aircraft in accordance with the provisions of the Exit Det Financing Documents; provided, however, that all insurance policies regarding the Pledged Aircraft must be duly issued in favor of Pledgee as beneficiary of any compensation, as loss payee and/or additional insured, as applicable. Any insurance proceeds will form part of the Pledged Aircraft and must be applied by Pledgee to the payment of the Exit Debt Financing Secured Obligations.

(d) Liability in respect of the Pledged Aircraft. Pledgors shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Aircraft.

(e) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

Exhibit G-15

(f) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgors or any other Person, on this date or at any later time, give any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against any Pledgors or any other Person.

Six. Event of Default.

In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgors under paragraph (a) of Clause Five shall cease and terminate automatically; provided that all obligations of Pledgors shall remain in full force and effect and shall be fulfilled exclusively by Pledgors; and (ii) each and every right arising out of or in connection with the Pledged Aircraft shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture, the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or considerations arising out of or derived from, or in connection with, the Pledged Aircraft, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Aircraft in accordance with the provisions of Clause Seven hereof, and to exercise its rights in any other manner as provided for in the Act.

Seven. Execution.

(a) Pledgors in this act expressly and irrevocably authorize Pledgee so that, in the event of an Event of Default, it executes the Pledged Aircraft and initiates the out-of-court or judicial execution procedure in accordance with the applicable provisions of Book Five, Title Third Bis, Chapters I and/or II of the Commercial Code, as applicable, in order to obtain payment of the Exit Debt Financing Secured Obligations in full and seek the delivery and physical possession of the Pledged Aircraft through said procedure.

(b) In accordance with the provisions of Article 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362, and 363 of the Act, the Parties hereby agree that, for the purposes of valuing the Pledged Aircraft, Pledgors in this act expressly and irrevocably authorize Pledgee, so that, at the exclusive cost of Pledgors, obtain an appraisal of the Pledged Aircraft prepared by the Mexican credit institution or appraisal firm of recognized prestige in Mexico that Pledgee designates for such purposes.

(c) Pledgors in this act agree and undertake that they shall carry out and/or cause all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Aircraft in accordance with applicable law. Additionally, Pledgors undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Aircraft to be executed, and to sign and deliver any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law. Also, Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Aircraft shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Act and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Aircraft.

Exhibit G-16

Eight. Capacity of Collateral Agent.

As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgors in this act, expressly and irrevocably, acknowledge that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waive their rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement, the Appointment of the Collateral Agent, and the other Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Trustee or the Secured Parties of the Exit Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Nine. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, the fees of the notary public and registration costs and duties, as well as reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgor and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgors pursuant to this clause shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Ten. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgors without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgors, but without requiring its consent to carry out such assignment or transfer, provided that such assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgors undertake to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, at the time when any Pledgor receives a notice of assignment by Pledgee, the corresponding Pledgor must carry out any other act as necessary to maintain the validity and perfecting of the pledge created hereby.

Exhibit G-17

Eleven. Novation; Amendments; Waivers.

Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgors and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgors from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Twelve. Notices.

All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgors:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone:

Attention: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

e-mails: [***]

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 21

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Telephone: [***] Attention: Alejandro Sainz Orantes / Santiago Alessio Robles

e-mails: [***]

To Pledgee:

UMB Bank, N.A., as Security Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

e-mail: [***]

Exhibit G-18

With copy, without this meaning notice, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, piso 28

Juárez, Cuauhtémoc 06600

Mexico City

Attention: Alejando Landa Thierry / Aldo González Melo

e-mail: [***]

and

Nader, Hayaux y Goebel, S.C.

Paseo de los Tamarindos 400-B piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attention: Javier Arreola E.

e-mail: [***]

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Thirteen. Additional Obligations.

Pledgors shall, at any time and from time to time, at their sole cost and expense, promptly execute and deliver all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Aircraft (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Aircraft or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Aircraft or any part thereof by Pledgee.

Fourteen. Severability.

If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Fifteen. Attachments and Headers.

All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Sixteen. Counterparts.

This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Exhibit G-19

Seventeen. Jurisdiction, Applicable Law.

This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Exhibit G-20

Annex “A”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

Corporate Documents of Pledgors

[Omitted]

Annex “B”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

Existing Pledged Aircraft.

[Omitted]

Annex “C”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

SCT Authorization re: Existing Pledged Aircraft

[Omitted]

Annex “D”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

Supplement Form

[Omitted]

Annex “E”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

Special Power of Attorney Form

[Omitted]

Annex “F”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

Termination Notice Form

[Omitted]

Annex “G”

to

Indenture

Non-Dispossessory Pledge Agreement over Aircraft

Customs Entry Documents

[Omitted]

Exhibit H

to

Indenture

FORM OF GENERIC NON-POSSESSORY PLEDGE AGREEMENT

H-1

Execution Version

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND REGISTERED IN THE RUG AND IN THE RAM]

NON-DISPOSSESSORY PLEDGE AGREEMENT dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between:

(a) Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), Aerovías de México, S.A. de C.V. (“Aerovías”), Aerolitoral, S.A. de C.V. (“Aerolitoral”), and Aerovías Empresa de Cargo, S.A. de C.V. (“Aerovias de Cargo”), as pledgors (each, in said capacity, a “Pledgor” and, jointly, the “Pledgors”); and

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); under the following Recitals, Representations and Clauses.

Recitals

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. Exit Debt Financing Commitment Documents. On December 10, 2021, GAM, and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

III. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

IV. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

V. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

VI. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VII. Pledgors enter into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Assets to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representations

I. Pledgors in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Pledgor is a fully incorporated and validly existing variable capital stock company (except for GAM, which is a public stock corporation with variable capital) under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “A” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgors and to the best of their knowledge, there are no procedures brought against Pledgors, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

Pledgors are the sole and legitimate owners and beneficiaries, and have the legitimate ownership, of the Pledged Assets, as applicable, and each Pledgor is up to date in complying with each and every one of its obligations and legal requirements derived of or related to their respective Pledged Assets;

(e)

the Pledged Assets are free of any Lien (except for Liens permitted under the Indenture), conditions, limitations or restrictions of ownership or any other options or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal;

(f)

none of the Pledged Assets is subject to any agreement, arrangement, contract or other type of document pursuant to which (a) is granted to a third party (x) any option or right of any nature to use, enjoy, own or otherwise lease the Pledged Assets or any part thereof and/or (y) any option or right to manage or otherwise control or operate the Pledged Assets or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use or operation of the Pledged Assets or any part thereof, or the rights derived from or related to them, except for the restrictions provided in this Agreement and other Exit Debt Financing Documents;

(g)

neither the current bylaws of Pledgors, nor any of the agreements to which any Pledgor is a party on this date, include any provision that could limit the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Assets under the provisions of this Agreement (except for restrictions to dispose of the airport infrastructure rights of use for certain slots at the International Airport of Mexico City, expressly foreseen in the General Bases for the allocation of slots in airports under saturation conditions published by the General Directorate of Civil Aviation in the DOF (September 29, 2017);

(h)

Pledged Assets include: (a) all Accounts Receivable; (b) all the Inventory; (c) all the Equipment; (d) all Intangibles; (e) all Instruments; (f) all Bank Accounts; (g) all cash, monies, cash equivalents (including funds of money market and investment funds) without it being understood, in any way whatsoever, as a direct support (back-to-back) for such cash, monies, cash equivalents to the main obligation to pay by Pledgors but solely as part of the equity of Pledgors; and (h) all proceeds and/or revenues derived from any and all the aforementioned concepts, including without limitation, proceeds from insurance, which under article 354 of the General Law of Negotiable Instruments and Credit Transactions (the “Law”), include all movable property owned by Pledgors to perform their main business; provided, however, that the Pledged Assets do not include any Excluded Assets;

(i)

the Pledged Assets are insured in accordance with the provisions and complies with all the requirements established in the Exit Debt Financing Documents, and the Pledgors have paid promptly and fully all insurance premiums and other payments due and payable in connection with such insurance policies, and such insurance policies are in full force and effect as of the date hereof;

(j)

the Pledged Assets and their use and operation are, and will continue to be during the term of this Agreement, in compliance with all applicable Legal Requirements, except in so far it may not be reasonably expected to cause a material adverse event;

(k)

all authorizations, licenses, permits and certificates required under the applicable Legal Requirements have been duly and validly obtained and paid in full by Pledgors in accordance with the applicable Legal Requirements, except to the extent that it cannot reasonably be expected to cause a material adverse effect, and are and will remain in full force and effect during the term of this Agreement;

(l)

Pledgors do not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect, including the Exit Debt Financing Order by those notices that have been duly delivered prior to the execution of this Agreement for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the pledge in first place and first priority perfected on the Pledged Assets, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(m)

as of this date, it does not exist and, to the best of each Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Assets or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of any Pledgor derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgors with respect to their respective Pledged Assets;

(n)

the execution and fulfillment of this Agreement is within the corporate purpose of each Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the current bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgors; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgors are a party or to which Pledgors or their respective assets (other than the Pledged Assets) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

(o)

the persons who enter into this Agreement on behalf and representation of each Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of each Pledgor and to validly bind each Pledgor in the terms of this Agreement, as stated in the public instruments listed in Exhibit “A” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(p)

it is the intention and will of Pledgor to enter into this Agreement and to grant an unconditional and irrevocable non-dispossessory pledge in the first place and order of preference on the Pledged Assets in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(q)

each Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(r)

through the execution of this Agreement, each Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

(s)

each Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Assets hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(t)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(u)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Assets (which granting has been authorized by the Bankruptcy Court through the Exit Debt Financing Order).

II.	Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Annexes, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “B”, entered into on March 17, 2022 by, among others, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías de Cargo” has the meaning attributed thereto in the Recitals of this Agreement.

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“Excluded Assets” means the joint reference to the Existing Encumbered Assets and the Encumbered Assets of the Exit Debt Financing, as well as any other asset that may not be subject to lien according to applicable law, regulation, contract or rule (including any requirement to obtain consent (after using commercially reasonable efforts to obtain said consent) from any government agency (other than any authorization of the Mexican Federal Civil Aviation Agency regarding the granting of mortgages or pledges on aircraft) or any third party (including the General Bases for the allocation of slots at airports in saturation conditions published by the General Directorate of Civil Aviation in the DOF on September 29, 2017), unless said consent has been obtained), or restrictions derived from an agreement (including federal concessions) existing on the date hereof; provided, also, that at all times GAM must preserve the right to assume, reject or abandon the leases of aircraft at its sole discretion, within the ordinary course of business.

“Exit Debt Financing Encumbered Assets” means any part of the Exit Debt Financing (Collateral, as such term is defined in the Exit Debt Financing), excluding the Excluded Assets, pledged, encumbered or granted under any other guarantee form, either on this date or later, in favor or for the benefit of the Collateral Agent, the Exit Debt Financing Secured Parties and/or the Exit Debt Financing Secured Parties under the Exit Debt Financing Documents, including, without limitation, the movable property of Pledgors described in Exhibit “C”-2 hereof.

“Existing Encumbered Assets” means the movable property of each Pledgor described in Exhibit “C”-1. In so far they are encumbered under the Liens described in said Exhibit “C”1.

“Pledged Assets” means all movable property generally described below, pledged by Pledgors in favor of Pledgee, whichever their location, that are currently owned by any Pledgor, or that any Pledgor may acquire or that may arise in the future: (a) all Accounts Receivable, including, without limitation, all related to Trusts of Accounts Receivable; (b) all the Inventory; (c) all the Equipment; (d) all Intangibles; (e) all Instruments; (f) all Bank Accounts; (g) all proceeds resulting from the sale or other disposal of all or part of the ordinary course of the exploitation of the Mexican Routes Network by Pledgors; (h) all cash, monies, cash equivalents (including funds of money market and investment funds) without it being understood, in any way whatsoever, as a direct support (back-to-back) for such cash, monies, cash equivalents to the main obligation to pay by Pledgors but solely as part of the equity of Pledgors; and (i) all proceeds and/or revenues derived from any and all the aforementioned concepts, including without limitation, all benefits or resources derived from the exploitation of copyrights and related rights, as well as indemnities payable by any third party or any Government Authority in case of expropriation or revocation of said assets, whether by acts of third parties or by acts of government or proceeds from insurance, which under article 354 of the Law, include all movable property owned by Pledgors to perform their main business, including, without limitation, all assets listed in article 355 of the Law, including, without limitation, the goods and assets listed in Exhibit “D” hereof; provided, however, that the Pledged Assets do not include any Excluded Assets;

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “E”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “F”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Commercial Code” means the Mexican Commercial Code.

“Bankruptcy Code” means the United States Code.

“Agreement” means this Non-Dispossessory Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Bankruptcy Court” has the meaning attributed thereto in Recital II of this Agreement.

“Bank Accounts” means the joint reference to all bank accounts (including, without limitation, checking accounts, deposit accounts, securities accounts and/or investment accounts) whether currently opened and/or maintained, or to be opened and/or are maintained in the future, directly or indirectly by any of the Pledgors with any banking or financial institution located in Mexico, including, without limitation, those described in Exhibit “G” of this Agreement.

“Accounts Receivable” means and includes all accounts receivable or instruments of the Pledgors, currently owned by such Pledgors or acquired in the future, including, without limitation, all rights of the Pledgors to receive payment for goods sold or leased, or to be sold or leased (including, without limitation, all income resulting from the sale or other type of disposition of all or any part of the Mexican Route Network), or for the services provided or to be provided, however documented or incurred, and together with all returned or recovered property, and all books, records, computer tapes, programs and accounting books arising therefrom or relating thereto, all, whether currently property of the Pledgors or that they acquire or arise in the future, as well as the rights of the Pledgors to receive, directly or indirectly, any amounts remaining under the Accounts Receivable Trusts, including without limitation, those that derive from the contracts described in “Exhibit “H” hereof.

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Debtors” has the meaning attributed thereto in Recital II to this Agreement.

“Pledgors” has the meaning attributed thereto in the Recitals to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the legal tender in the United States of America.

“Equipment” means any equipment, accessories and improvements of each Pledgor, that is currently the property of said Pledgor or that is acquired in the future, whichever its location, including, without limitation, all aircraft engines, all machinery, furniture, furnishing, lease improvements, computer equipment, books and records, motor vehicles, cranes, movable inventory, dies, molds and tools used in or useful for the operation of business of each Pledgor, including, without limitation, aircraft engines listed in Exhibit “I”.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“Accounts Receivable Trusts” means the joint reference to AmEx Trust F/1925, Trust F/1748 and the Visa/Mastercard F/787 Trust.

“AmEx F/1925 Trust” means the Irrevocable Administration and Source of Payment F/1925 Trust Agreement dated October 27, 2016, entered into by and between Aerovías, as settlor and beneficiary in second place, Deutsche Bank Trust Company Americas, in its capacity as administrative and security agent, as beneficiary in first place, and Deutsche Bank México, S.A., Institución de Banca Múltiple, Fiduciary Division, as trustee, as amended, fully or partially, added or otherwise reformed from time to time.

“Trust F/1748” means the Irrevocable Trust Agreement No. F/1748 dated December 2, 2013, between Aerovías, as settlor, administrator and beneficiary in second place, the holders of the securities, as beneficiaries in first place, CIBanco, S.A., Institución of Banca Múltiple, Fiduciary Division (originally Banco INVEX, S.A. de C.V., INVEX Grupo Financiero), as common representative of the holders of the securities, and Deutsche Bank México, SA, Institución de Banca Múltiple, Fiduciary Division, as trustee, as it may have been amended, either totally or partially, added or otherwise reformed from time to time.

“Visa/Mastercard F/787 Trust” means the Comprehensive Amendment Agreement dated June 20, 2013 to the Administration and Source of Payment Trust Agreement number F/787 dated June 27, 2007, entered into by and between Aerovías, as settlor and beneficiary in second place, BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, as beneficiary in the first place, and Deutsche Bank México, S.A., Institución de Banca Múltiple, Fiduciary Division, as trustee, as it may have been amended, fully or partially, added or otherwise reformed from time to time.

“Exit Debt Financing” has the meaning attributed thereto in Recital II of this Agreement.

“Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“GAM” has the meaning attributed thereto in the Recitals to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

“Default” means any event or situation that constitutes an Event of Default or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Default.

“Instruments” means all instruments, whether certified or not, negotiable instruments, securities, property titles, bank accounts, securities accounts, commodity contracts, and commodity accounts, including, without limitation, facilities and letters of credit that document, represent, arise or exist regarding to, in connection with, guarantee or otherwise support the payment of an Account Receivable, whether they are currently owned by Pledgors (or any of them) or that Pledgors (or any of them) acquire in the future, any rights regarding the realization of their respective businesses and/or used or derived from their main activity.

“Intangibles” means all rights and intangibles owned by Pledgors, currently owned by any of Pledgors or acquired or arising in the future, including, without limitation, all royalties, tax refunds, rights to refunds of taxes, and any other rights of any of the Pledgors (or any of them), including, without limitation, any trust rights arising from any type of trust agreement, including without limitation second trust rights derived from Accounts Receivable Trusts to collect, and the rights to use airport infrastructure for certain assigned landing and takeoff times (slots) (including, without limitation, the rights to use airport infrastructure for certain assigned slots at the Mexico City International Airport, the transmission of which is subject to express authorizations provided for in the provisions expressly provided for in the Regulations of the Airport Law and the General Bases for the assignment of slots at airports in saturation proper conditions published by the General Directorate of Civil Aviation in the DOF on September 29, 2017), as well as any goodwill inherent to any of the Pledgors with respect to the above, in relation to the operation of the businesses of said Pledgor and/or used to carry out or derive from its predominant activity.

“Inventory” means all of the inventory of Pledgors (or any of them), currently owned by them or acquired in the future, regardless of their location, including, without limitation, all property that Pledgors have for their sale or lease, or that have been supplied or to be supplied under service contracts, all goods held for display or demonstration, goods for rent or consignment, accessories, packaging and shipping materials, spare parts, returned goods and which possession has been recovered, all raw materials, goods in process of completion, finished goods and supplies used or consumed in the business of Pledgors, together with all documents, property titles, receipts and deposit certificates, pledge bonds, shipping certificates or orders for the delivery of all or any part of the above goods.

“Law” has the meaning given to such term in Representation (I)(h) of this Agreement.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Debt Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable, current or contingent, by GAM, the Guarantors (in any capacity) or Pledgors (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of any Pledgor derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital III of this Agreement.

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital II of this Agreement.

“RAM” means the Mexican Aviation Registry.

“RUG” has the meaning given to such term in Clause 2 of this Agreement.

“Mexican Routes Network” means each and every one of the rights to receive income from Pledgors by virtue of the exploitation of any concession, permit or authorization granted in their favor by the Ministry of Communications and Transport in accordance with the Civil Aviation Law, for the use and exploitation of airways for the provision of air transport services; in the understanding, however, for the purposes of clarity, that no pledge on Federal Concessions (or rights over Federal concessions) granted by the Federal Civil Aviation Agency of Mexico is or will ever be granted (nor will it be understood that it is granted or will be granted), without the prior consent of said authority in accordance with the provisions of article 15 of the Civil Aviation Law.

“Legal Requirements” means each and every one of the laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Government Authority, whether federal, state and/or local, related to or applicable to the Pledged Assets (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Assets (or any part thereof), as such requirements are amended, whether in whole or in part, added to, substituted for or otherwise amended from time to time.

“Sale and Lease-Back Transaction” has the meaning attributed to the term “Sale and Lease-Back Transaction” in the Indenture.

“Allowed Transfer” has the meaning given to it in paragraph (a) of Clause Five of this Agreement.

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the Pledge.

(a) In accordance with the Second Title, Chapter IV, Seventh Section of the Act, Pledgors in this act grant an unconditional and irrevocable non-dispossessory pledge in the first place and priority in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties (the “Security Interest”) on and with respect to their respective Pledged Assets (including, without limitation, each of the assets described in paragraphs II, III, IV and V of article 355 of the Law), that are currently the property of Pledgors (or any of them) or that Pledgors (or any of them) acquire in the future, or over which Pledgors have or in the future acquire any right or participation, whichever their location, and with everything that in fact or by law corresponds thereto, except for the Excluded Assets, in order to unconditionally and irrevocably guarantee the total, due and timely fulfillment, payment and satisfaction at maturity (whether at scheduled maturity, early maturity or for any other reason) of each and every of the Exit Debt Financing Secured Obligations.

In order to perfect the Security Interest on the Pledged Assets in accordance with the provisions of Articles 365, 366, and 367 of the Act, Pledgors in this act agree that, on the date of signing this Agreement (i) the Parties hereto will ratify it before a Mexican notary public, and (ii) Pledgors will submit this Agreement for registration in the Single Registry of Movable Guarantees (the “RUG”), and will deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration. For said purposes, Pledgors and Pledgee in this act and from this moment authorize and instruct the notary public before whom this Agreement is ratified, to register it before the RUG no later than on the referred date. Pledgors agree to (i) provide the notary public before whom this Agreement is ratified, the amounts that are necessary, if any, to cover the fees of said notary public and any notary expenses, duties, taxes, contributions or other amounts related to the registration process of this Agreement in the RUG; and (ii) collaborate with the Pledgee and/or the corresponding notary public and sign all the documents that Pledgee and/or said public notary may require, so that any of them may carry out any procedure or act related to the foregoing.

(c) Pledgors in this act agree and undertake to (i) as soon as possible, but in any event within three (3) business days following the date of execution of this Agreement, submit this Agreement to the RAM (together with a list of aircraft engines in respect of which Pledgors or any of them have legal ownership and/or ownership as of that date (including those described in Exhibit “I”), for registration with the RAM, provide Pledgee with written evidence of such filing, and (ii) deliver to Pledgee as soon as possible, but in any event within five (5) business days of the date of such filing, evidence in writing to demonstrate that this Agreement has been duly and timely recorded in the RAM with respect to the relevant aircraft engines; provided, however, that if Pledgors (or any of them) acquire any aircraft engines after this date, Pledgors shall (i) as soon as possible, but in any event within three (3) business days from the date on which the corresponding Pledgor acquires ownership of and/or title over such aircraft engines (unless Pledgors reasonably intend such aircraft engines to be part of or subject to a Sale and Lease-Back Transaction, in which case they shall so notify Pledgee under the terms and conditions of the Indenture), submit this Agreement to the RAM (together with a list of such aircraft engines), for registration, as well as provide Pledgee with written evidence of such submission, (ii) provide Pledgee as soon as possible, but in any event within five (5) business days of the date of the corresponding submission for registration, written evidence proving that this Agreement has been due and timely recorded in the RAM with respect to the applicable aircraft engines, and (iii) within two (2) business days of obtaining the Registration Certificates issued by the RAM, provide Pledgee a copy of such Certificates as applicable, noting the entry of this Security Interest.

(d) In addition, Pledgors in this act agree and accept that they shall (i) as soon as possible, but in any event within three (3) business days following the date of execution hereof, submit this Agreement for registration to or at any other registration, filing office, Government Institution or Authority (other than the RUG and the RAM, for which registration therein shall be governed by the provisions of paragraphs (b) and (c) above), as appropriate, considering the nature and legal requirements of the corresponding Pledged Assets; and (ii) deliver to Pledgee as soon as possible but in any event within five (5) business days from the date of execution hereof, evidence of the registrations or entries made by the registrations, institutions or other governmental authorities described in subsection (i) of this paragraph (d); provided, however, that Pledgors shall not be liable (and therefore no breach of their obligations in such case) for any delay in the registration process, which is attributable to the applicable Government Authority, to the extent that such Pledgors have diligently taken all necessary steps and efforts to speed up such registration process, and continue to diligently follow up the registration of the Security Interest, and Pledgee shall be informed in a timely manner and in writing by Pledgors of any delays, as well as of all the steps taken by Pledgors for such purposes.

(e) Pledgors in this act irrevocably authorize the Pledgee to (i) at its sole discretion; (ii) without the need to notify Pledgors; (iii) at the entire cost and charge of the Pledgors; and (iv) without any liability to the Pledgee, file and carry out any notification, presentation or instrument in or before any registry, office or registration office, institution or Government Authority, as Pledgee deems appropriate in order to perfect or protect the Security Interest.

(f) Pledgors agree and undertake to, on this date, (I) grant in favor of Pledgee, in a public deed before a Mexican notary public, a special irrevocable power of attorney in terms of the form attached hereto as Exhibit “J”, so that in the name and on behalf of Pledgors or in any other way, Pledgee may carry out (a) all the actions described in this Agreement and all acts incidental thereto, as well as any actions that are necessary to preserve any rights of Pledgee and/or the Secured Parties of the Exit Debt Financing with respect to the Pledged Assets (or any part thereof), including without limitation, in the event that an Event of Default occurs and continues, instruct all counterparties of Pledgors regarding each and every Account Receivable, to pay and deposit all amounts payable to any Pledgor directly to the Pledgee in the accounts designated by said Pledgee, and receive said amounts and deposits and apply them for the payment of the Exit Debt Financing Secured Obligations in accordance with the provisions of the Exit Debt Financing Documents; and (b) carry out all acts that are necessary for, and execute, acknowledge and/or deliver all and any acts, documents, deeds, assignments, pledge agreements, security agreements, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Security Interest granted in accordance with this Agreement, as well as the rights, actions and resources of Pledgee and of the Secured Parties of the Exit Debt Financing pursuant to this instrument, and/or (ii) carry out the intention or facilitate the performance of the terms of this Agreement, as well as to allow Pledgee and the Secured Parties of the Exit Debt Financing to exercise their respective rights, actions and resources in accordance with this Agreement and/or the applicable laws, and/or (iii) register this Agreement and/or any transaction contemplated herein (including, without limitation, the Security Interest), in or before all necessary or applicable registries, offices or filing offices, institutions or Government Authorities; and for it to be able to (iv) demand payment, collect, require payment of, recover, accumulate, combine, receive and grant and issue letters of payment and receipts for amounts due and to be due under or with respect to the Pledged Assets; and/or (v) receive, endorse and collect any securities or certificates of deposit, assignments, verifications and notifications in relation to the accounts Receivable and other documents related to the Pledged Assets; and/or (vi) receive, endorse and collect any and all instruments derived from any Accounts Receivable that are payable to Pledgor; and (II) deliver to Pledgee an original transcript of the public deed stating said power of attorney.

(g) Pledgors must pay all reasonable and documented fees, notary expenses, duties, taxes, contributions, as well as any other amounts necessary to comply with their obligations under this Clause One.

Three. Term; Continuity of the Security Interest. The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgors (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgors and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees; provided, however, that in case of transfer of any Pledged Assets by virtue of an Allowed Transfer under the terms and subject to the conditions of Clause Five, the Security Interest on the Pledged Assets transferred shall cease and be automatically released. As soon as reasonably possible, but in any case within ten (10) Business Days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) or the Pledgors (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgors, Pledgee shall provide Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “K” (the “Termination Notice”). Only by the delivery of the Termination Notice made by Pledgee to Pledgors pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgors shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Assets guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgor in this act waives any rights, present or future, it may have to request the partial release of the pledge created hereunder or of any other security that Pledgor or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, and the Parties agree hereby that notwithstanding the provisions of Article 349 of the Act, the Security Interest granted hereunder shall not be reduced under the provisions of said article.

Four. Obligations of Pledgors.

(a) Pledgors undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Assets and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Assets, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Assets) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Assets and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgors shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Assets currently owned by, or acquired by, Pledgors, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Assets or any interest therein or any interest thereon, except for that allowed under paragraph (a) of Clause Five hereof and except for the Security Interest or as otherwise permitted by the Indenture, including the Sale and Lease-Back Transactions; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Assets, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Assets (or any part thereof);

ii.	comply, observe, maintain, renew and carry out all and any applicable Legal Requirements or with respect to the Pledged Assets;

iii.	cover and pay in full all and any necessary or convenient costs and expenses for the proper conservation, repair, administration and operation of all and any Pledged Assets;

iv.

undertake any commercially reasonable efforts to maintain the Pledged Assets in good physical condition and for its operation and carry out any repairs and replacements thereto in order to maintain the value and operational efficiency of the Pledged Assets, ordinary wear and tear excepted;

v.

in accordance with the provisions of Article 361 of the Law, maintain possession of the Pledged Assets at all times; provided that Pledgors will be responsible for any losses or damages that are suffered by Pledgee and/or the Secured Parties of the Exit Debt Financing in relation to the Pledged Assets, due to negligence, fraud or bad faith of any Pledgors;

vi.

refrain from amending the terms of any document that constitutes or is related to the Pledged Assets, in any manner, that may affect the performance of the Exit Debt Financing Secured Obligations or otherwise result (or may reasonably be expected to result) in a breach of or conflict with the terms and conditions of the Exit Debt Financing Documents, without prior written authorization of Pledgee;

vii.	refrain from taking any action or allowing any Person to take or refrain from any action, which may impair the validity or enforceability of the Security Interest created hereunder;

viii.

guarantee at all times the existence and legitimacy of the Pledged Assets, until such time as the Exit Debt Financing Secured Obligations have been duly and timely satisfied, paid, complied with and irreversibly settled in full, to the satisfaction of Pledgee;

ix.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgors(or any of them) reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the material loss, destruction or reduction of the value of the Pledged Assets (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

x.

provide Pledgee all the information that Pledgee wishes in connection with the Pledged Assets as soon as possible but in any case within two (2) Business Days following the date on which any Pledgor receives such request;

xi.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default; and

xii.

In the event of an event of default, at their own expense, notify all debtors under any and all Accounts Receivable held by Pledgors at that time, instructing such debtors to make all payments under such Accounts Receivable directly to the bank account designated by Pledgee.

(b) Pledgors undertake to and agree that they shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgors, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal fees), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Assets or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Assets; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement. The indemnity obligations of Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Assets (or any part thereof) in accordance with Clause Seven of this Agreement or otherwise.

(c) Pledgors in this act expressly and irrevocably agree to maintain the Security Interest in favor of Pledgee on all of Pledged Aircraft and in this act Pledgors unconditionally, expressly and irrevocably waive to exercise each and every right provided for in Article 358 of the Law, without the prior written consent of Pledgee.

Five. Pledged Assets.

(a) Use and Transfer of the Pledged Assets. In accordance with the provisions of Article 356 of the Law, and to the extent that no Default or Events of Default has occurred, Pledgors shall have the right to: (i) use the Pledged Assets in the ordinary course of business and according to their nature; (ii) irrevocably transfer and assign the Pledged Assets or any part thereof to any banking or financial institution acting as trustee in any escrow and/or administration and/or source of payment contracts, and/or any other type of Mexican trust agreement constituted for the benefit of Pledgee or entered into in accordance with the terms of the Exit Debt Financing Documents; (iii) irrevocably transfer or assign the Pledged Assets or any part thereof or otherwise dispose of the Pledged Assets in the ordinary course of business, including any Sale and Lease-Back Transactions, within the ordinary course of business of Pledgors; to the extent, such transfers or assignments are permitted by the applicable provisions of the Indenture (each transfer under this paragraph (iii), an “Allowed Transfer”); provided, however, that (a) the prior written consent of Pledgee will be required for the transfer or disposal of the Pledged Assets which replacement value is greater than the original cost of the corresponding Pledged Asset, and (b) at the time of making any Allowed Transfer, the Security Interest on the part of the Pledged Assets that are transferred will cease and be released automatically; provided, further, that the goods or products that Pledgors receive or are entitled to receive as consideration for such Allowed Transfer (including the right to collect and receive such consideration) shall form part of the Pledged Assets as provided for in this Agreement; and (iv) collect and receive any and all payments, distributions or any other amounts arising out of or relating to the Pledged Assets and use the proceeds of any Allowed Transfer of the Pledged Assets in the ordinary course of their business, in each case, only to the extent that any such action does not result (or could not reasonably be expected to result) in a breach of, or conflict with, the terms and conditions of the Exit Debt Financing Documents. At the time a Default or Event of Default occurs, all rights of Pledgors under this paragraph (a) will automatically terminate, and Pledgee may follow the enforcement procedure provided in Clause Seven.

The Parties to this act agree that (i) the Pledged Assets shall be located in the place where it is necessary and/or convenient for the Pledgors to carry out their respective activities in the ordinary course of their business; (ii) as consideration for any Allowed Transfer of any Pledged Assets, Pledgors shall receive at least the market value of such Pledged Assets; and (iii) Pledgors may only make Allowed Transfers in accordance with the terms and subject to the conditions set forth herein and in other Exit Debt Financing Documents.

(b) Inspection Rights. In accordance with Article 362 of the Act, Pledgee (or any other Person(s) designated by Pledgor) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgors, to visit and access any place of business of Pledgors wherever Pledged Assets are located, prior authorization of the relevant Pledgor, and to inspect the Pledged Assets in order to verify compliance by

Pledgors with the Exit Debt Financing Documents, to perform site visits, examine, inspect and audit the books and records of Pledgors related only to the Pledged Assets, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgors only in respect of or in connection with the Pledged Assets, as well as to discuss the matters, finance and conditions of the Pledged Assets, with the officers and independent accountants of Pledgors. Pledgors shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgors during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgors at non-working times and without prior notice to Pledgors.

(c) Insurance. In accordance with the provisions of Article 360 of the Act, Pledgors will maintain or cause to be maintained an insurance with respect to all Pledged Assets in accordance with the provisions of the Exit Debt Financing Documents; provided, however, that all insurance policies regarding the Pledged Assets must be duly issued in favor of Pledgee as beneficiary of any compensation, as loss payee and/or additional insured, as applicable. Any insurance proceeds will form part of the Pledged Assets and must be applied by Pledgee to the payment of the Exit Debt Financing Secured Obligations.

(d) Liability in respect of the Pledged Assets. Pledgors shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Assets.

(e) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

(f) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgor or any other Person, on this date or at any later time, gives any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against Pledgor or any other Person.

Six. Event of Default. In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgors under paragraph (a) of Clause Five shall cease and terminate automatically; provided that all obligations of Pledgors shall remain in full force and effect and shall be fulfilled exclusively by Pledgors; and (ii) each and every right arising out of or in connection with the Pledged Aircraft shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture, the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or considerations arising out of or derived from, or in connection with, the Pledged Assets, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Assets in accordance with the provisions of Clause Seven hereof, and to exercise its rights in any other manner as provided for in the Act.

Seven. Execution.

(a) Pledgors in this act expressly and irrevocably authorize Pledgee so that, in the event of an Event of Default, it executes the Pledged Assets and initiates the out-of-court or judicial execution procedure in accordance with the applicable provisions of Book Five, Title Third Bis, Chapters I and/or II of the Commercial Code, as applicable, in order to obtain payment of the Exit Debt Financing Secured Obligations in full and seek the delivery and physical possession of the Pledged Assets through said procedure.

(b) In accordance with the provisions of Article 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362, and 363 of the Act, the Parties hereby agree that, for the purposes of valuing the Pledged Assets, Pledgors in this act expressly and irrevocably authorize Pledgee, so that, at the exclusive cost of Pledgors, obtain an appraisal of the Pledged Assets prepared by the Mexican credit institution or appraisal firm of recognized prestige in Mexico that Pledgee designates for such purposes.

(c) Pledgors in this act agree and undertake that they shall carry out and/or cause all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Assets in accordance with applicable law. Additionally, Pledgors undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Assets to be executed, and to sign and deliver any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law. Also, Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Assets shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Act and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Assets.

Eight. Capacity of Collateral Agent. As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgors in this act, expressly and irrevocably, acknowledge that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waive their rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement, the Appointment of the Collateral Agent, and the other Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Trustee or the Secured Parties of the Exit Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Nine. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, the fees of the notary public and registration costs and duties, as well as reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgor and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgors pursuant to this Clause Twelve shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Ten. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgors without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgors, but without requiring its consent to carry out such assignment or transfer, provided that such assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgors undertake to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, at the time when any Pledgor receives a notice of assignment by Pledgee, the corresponding Pledgor must carry out any other act as necessary to maintain the validity and perfecting of the pledge created hereby.

Eleven. Novation; Amendments; Waivers. Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgors and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgors from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Twelve. Notices. All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgors:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone: [***]

Attn: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

E-mail: [***]

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 21

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Telephone: [***]

Attn: Alejandro Sainz Orantes / Santiago Alessio Robles

E-mail: [***]

To Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

e-mail: [***]

With copy, without this meaning notice, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, piso 28

Juárez, Cuauhtémoc 06600

Mexico City

Attn: Alejando Landa Thierry / Aldo González Melo

E-mail: [***]

and

Nader, Hayaux y Goebel, S.C.

Paseo de los Tamarindos 400-B Piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attn: Javier Arreola E.

E-mail: [***]

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Thirteen. Additional Obligations. Pledgors shall, at any time and from time to time, at their sole cost and expense, promptly execute and deliver all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Assets (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Assets or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Assets or any part thereof by Pledgee.

Fourteen. Severability If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Fifteen. Attachments and Headers. All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Sixteen. Headings. The headings in each Clause of this Agreement are for reference purposes only and shall have no effect whatsoever in relation to the meaning or interpretation of such Clause or this Agreement.

Seventeen. Counterparts. This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Eighteen. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Annex “A”

to

Indenture

Non-Dispossessory Pledge Agreement

Corporate Documents of Pledgors

[Omitted]

Annex “B”

to

Indenture

Non-Dispossessory Pledge Agreement

Indenture

[Omitted]

Annex “C”-1

to

Indenture

Non-Dispossessory Pledge Agreement

Existing Encumbered Assets

[Omitted]

Annex “C”-2

to

Indenture

Non-Dispossessory Pledge Agreement

Exit Debt Financing Encumbered Assets

[Omitted]

Annex “D”

to

Indenture

Non-Dispossessory Pledge Agreement

Certain Pledged Assets

[Omitted]

Annex “E”

to

Indenture

Non-Dispossessory Pledge Agreement

Exit Debt Financing Commitment Letter

[Omitted]

Annex “F”

to

Indenture

Non-Dispossessory Pledge Agreement

Exit Debt Financing Terms Sheet

[Omitted]

Annex “G”

to

Indenture

Non-Dispossessory Pledge Agreement

Bank Accounts

[Omitted]

Annex “H”

to

Indenture

Non-Dispossessory Pledge Agreement

Accounts Receivable

[Omitted]

Annex “I”

to

Indenture

Non-Dispossessory Pledge Agreement

Equipment

[Omitted]

Annex “J”

to

Indenture

Non-Dispossessory Pledge Agreement

Power of Attorney Form

[Omitted]

Annex “K”

to

Indenture

Non-Dispossessory Pledge Agreement

Termination Notice Form

[Omitted]

Exhibit I

to

Indenture

FORM OF GSE TRUST NON-POSSESSORY PLEDGE AGREEMENT

I-1

Execution Version

[TO BE RATIFIED BEFORE A MEXICAN NOTARY PUBLIC AND REGISTERED IN THE RUG]

NON-DISPOSSESSORY PLEDGE AGREEMENT ON BENEFICIAL INTEREST dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between:

(a) Aerovías de México S.A. de C.V. (“Aerovías”), and Aerolitoral, S.A. de C.V. (“Aerolitoral”), as pledgors (each of them, in said character, a “Pledgor” and, jointly, the “Pledgors”); and

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); under the following Recitals, Representations and Clauses.

Recitals

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. GSE Trust On December 15, 2011, Aerovias, Aerolitoral y Servicio Mexicano de Vuelos de Fletamento, S.A. de C.V.11, as settlors and beneficiaries, and Nacional Financiera, S.C., Institución de Banca de Desarrollo, Trust Division, as trustee (the “Trustee”), entered into a trust agreement identified with number 80644 (as amended, in full or in part, added or otherwise reformed from time to time, the “GSE Trust”), under which Aerovias and Aerolitoral assigned, transferred and conveyed all their respective rights, title and interests in, and with respect to, all motorized and non-motorized goods intended for the provision of ground support services, used to provide the ground complementary services provided for in article 48 of the Airports Act (the “Ground Support Equipment”). A copy of the GSE Trust (without Exhibits) is attached hereto as Exhibit “A”.

III. Exit Debt Financing Commitment Documents. On December 10, 2021, Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

[1]

In accordance with public deed number 11,927 dated July 8, 2013, granted before Mr. Raúl Rodríguez Piña, Notary Public number 249 of Mexico City, Servicio Mexicano de Vuelos de Fletamento, S.A. de C.V. merged with Aerolitoral, S.A. de C.V. As a result of such merger, (i) Aerolitoral, S.A. de C,V, acquired 100% of the assets of Servicio Mexicano de Vuelos de Fletamento, S.A. de C.V., including all its assets, rights and obligations; (ii) Servicio Mexicano de Vuelos de Fletamento, S.A. de C.V. became extinct; and (iii) Aerolitoral, S.A. de C.V. replaced Servicio Mexicano de Vueltas de Fletamento, S.A. de C.V. in each and every one of its acts and operations, including, without limitation, contracts, agreements, licenses, permits and concessions, which have been previously executed by said extinguished company.

IV. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

V. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

VI. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

VII. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VIII. Pledgors enter into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Assets to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representations

I. Pledgors in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Pledgor is a fully incorporated and validly existing variable capital stock company under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “B” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgors and to the best of their knowledge, there are no procedures brought against Pledgors, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

Pledgors are the sole and legitimate owners and beneficiaries, and have the legitimate ownership, of the Pledged Assets, as applicable, and each Pledgor is up to date in complying with each and every one of its obligations and legal requirements derived of or related to their respective Pledged Assets;

(e)

the Pledged Assets are free of any Lien (except for Liens permitted under the Indenture), conditions, limitations or restrictions of ownership or any other options or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal;

(f)

none of the Pledged Assets is subject to any agreement, arrangement, contract or other type of document pursuant to which (a) is granted to a third party (x) any option or right of any nature to use, enjoy, own or otherwise lease the Pledged Assets or any part thereof and/or (y) any option or right to manage or otherwise control or operate the Pledged Assets or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use or operation of the Pledged Assets or any part thereof, or the rights derived from or related to them, except for the restrictions provided in this Agreement and other Exit Debt Financing Documents;

(g)

neither the bylaws of the Pledgors, nor any of the contracts to which Pledgors are a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Assets in accordance with the provisions of this Agreement;

(k)

all authorizations, licenses, permits and certificates required under the applicable Legal Requirements have been duly and validly obtained and paid in full by Pledgors in accordance with the applicable Legal Requirements, except to the extent that it cannot reasonably be expected to cause a material adverse effect, and are and will remain in full force and effect during the term of this Agreement;

(i)

Pledgors do not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect, including the Exit Debt Financing Order by those notices that have been duly delivered prior to the execution of this Agreement o except for those government authorizations and contractual approvals) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the pledge in first place and first priority perfected on the Pledged Assets, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(j)

as of this date, it does not exist and, to the best of each Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Assets or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of any Pledgor derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgors with respect to their respective Pledged Assets;

(k)

the execution and fulfillment of this Agreement is within the corporate purpose of each Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the current bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgors; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgors are a party or to which Pledgors or their respective assets (other than the Pledged Assets) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

(l)

the persons who enter into this Agreement on behalf and representation of each Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of each Pledgor and to validly bind each Pledgor in the terms of this Agreement, as stated in the public instruments listed in Exhibit “B” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(m)

it is the intention and will of each Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Assets in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(n)

each Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(o)

through the execution of this Agreement, each Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

(p)

each Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Assets hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(q)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(r)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Assets (which granting has been authorized by the Bankruptcy Court through the Exit Debt Financing Order).

II.	Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Exhibits, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “C”, entered into on March 17, 2022 by, among others, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Collateral Agent” has the meaning attributed thereto in Recital VI of this Agreement.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“Pledged Assets” means the joint reference to (i) the Beneficial Interest, (ii) any other interest, participation, right, resource, proceeds, distribution, dividend (in cash, participations or in any other way) and any other rights and properties that from time to time are received, paid or distributed in any way with respect to, or in exchange for, all or part of said Beneficial Interest, and (iii) all cash, cash equivalents, goods, products and/or proceeds received by any Pledgor in connection with or derived from the Pledged Assets.

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “D”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “E”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Commercial Code” means the Mexican Commercial Code.

“Bankruptcy Code” means the United States Code.

“Agreement” means this Non-Dispossessory Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Bankruptcy Court” has the meaning attributed thereto in Recital III of this Agreement.

“Beneficial Interest” means any and all beneficial interest, present or future, of each Pledgor, as settlors and as beneficiaries under the GSE Trust, as calculated quarterly by Trustee in accordance with the GSE Trust, as well as any other present and future beneficial interest, economic rights and benefits, of Pledgors with respect to the Trust Estate in connection with, or arising from, the GSE Trust.

“Designation of Collateral Agent” has the meaning attributed thereto in Recital VI of this Agreement.

“Debtors” has the meaning attributed thereto in Recital III to this Agreement.

“Pledgors” has the meaning attributed thereto in the Recitals to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the legal tender in the United States of America.

“Ground Support Equipment” has the meaning attributed thereto in Recital II to this Agreement.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“Trustee” has the meaning attributed thereto in Recital II of this Agreement.

“Indenture Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“Exit Debt Financing” has the meaning attributed thereto in Recital III of this Agreement.

“GSE Trust” has the meaning attributed thereto in Recital II of this Agreement.

“GAM” has the meaning attributed thereto in Recital III to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

“Default” means any event or situation that constitutes an Event of Default or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Defualt.

“Law” means the General Law on Securities and Credit Transactions.

“Airports Law” means the Mexican Airports Law.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable, current or contingent, by GAM, the Guarantors (in any capacity) or Pledgors (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of any Pledgor derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital IV of this Agreement.

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Trust Estate” has the meaning attributed to the term “Trust Estate” in the GSE Trust.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital III of this Agreement.

“RUG” has the meaning given to such term in Clause 2 of this Agreement.

“Legal Requirements” means each and every one of the laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Government Authority, whether federal, state and/or local, related to or applicable to the Pledged Assets (or any part thereof), including, without limitation, the design, use, operation and maintenance of the Pledged Assets (or any part thereof), as such requirements are amended, whether in whole or in part, added to, substituted for or otherwise amended from time to time.

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the Pledge.

(a) In accordance with the Second Title, Chapter IV, Seventh Section of the Act, Pledgors in this act grant an unconditional and irrevocable non-dispossessory pledge in the first place and priority in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties (the “Security Interest”) on and with respect to the Pledged Assets that are currently the property of Pledgors (or any of them) or that Pledgors (or any of them) acquire in the future, or over which Pledgors have or in the future acquire any right or participation on or under the GSE Trust, and with everything that in fact or by law corresponds thereto, in order to unconditionally and irrevocably guarantee the total, due and timely fulfillment, payment and satisfaction at maturity (whether at scheduled maturity, early maturity or for any other reason) of each and every of the Exit Debt Financing Secured Obligations.

In order to perfect the Security Interest on the Pledged Assets in accordance with the provisions of Articles 365, 366, and 367 of the Act, Pledgors in this act agree that, on the date of signing this Agreement (i) the Parties hereto will ratify it before a Mexican notary public, and (ii) Pledgors will submit this Agreement for registration in the Single Registry of Movable Guarantees (the “RUG”), and will deliver to Pledgee a copy of the electronic registration ticket issued by the RUG, documenting said registration. For said purposes, Pledgors and Pledgee in this act and from this moment authorize and instruct the notary public before whom this Agreement is ratified, to register it before the RUG no later than on the referred date. Pledgors agree to (i) provide the notary public before whom this Agreement is ratified, the amounts that are necessary, if any, to cover the fees of said notary public and any notary expenses, duties, taxes, contributions or other amounts related to the registration process of this Agreement in the RUG; and (ii) collaborate with the Pledgee and/or the corresponding notary public and sign all the documents that Pledgee and/or said public notary may require, so that any of them may carry out any procedure or act related to the foregoing.

(c) Additionally, Pledgors in this act agree and accept, as soon as possible and in any case within two (2) Business Days following the date of execution hereof, to (i) notify Trustee with regard to the execution of this Agreement and the granting of the Security Interest, providing said Trustee a copy hereof and informing about its terms, and (ii) provide Pledgee evidence that Trustee has been notified as provided for in paragrapbove and acknowledges the existence of the Security Interest.

(d) Pledgors in this act irrevocably authorize the Pledgee to (i) at its sole discretion; (ii) without the need to notify Pledgors; (iii) at the entire cost and charge of the Pledgors; and (iv) without any liability to the Pledgee, file and carry out any notification, presentation or instrument in or before any registry, office or registration office, institution and/or Trusty and/or Government Authority, as Pledgee deems appropriate in order to perfect or protect the Security Interest.

(e) Pledgors agree and undertake, on this date, to (I) grant in favor of Pledgee, in a public deed before a Mexican notary public, a special irrevocable power of attorney in terms of the form attached hereto as Exhibit “F”, so that in the name and on behalf of Pledgors or in any other way, Pledgee may (a) carry out all the actions described in this Agreement and all acts incidental thereto, as well as any actions that are necessary to preserve any rights of Pledgee and/or the Secured Parties of the Exit Debt Financing with respect to the Pledged Assets (or any part thereof), including without limitation, in the event that an Event of Default occurs and continues, instruct Trustee to pay and deposit all amounts payable to any Pledgor directly to the Pledgee in the accounts designated by said Pledgee, and receive said amounts and deposits and apply them for the payment of the Exit Debt Financing Secured Obligations in accordance with the provisions of the Exit Debt Financing Documents; (b) exercise all the rights and powers corresponding to, or related to, the Beneficial Interest, in accordance with the provisions of Clause Five of this Agreement; and (c) carry out all acts that are necessary for, and execute, acknowledge and/or deliver all and any acts, documents, deeds, assignments, pledge agreements, security agreements, and other documents required to (i) perfect, assign, transfer, protect, confirm and/or maintain the Security Interest granted in accordance with this Agreement, as well as the rights, actions and resources of Pledgee and of the Secured Parties of the Exit Debt Financing pursuant to this instrument, and/or (ii) carry out the intention or facilitate the performance of the terms of this Agreement, as well as to allow Pledgee and the Secured Parties of the Exit Debt Financing to exercise their respective rights, actions and resources in accordance with this Agreement and/or the applicable laws, and/or (iii) register this Agreement and/or any transaction contemplated herein (including, without limitation, the Security Interest), in or before all necessary or applicable registries, offices or filing offices, institutions or Government Authorities; and for it to be able to (iv) demand payment, collect, require payment of, recover, accumulate, combine, receive and grant and issue letters of payment and receipts for amounts due and to be due under or with respect to the Pledged Assets; and/or (v) receive, endorse and collect any securities or certificates of deposit, assignments, verifications and notifications in relation to the Beneficial Interest and other documents related to the Pledged Assets; and/or (vi) receive, endorse and collect any and all instruments derived from any Beneficial Interest that are payable to any Pledgor; and (II) deliver to Pledgee an original transcript of the public deed stating said power of attorney.

(g) Pledgors must pay all reasonable and documented fees, notary expenses, duties, taxes, contributions, as well as any other amounts necessary to comply with their obligations under this Clause Two.

Three. Term; Continuity of the Security Interest. The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgors (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgors and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within ten (10) Business Days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) or the Pledgors (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgors, Pledgee shall provide Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “G” (the “Termination Notice”). Only by the delivery of the Termination Notice made by Pledgee to Pledgors pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgors shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Assets guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgor in this act waives any rights, present or future, it may have to request the partial release of the pledge created hereunder or of any other security that Pledgor or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, and the Parties agree hereby that notwithstanding the provisions of Article 349 of the Act, the Security Interest granted hereunder shall not be reduced under the provisions of said article.

Four. Obligations of Pledgors.

(a)	Pledgors undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Assets and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Assets, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Assets) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Assets and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgor shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Assets currently owned by, or acquired by, Pledgor, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Assets or any interest therein or any interest thereon, except for the Security Interest or as otherwise permitted by the Indenture; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Assets, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Assets (or any part thereof);

ii.	comply, observe, maintain, renew and carry out all and any applicable Legal Requirements or with respect to the Pledged Assets and/or the GSE Trust;

iii.	cover and pay in full all and any necessary or convenient costs and expenses for the proper conservation, repair, administration and operation of all and any Pledged Assets and/or the GSE Trust;

iv.

refrain from amending the terms of any document that constitutes or is related to the Pledged Assets, in any manner, that may affect the performance of the Exit Debt Financing Secured Obligations or otherwise result (or may reasonably be expected to result) in a breach of or conflict with the terms and conditions of the Exit Debt Financing Documents, without prior written authorization of Pledgee;

v.	refrain from taking any action or allowing any Person to take or refrain from any action, which may impair the validity or enforceability of the Security Interest created hereunder;

vi.

guarantee at all times the existence and legitimacy of the Pledged Assets, until such time as the Exit Debt Financing Secured Obligations have been duly and timely satisfied, paid, complied with and irreversibly settled in full, to the satisfaction of Pledgee;

vii.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgors (or any of them) reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the loss, destruction or material reduction of the value of the Pledged Assets (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

viii.

provide Pledgee all the information that Pledgee wishes in connection with the Pledged Assets and/or the GSE Trust, as soon as possible but in any case within two (2) Business Days following the date on which Pledgor receives such request;

ix.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default; and

x.

in the event that an Event of Default occurs, at its full cost and expense, notify Trustee, instructing it to make, where appropriate, all payments under the GSE Trust related to the Beneficial Interest directly to the bank account designated by Pledgee.

(b) Pledgors undertake to and agree that they shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgors, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal fees), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Assets or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Assets; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement. The indemnity obligations of Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Assets (or any part thereof) in accordance with Clause Seven of this Agreement or otherwise.

(c) Pledgors in this act expressly and irrevocably agree to maintain the Security Interest in favor of Pledgee on all of Pledged Aircraft and in this act Pledgors unconditionally, expressly and irrevocably waive to exercise each and every right provided for in Article 358 of the Law, without the prior written consent of Pledgee.

Five. Pledged Assets.

(a) Economic and Corporate Rights. Unless there is a Default or an Even of Default, Pledgors shall have the right to exercise the rights derived from their respective Beneficial Interest in a manner consistent with and not resulting from the Exit Debt Financing Documents (or not reasonably expected to result) in a breach of, or conflict with, the terms and conditions of this Agreement, the other Exit Debt Financing Documents and/or any transactions contemplated thereunder, the rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to or in terms of this Agreement, any of the other of Exit Debt Financing Documents or applicable law, or the ability of Pledgee and/or any Exit Debt Financing Secured Parties to exercise any such rights, actions and remedies; provided, however, that no vote shall be cast and no consent shall be granted or any action shall be taken which has the effect of impairing or damaging the position or interests of Pledgee and/or the Exit Debt Financing Secured Parties in respect of the Beneficial Interest, or which authorizes, causes or consents to: (i) the termination or cancellation of the GSE Trust; (ii) the creation or granting of any Lien or other type of collateral over the Beneficial Interest and/or the Trust Estate (or any part thereof); (iii) the sale, transfer, conveyance or other type of disposal of all or part of the Beneficial Interest and/or the Trust Estate (except in the ordinary course of business but solely in so far such transfer or any other disposal is allowed under the terms of the Exit Debt Financing Documents); and/or (iv) the reform or amendment of the GSE Trust.

(b) At the time a Default or an Event of Default occurs, the rights of Pledgors to exercise any rights in relation to the Pledged Assets as described in paragraph (a) above shall cease, and all such rights and power shall be exercised thereafter by Pledgee, who shall have the exclusive right to exercise such rights and powers belonging to or related to the Security Interest, in the manner deemed appropriate; provided that, Pledgee shall have the right, but not the obligation, at any time after a Default occurs, to authorize Pledgors in writing to exercise such rights.

(c) Inspection Rights. In accordance with Article 362 of the Act, Pledgee (or any other Person(s) designated by Pledgee) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgors, to visit and access any place of business of Pledgors wherever Pledged Assets are located, prior authorization of the relevant Pledgor, and to inspect the Pledged Assets in order to verify compliance by Pledgors with the Exit Debt Financing Documents, to perform site visits, examine, inspect and audit the books and records of Pledgors related only to the Pledged Assets and/or the GSE Trust, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgors only in respect of or in connection with the Pledged Assets and/or the GSE Trust, as well as to discuss the matters, finance and conditions of the Pledged Assets, with the officers and independent accountants of Pledgors. Pledgors shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgors during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgors at non-working times and without prior notice to Pledgors.

(d) Liability in respect of the Pledged Assets. Pledgors shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Assets.

(e) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

(f) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgor or any other Person, on this date or at any later time, gives any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against Pledgor or any other Person.

Six. Event of Default. In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgors under paragraph (a) of Clause Five shall cease and terminate automatically; provided that all obligations of Pledgors shall remain in full force and effect and shall be fulfilled exclusively by Pledgors; and (ii) each and every right arising out of or in connection with the Pledged Aircraft shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture, the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or considerations arising out of or derived from, or in connection with, the Pledged Assets, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Assets in accordance with the provisions of Clause Seven hereof, and to exercise its rights in any other manner as provided for in the Act.

Seven. Execution.

(a) Pledgors in this act expressly and irrevocably authorize Pledgee so that, in the event of an Event of Default, it executes the Pledged Assets and initiates the out-of-court or judicial execution procedure in accordance with the applicable provisions of Book Five, Title Third Bis, Chapters I and/or II of the Commercial Code, as applicable, in order to obtain payment of the Exit Debt Financing Secured Obligations in full and seek the delivery and physical possession of the Pledged Assets through said procedure.

(b) In accordance with the provisions of Article 1414 bis and 1414 bis 17 of the Commercial Code and Articles 361, 362, and 363 of the Act, the Parties hereby agree that, for the purposes of valuing the Pledged Assets, Pledgors in this act expressly and irrevocably authorize Pledgee, so that, at the exclusive cost of Pledgors, obtain an appraisal of the Pledged Assets prepared by the Mexican credit institution or appraisal firm of recognized prestige in Mexico that Pledgee designates for such purposes.

(c) Pledgors in this act agree and undertake that they shall carry out (and cause Trustee to carry out) all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Assets in accordance with applicable law. Additionally, Pledgors undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Assets to be executed, and to sign and deliver (and cause Trustee to sign and deliver) any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law. Also, Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Assets shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Act and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Assets.

Eight. Capacity of Collateral Agent. As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgors in this act, expressly and irrevocably, acknowledge that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waive their rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement, the Appointment of the Collateral Agent, and the other Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Indenture Trustee or the Secured Parties of the Exit Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Nine. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, the fees of the notary public and registration costs and duties, as well as reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgor and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgors pursuant to this Clause Twelve shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Ten. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgors without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgors, but without requiring its consent to carry out such assignment or transfer, provided that such assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgors undertake to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, at the time when any Pledgor receives a notice of assignment by Pledgee, the corresponding Pledgor must carry out any other act as necessary to maintain the validity and perfecting of the pledge created hereby.

Eleven. Novation; Amendments; Waivers. Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgors and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgors from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Twelve. Notices. All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgors:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone: [***] Attn: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

e-mails: [***]

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 20

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Telephone: [***]

Attn: Alejandro Sainz Orantes / Santiago Alessio Robles

e-mails: [***]

To Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attn: Julius Zamora

e-mail: [***]

With copy, without this meaning notice, to:

Holland & Knight Mexico, S.C.

Paseo de la Reforma 343, piso 28

Juárez, Cuauhtémoc 06600

Mexico City

Attn: Alejando Landa Thierry / Aldo González Melo

e-mail: [***]

and

Nader, Hayaux and Goebel, S.C.

Paseo de los Tamarindos 400-B Piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attn: Javier Arreola E.

e-mail: [***]

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Thirteen. Additional Obligations. Pledgors shall, at any time and from time to time, at their sole cost and expense, promptly execute and deliver (and cause Trustee to execute and deliver) all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Assets (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Assets or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Assets or any part thereof by Pledgee.

Fourteen. Severability If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Fifteen. Attachments and Headers. All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Sixteen. Headings. The headings in each Clause of this Agreement are for reference purposes only and shall have no effect whatsoever in relation to the meaning or interpretation of such Clause or this Agreement.

Seventeen. Counterparts. This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Eighteen. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Annex “A”

to

Indenture.

GSE Non-Dispossessory Pledge Agreement

GSE Trust

[Omitted]

Annex “B”

to

Indenture.

GSE Non-Dispossessory Pledge Agreement

Corporate Documents of Pledgors

[Omitted]

Annex “C”

to

Indenture.

GSE Non-Dispossessory Pledge Agreement

Indenture

[Omitted]

Annex “D”

to

Indenture.

GSE Non-Dispossessory Pledge Agreement

Exit Debt Financing Commitment Letter

[Omitted]

Annex “E”

to

Indenture.

GSE Non-Dispossessory Pledge Agreement

Exit Debt Financing Terms Sheet

[Omitted]

Annex “F”

to

Indenture.

Non-Dispossessory Pledge Agreement

Power of Attorney Form

[Omitted]

Annex “G”

to

Indenture.

GSE Non-Dispossessory Pledge Agreement

Termination Notice Form

[Omitted]

Exhibit J

to

Indenture.

FORM OF MEXICAN SHARE PLEDGE AGREEMENT

J-1

Execution Version

PLEDGE AGREEMENT ON SHARES dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between

(a) Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), Aerovías de México, S.A. de C.V. (“Aerovías”), Aerolitoral, S.A. de C.V. (“Aerolitoral”), and Servicios Corporativos Aeroméxico, S.A. de C.V., as pledgors (each of them, in said capacity, a “Pledgor” and, jointly, the “Pledgors”); and

(b) UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); with the acknowledgment and consent of the entities listed in Exhibit “A” (the “Issuers”) under the following Recitals, Representations and Clauses.

Recitals

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. Exit Debt Financing Commitment Documents. On December 10, 2021, GAM, and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

III. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

IV. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

V. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

VI. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VII. Pledgors enter into this Agreement in order to grant to Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a Security Interest (as such term is defined below), a Security Interest on the Pledged Shares to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations.

Representations

I. Pledgors in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Pledgor is a fully incorporated and validly existing variable capital stock company (except for GAM, which is a public stock corporation with variable capital) under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “B” to this Agreement;

(b)

each Pledgor has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgors and to the best of their knowledge, there are no procedures brought against Pledgors, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(d)

each Pledgor is the sole and legitimate owner and beneficiary (and shareholder registered in the stock register book of each corresponding Issuer), and has the legitimate ownership, of the Pledged Shares listed in front of such Pledgor in Exhibit “C” hereof, and each Pledgor is in compliance with all its obligations arising out of or relating to the Pledged Shares of such Pledgor;

(e)

with respect to each Issuer, the Pledged Shares of said Issuer (i) represent, on a fully diluted basis, one hundred percent (100%) of said Issuer’s total issued and outstanding capital stock, (ii) have been duly and validly issued by said Issuer; (iii) are fully subscribed, paid and released; (iv) are free from any Liens, terms, limitations or restrictions of ownership or any other choice or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal (except for the preferential rights expressly provided for in the bylaws of the Issuers with regard solely to the subscription of shares in case of capital increases) which have been duly and validly waived by the relevant Pledgors, as set out in the corresponding Shareholders’ and Board of Directors’ Approvals); and (v) are not subject to any agreement, contract or other document under which (a) any third party is granted (x) any option or right of any kind to use, enjoy, own or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to [vote], administer or otherwise control the Pledged Shares or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use, vote or exercise of such Pledged Shares or any part thereof, or the rights deriving therefrom, except for the restrictions provided for in this Agreement and in the other Exit Debt Financing Documents;

(f)

neither the bylaws of the Pledgors, nor any of the contracts to which Pledgors are a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Shares in accordance with the provisions of this Agreement (except for restrictions in foreign investment expressly foreseen in the bylaws of Pledgors);

(g)

Pledgors do not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect (including, without limitation, Approvals of Shareholders and the Board of Directors and the Exit Debt Financing Order), and for those notices that have been duly delivered prior to the execution of this Agreement) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the Security Interest on the Pledged Shares, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against each Pledgor in accordance with their respective terms;

(h)

as of this date, it does not exist and, to the best of each Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Pledgor, that affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of any Pledgor derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgors with respect to their respective Pledged Shares;

(i)

the execution and fulfillment of this Agreement is within the corporate purpose of each Pledgor and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the current bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgors or any of the Issuers; (iii) contract, agreement, arrangement, license, resolution or order to which Pledgors or any Issuer are a party or to which Pledgors or any Issuer or their respective assets (other than the Pledged Shares) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

(j)

the persons who enter into this Agreement on behalf and representation of each Pledgor have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of each Pledgor and to validly bind each Pledgor in the terms of this Agreement, as stated in the public instruments listed in Exhibit “B” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(k)

it is the intention and will of each Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Shares in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(l)

each Pledgor has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(m)

through the execution of this Agreement, each Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Exit Debt Financing in accordance with the terms of the Exit Debt Financing Documents and the Appointment of the Collateral Agent;

(n)

each Pledgor recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Assets hereunder, constitute a determining reason for the willingness of Exit Debt Financing Creditors to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(o)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(p)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Shares (which granting has been authorized by the Bankruptcy Court through the Exit Debt Financing Order).

II. Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

III. Issuers in this act jointly and severally declare, through their attorneys and under oath, that to this date:

(a)

each Issuer is a fully incorporated and validly existing variable capital stock company under the laws of Mexico, as stated, respectively, in the public records listed opposite to their names in Exhibit “B” to this Agreement;

(b)

each Issuer has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(c)

except for the US Restructuring Procedure, there are no proceedings initiated by or against any of them, seeking reorganization, controlled administration, suspension of payments, commercial competition, bankruptcy, dissolution or liquidation thereof, and the conclusion of this Agreement by the Issuers does not and will not result in the Issuers being considered insolvent;

(d)	as of this date, the totality of the issued and outstanding capital stock of Issuers is represented as described in Exhibit “D”;

(e)

with respect to each Issuer, the Pledged Shares represent, on a fully diluted basis, one hundred percent (100%) of said Issuer’s total issued and outstanding share capital, and each Pledgor is in compliance with each and every of its obligations arising from, or related to, the Pledged Shares;

(f)

with respect to each Issuer, the Pledged Shares of said Issuer (i) have been duly and validly issued by said Issuer; (ii) are fully subscribed, paid and released; (iii) are free from any Liens, terms, limitations or restrictions of ownership or any other choice or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal (except for the preferential rights expressly provided for in the bylaws of the Issuers with regard solely to the subscription of shares in case of capital increases); and (iv) are not subject to any agreement, contract or other document under which (a) any third party is granted (x) any option or right of any kind to use, enjoy, own or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to administer or otherwise control the Pledged Shares or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use, vote or exercise of such Pledged Shares or any part thereof, or the rights deriving therefrom, except for the restrictions provided for in this Agreement and in the other Exit Debt Financing Documents;

(g)

none of Issuers’ bylaws, nor any of the contracts to which Issuers are a party as of the date hereof, include any applicable provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Shares in accordance with the provisions of this Agreement;

(h)	no transactions related to the Pledged Shares are pending to be recorded by Issuers in each Issuer’s stock register book;

(i)

Issuers do not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect (including, without limitation, Approvals of Shareholders and the Board of Directors and the Exit Facility Order), and for those notices that have been duly delivered prior to the execution of this Agreement) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against each Issuer in accordance with their respective terms;

(j)

as of this date, it does not exist and, to the best of each Issuer’s knowledge after having carried out a due investigation, there is no threat that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Issuer, that affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of any Pledgors and/or any Issuers derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of Pledgors with respect to their Pledged Shares;

(k)

the execution and fulfillment of this Agreement does not violate or constitute a breach of (i) any provision of its bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of any Issuer; (ii) contract, agreement, license, resolution or order to which Issuer is a party or to which any Issuer or any of its assets is subject, or (iii) any law, regulation, circular, order or decree of any Government Authority;

(l)

as of this date, Issuers are not a party to any contract in connection with the subscription, option, conversion, issuance, registration fees or any other agreement with similar effects, under which any third party may have the right to request the issuance by any Issuer of shares representative of their share capital;

(m)

the execution of this Agreement by Issuers shall not give rise to any right on the part of a third party to exercise any purchase or subscription option of shares representative of Issuer’s share capital and/or its assets;

(n)

the persons who enter into this Agreement on behalf and representation of each Issuer have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement on behalf of said Issuer and to validly bind it in the terms of this Agreement, as stated in the public instruments listed in Exhibit “B” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(o)

each Issuer recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of the Security Interest, as well as this Agreement, constitute a determining reason for the willingness of Exit Debt Financing Secured Parties to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(p)

by entering into this Agreement, each Issuer expressly acknowledges that Pledgors are granting a Security Interest in first place and degree of preference on the Pledged Shares, in order to guarantee the due and timely payment, fulfillment and satisfaction of each and every of the Exit Debt Financing Secured Obligations, and all submissions and other actions necessary in accordance with applicable law or corporate requirements to improve and protect the Security Interest created hereunder, shall be duly and validly performed and completed on this date; and

(q)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties, a legal, effective, valid and enforceable pledge on the Pledged Shares.

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Annexes, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Additional Shares” has the meaning set forth in Clause Two, paragraph (e), of this Agreement.

“Pledged Shares” means the shares described in Exhibit “C” hereof, which represent the entirety of the share capital issued and outstanding of Issuers, in each case, including all voting and economic rights arising from or related thereto (including, without limitation, all and any Distributions), the characteristics of which include those set forth in paragraphs (e) and (f) of Clause Two of this Agreement.

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “E”, entered into on March 17, 2022 by and between, inter alia, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Aerolitoral” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías” has the meaning attributed thereto in the Recitals of this Agreement.

“Aerovías de Cargo” means Aerovías Empresa de Cargo, S.A. de C.V.

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Shareholders and Board of Directors Approvals” means the approvals of the shareholders and/or the board of directors of each Pledgor and each Issuer with respect to, inter alia, as applicable, (i) Exit Debt Financing, (ii) the execution thereby, in the corresponding capacity, of the Exit Debt Financing Documents to which each is a party, (iii) the execution of this Agreement and the granting of the Security Interest in its terms, and (iv) the waiver by each Pledgor, for all legal purposes, of (y) any preferential right, right of first refusal or any other right with respect to the Pledged Shares, which may correspond thereto in accordance with the bylaws of the Issuers, the General Business Corporations Act and/or any other contract entered into among all or part of each Issuer’s shareholders, arising out of or in connection with any transfer of all or any part of the Pledged Shares in the event of the execution of the Security Interest; and (z) any right in respect of or in connection with the Pledged Shares, that during the term of this Agreement may correspond to the shareholders of the Issuer (including, without limitation, Pledgor) in accordance with the bylaws of Issuer, the General Business Corporations Act and/or any other contract entered into among all or part of the Issuers’ shareholders, that it may in fact result in Pledgor being in breach of the terms and conditions set out in the Exit Debt Financing Documents.

“Notice of Pledge on Additional Shares” has the meaning given to it in Clause Two, paragraph (e) of this Agreement.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “F”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “G”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Bankruptcy Code” means the United States Code.

“Agreement” means Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Bankruptcy Court” has the meaning attributed thereto in Recital II of this Agreement.

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Debtors” has the meaning attributed thereto in Recital II of this Agreement.

“Pledgors” has the meaning attributed thereto in the Recitals to this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Distributions” means any goods or duties delivered or paid to the holder of the Pledged Shares, or any other proceeds, yield or cash dividend derived therefrom, including, without limitation and as applicable, distributions in kind or in cash, dividends in kind or in cash, cash or non-cash profits, capital reductions or repayments, stock amortization, delivery of settlement fees and any stock exchanges or, if any, any Additional Shares.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Dollars” or “US$” means the legal tender in the United States of America.

“Issuers” has the meaning attributed thereto in the Recitals to this Agreement.

“Event of Default” has the meaning attributed to the term “Event of Default” in the Exit Debt Financing Commitment Documents and the of Exit Debt Financing Documents.

“Exit Debt Financing” has the meaning attributed thereto in Recital II of this Agreement.

“Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“GAM” has the meaning attributed thereto in the Recitals to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, Aerovías, and Aerovías de Cargo, in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two, paragraph (a), of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

“Default” means any event or situation that constitutes an Event of Default or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Defualt.

“Law” means the General Law on Securities and Credit Transactions.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable by GAM, the Guarantors (in any capacity) or Pledgors (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgors (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity), Pledgors (in any capacity) and/or Issuer (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of Pledgors and Issuers derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital III of this Agreement.

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital II of this Agreement.

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the Pledge.

(a) Pledgors in this act grant an unconditional and irrevocable pledge in first and degree of priority over their corresponding Pledged Shares (the “Security Interest”), in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties, in order to guarantee unconditionally and irrevocably the due and timely fulfillment, payment and satisfaction at its maturity (either at its scheduled maturity, by advance maturity or for any other reason) of each and every Exit Debt Financing Secured Obligation.

(b) In accordance with Article 334, paragraph II, of the Act, in order to improve the Security Interest of the Pledged Shares, Pledgors in this act deliver Pledgee (i) the original of the securities containing its right, title and interest in respect of the Pledged Shares, duly endorsed in pledge in favor of Pledgor, and (ii) a copy of the entry made in each Issuer’s stock registry book, duly certified by the secretary or sole administrator of said Issuer (in terms of the form attached hereto as Exhibit “H”), where it is stated that, on the date of this Agreement, the Security Interest on the Pledged Shares was duly recorded in each Issuer’s stock registry book.

(c) Except as expressly permitted otherwise in this Agreement, Pledgors shall refrain from, and shall cause Issuer to refrain from, perform or carry out any acts that may prevent, affect or otherwise alter the record of the Security Interest of Issuers’ stock registry book. In the event that the stock registry book of any Issuer is lost, stolen, or destroyed, Pledgors must take, and Issuers must carry out, all measures and acts required in accordance with the applicable law for the timely replacement of such stock book or books, as well as for the remaking of the corresponding entries for the Security Interest thereat.

(d) In accordance with Article 337 of the Act, Pledgors and Pledgee agree that this Agreement shall serve as a receipt by Pledgee in respect of the Pledged Shares.

(e) Pledgors in this act acknowledge and accept that any increase in the value of the Pledged Shares or in the equity of any Issuer, whether such increase represents the fixed or variable minimum share of any Issuer’s equity, and that Pledgors (either directly or indirectly, through any subsidiary or Affiliate or otherwise) may subscribe in the future as part of the Pledged Shares (or any part thereof) or in replacement of or addition to such Pledged Shares, as a result of corporate restructuring, reclassification, capital increase, merger, split-off, transformation or similar action by any Issuer (the “Additional Shares”) shall be considered, for all legal purposes, as pledged in accordance with this Agreement and an integral part of the Shares Pledged. For this purpose and in accordance with Section 334, Part II, of the Act, Pledgors and Issuers in this Act are bound and agree that they shall, as soon as possible but in any case within five (5) Business Days following the corporate act which gives rise to the corresponding Additional Shares, (i) deliver Pledgee a certified copy by a Mexican notary public of the public deed containing the shareholders’ meeting or the unanimous resolutions of the corresponding Issuer’s shareholders where such a corporate act has been adopted; (ii) notify Pledgee of the constitution of the pledge of such Additional Shares in terms of the form attached hereto as Exhibit “I” (the “Notice of Pledge on Additional Shares”); (iii) give Pledgee the securities which attest Pledgor’s rightful ownership over the respective Additional Shares, duly endorsed in pledge in favor of Pledgee; and (iv) deliver Pledgee a copy of the entry made in the Issuer’s stock registry book, stating that the Security Interest for the corresponding Additional Shares has been duly recorded in the Issuer’s stock registry book, as well as a certification issued by the Issuer’s secretary or sole administrator, substantially in the terms of the form attached hereto as Exhibit “H”, certifying such registration.

(f) For clarity purposes, the Parties to this Agreement agree that each and every share, right (corporate and economic, including any rights to receive distributions), equity, certificate, and other instrument issued in connection with any of the Pledged Shares (including any Additional Shares) shall be considered as an integral part of the Pledged Shares for all legal effects and, therefore, subject to the Security Interest provided for in this Agreement. Pledgors and Issuers shall carry out each and every necessary act, including endorsements, the release of new securities and entries in the Issuer’s stock ledger, in relation to the above.

(g) In this act, Issuers acknowledge and consent the granting and constitution of the Security Interest on the Pledged Shares in accordance with the terms of this Agreement.

Three. Term; Continuity of the Security Interest. The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgors (in any capacity) or Issuers (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgors and their respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within 10 (ten) working days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) the Pledgors (in any capacity) or the Issuers (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon written request of Pledgors, Pledgee shall provide Pledgors a notice of termination substantially in terms of the form attached hereto as Exhibit “J” (the “Termination Notice”), together with the original securities covering the Pledged Shares and the cancellation of the corresponding endorsements. Only by the delivery of the Termination Notice made by Pledgee to Pledgors pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgors shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Shares guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgors in this act waive any rights, present or future, they may have to request the partial release of the pledge created hereunder or of any other security that Pledgors or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, including, without limitation, any right they may have to divide or reduce the pledge pro rata to any partial payments of the cured Obligations of the Exit Debt Financing in accordance with applicable law.

Four. Exercise of Voting Rights.

(a) Unless there is a Default or an Even of Default, Pledgors shall have the right to exercise the voting rights of their respective Pledged Shares in a manner consistent with and not resulting from the of Exit Debt Financing Documents (or not reasonably expected to result) in a breach of, or conflict with, the terms and conditions of this Agreement, the other Exit Debt Financing Documents and/or any transactions contemplated thereunder, the rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to or in terms of this Agreement, any of the other of Exit Debt Financing Documents or applicable law, or the ability of Pledgee and/or any Exit Debt Financing Secured Parties to exercise any such rights, actions and remedies; provided, however, that no vote shall be cast and no consent shall be granted or any action shall be taken which has the effect of impairing or damaging the position or interests of Pledgee and/or the Exit Debt Financing Secured Parties in respect of the Pledged Shares, or which authorizes, causes or consents to: (i) the commencement of a voluntary or involuntary bankruptcy, reorganization or other insolvency proceeding against or in respect of GAM or any Issuer, except for the US Restructuring Procedure, (ii) the dissolution or liquidation, in whole or in part, of any Issuer; (iii) the creation or granting of any Lien or other security on the Pledged Shares (or any part thereof); (iv) the sale, transfer, assignment or other disposition of all or any part of the Pledged Shares; or (v) the amendment or restatement of the bylaws or other organizational documents of any Issuer, that has the effect or could reasonably be expected to have the effect of impairing or damaging the position or interest of Pledgee and/or Exit Debt Financing Secured Parties in respect of the Pledged Shares and/or rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties hereunder, the other of Exit Debt Financing Documents and/or any of the transactions contemplated therein. Pledgee shall be free from any liability arising out of or in connection with the exercise or lack of exercise of voting rights relating to the Pledged Shares in accordance with the provisions hereof.

(b) In the event of a Default or an Event of Default, the rights of Pledgors to exercise any voting rights in relation to the Pledged Shares as described in paragraph (a) above shall cease, and all such rights shall be exercised thereafter by Pledgee, who shall have the exclusive right to exercise such rights and powers (including, without limitation, voting rights) belonging to or related to the Pledged Shares, in the manner deemed appropriate; provided that, Pledgee shall have the right, but not the obligation, at any time after a Default occurs, to authorize Pledgors in writing to exercise such voting rights. As a means of fulfilling its obligations under this Clause Four, Pledgors shall, on the date of this Agreement, grant and deliver to Pledgee an irrevocable special power (using the form attached as Exhibit “K”) in terms of Article 2596 of the Federal Civil Code and its correlated articles in the states of Mexico and Mexico City, in order to authorize Pledgee to exercise all rights and powers (including, without limitation, voting rights) belonging to or related to the Pledged Shares, exclusively in accordance with this paragraph (b) of Clause Four. The provisions of this paragraph and the granting of the irrevocable power mentioned above shall be recorded in the entry made in the stock registry book of each Issuer with respect to the Security Interest and this Agreement.

(c) The Parties to this Agreement hereby agree that the exercise of voting rights by Pledgee pursuant to this provision shall not impair, prejudice or prevent the exercise of any other rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to this Agreement and the other of Exit Debt Financing Documents.

Five. Distributions.

(a) Provided that no Default or Event of Default has occurred, Pledgors shall be authorized to receive all and any Distributions.

(b) At the time of a Default or Event of Default, all rights of Pledgors pursuant to paragraph (a) above shall cease and terminate automatically, and all Distributions and other distributions with respect to the Pledged Shares, (x) shall be paid by Issuers directly to Pledgee in order to be applied in accordance with this Agreement and the other Exit Debt Financing Documents, (y) if received by Pledgors (or by any of them or by its agents), they shall (1) be received in deposit for the benefit of Pledgee and the Exit Debt Financing Secured Parties, (2) be segregated from the rest of the assets and funds of the corresponding Pledgor (or its relevant agent), and (3) be surrendered immediately to Pledgee in the same manner as they have been received;

but in any case not later than the second business day following that on which it receives them; and (z) shall be considered for all legal purposes as granted in pledge pursuant to this Agreement and shall be subject to the Security Interest and shall form an integral part of the Pledged Shares in accordance with this Agreement. All of the above is expressly recognized by Issuers in this act.

Six. Obligations of Pledgors.

(a) Pledgors in this act agree and undertake, and Issuers acknowledge and agree, that the Pledged Shares (including the Additional Shares) shall represent, at all times during the term of this Agreement and until none of the Exit Debt Financing Secured Obligations remains outstanding, one hundred percent (100%) or more of the issued and outstanding capital stock of Issuers, on a fully diluted basis. Pledgors and Issuers shall take all and any actions that are necessary for the performance of the obligations contained in this paragraph.

(b) Pledgors undertake and agree that they shall, during the term of this Agreement:

i.

(i) defend, at its own cost and expense, the Pledged Shares and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Shares, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Shares) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Shares and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgors shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Shares currently owned by, or acquired by, Pledgors, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Shares or any interest therein; (iv) execute and deliver to Pledgee those documents in favor of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Shares, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Shares (or any part thereof) and/or in connection with all and any dividends and interest (including, without limitation, Distributions) and any other distributions in respect of the Pledged Shares (other than taxes payable by Issuers in relation to such Distributions);

ii.	refrain from taking any action or allowing any Person to take or refrain from any action, which may impair the validity or enforceability of the Security Interest created hereunder;

iii.

exercise voting rights or refrain from exercising any voting rights related to the Pledged Shares, or allow Pledgee to exercise such voting rights , in each case, in accordance with the provisions of Clause Four;

iv.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgors and/or Issuers reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the loss, destruction or material reduction of the value of the Pledged Shares (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

v.

provide Pledgee all the information that Pledgee wishes in connection with the Pledged Shares as soon as possible but in any case within two (2) Business Days following the date on which said Pledgor and Issuer receives such request; and

vi.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default.

Seven. Safeguard of the Pledged Shares; Indemnity.

(a) The obligations of Pledgee with respect to the safeguarding and preservation of the Pledged Shares shall be limited to the obligations imposed by the Law. Any action undertaken by Pledgee in order to safeguard and preserve the Pledged Shares shall be solely at the expense and risk of Pledgors.

(b) Pledgors undertake to and agree that they shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgors, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal fees), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Shares or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Shares; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement.

(c) The contents of this Clause shall constitute part of the Exit Debt Financing Secured Obligations secured under the Security Interest created hereby. The indemnity obligations of Pledgors contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Shares (or any part thereof) in accordance with Clause Nine of this Agreement or otherwise.

Eight. Inspection Rights; Liability and Others.

(a) Inspection Rights. Pledgee (or any other Person(s) designated by Pledgee) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgors, visit and access any place of business of Pledgors and/or Issuers, prior authorization of Pledgors and/or Issuers, in order to verify Pledgor’s compliance with this Agreement, examine, inspect and audit the books and records of Pledgors and Issuers related only to the Pledged Shares, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgors and/or Issuers in respect of or in connection with the Pledged Shares. Pledgors and Issuers shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgors during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgors and/or Issuers at non-working times without prior notice.

(b) Liability in respect of the Pledged Shares. Pledgors shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Shares.

(c) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

(d) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgors or any other Person, on this date or at any later time, gives any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against Pledgors or any other Person.

Nine. Event of Default. In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgors to exercise or refrain from exercising the voting rights or other rights that it would otherwise had the right to exercise in accordance with clauses Four and Five hereof, shall cease and terminate automatically; provided that all obligations of Pledgors shall remain in full force and effect and shall be fulfilled exclusively by Pledgors; and (ii) each and every right arising out of or in connection with the Pledged Shares shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture and the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or remedies arising out of or derived from, or in connection with, the Pledged Shares, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Shares in accordance with the provisions of Clause Ten hereof, and to exercise its rights in any other manner as provided for in the Law.

Ten. Execution.

(a) Pledgors in this act expressly and irrevocably authorize Pledgee to execute, in the event of an Event of Default, the Pledged Shares in accordance with the provisions of Article 341 of the Law and/or exercise its rights in any other manner contemplated in the Law, at the cost of Pledgors, in order to obtain payment of the Exit Debt Financing Secured Obligations in its entirety.

(b) Pledgors and Issuers in this act are bound and agree that they shall carry out and/or cause all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Shares in accordance with applicable law. Additionally, Pledgors undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Assets to be executed, and to sign and deliver any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law.

Also, Pledgors expressly agree and consent that all cash and/or proceeds derived from the sale of the Pledged Shares shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Law and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Shares.

Eleven. Capacity of Collateral Agent. As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgors and Issuers in this act, expressly and irrevocably, acknowledge that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waive their rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement, the Appointment of the Collateral Agent, and the other Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Trustee or the Secured Parties of the Exit Debt Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Twelve. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgee and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgors pursuant to this Clause Twelve shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Thirteen. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgors without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgors, but without requiring its consent to carry out such assignment or transfer, provided that such assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgors undertake to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, upon receipt of a notice of assignment by Pledgee, any Pledgor shall immediately (i) instruct Issuers to make the corresponding entries in the stock registry book of the Issuers, which must be duly certified by each Issuer’s secretary or sole administrator, and (ii) carry out any other act as necessary to maintain the validity and perfectioning of the pledge constituted by this Agreement.

Fourteen. Novation; Amendments; Waivers. Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgors and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgors from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Fifteen. Notices. All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgors:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone: [***]

Attn: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

e-mails: [***]

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Ávila Camacho 24, piso 20

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Telephone: [***]

Attn: Alejandro Sainz Orantes / Santiago Alessio Robles

e-mails: [***]

To Pledgee:

UMB Bank, N.A., as Collateral Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Telephone: [***]

Attention: Julius Zamora

e-mail: [***]

With copy, without this meaning notice, to:

Holland & Knight México, S.C.

Paseo de la Reforma 343, piso 28

Juárez, Cuauhtémoc 06600

Mexico City

Attn: Alejando Landa Thierry / Aldo González Melo

e-mail: [***]

and

Nader, Hayaux y Goebel, S.C.

Paseo de los Tamarindos 400-B Piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attn: Javier Arreola E.

e-mail: [***]

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Sixteen. Additional Obligations. Pledgors and Issuers shall, at any time and from time to time, at their sole cost and expense, (i) promptly sign and deliver all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Shares (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Shares or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Shares or any part thereof by Pledgee; and (ii) refrain from carrying out and/or causing no entries in the stock registry books of the Issuers be made, which may refer to any sale, assignment, exchange, pledge, transfer, lien, or other restrictions or limitations of ownership in connection with the Pledged Shares (except for the Security Interest of the Pledged Shares hereunder).

Seventeen. Severability If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Eighteen. Attachments and Headers. All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Nineteen. Headings. The headings in each Clause of this Agreement are for reference purposes only and shall have no effect whatsoever in relation to the meaning or interpretation of such Clause or this Agreement.

Twenty. Counterparts. This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Twenty-One. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Annex “A”

to

Indenture

Pledge Agreement on Shares

Issuers

[Omitted]

Execution Version

Annex “B”

to

Indenture

Pledge Agreement on Shares

Bylaws and General Powers of Pledgors and Issuers

[Omitted]

Annex “C”

to

Indenture

Pledge Agreement on Shares

Pledged Shares

[Omitted]

Annex “D”

to

Indenture

Pledge Agreement on Shares

Share Capital of Issuers

[Omitted]

Annex “E”

to

Indenture

Pledge Agreement on Shares

Indenture

[Omitted]

Annex “F”

to

Indenture

Pledge Agreement on Shares

Exit Debt Financing Commitment Letter

[Omitted]

Annex “G”

to

Indenture

Pledge Agreement on Shares

Exit Debt Term Sheet

[Omitted]

Annex “H”

to

Indenture

Pledge Agreement on Shares

Certificate of Secretary or Sole Administrator Form

[Omitted]

Annex “I”

to

Indenture

Pledge Agreement on Shares

Notice of Pledge on Additional Shares Form

[Omitted]

Annex “J”

to

Indenture

Pledge Agreement on Shares

Termination Notice Form

[Omitted]

Annex “K”

to

Indenture

Pledge Agreement on Shares

Power of Attorney Form

[Omitted]

Exhibit K

to

Indenture

FORM OF MRO SHARE PLEDGE AGREEMENT

Exhibit K-1

Execution Version

PLEDGE AGREEMENT ON SHARES dated March 17, 2022 (as amended, either totally or partially, supplemented or restated from time to time, the “Agreement”), entered into, by and between

(a)	Grupo Aeroméxico, S.A.B. de C.V. (“GAM”), as pledgor (in said character, the “Pledgor”), and

(b)

UMB Bank, National Association, in its capacity as Collateral Agent (as defined below), in the name and for the benefit of the Secured Parties to the Exit Debt Financing (as defined below), as pledgee (in said capacity, together with its successors and assignees, the “Pledgee” and jointly with the Pledgors the “Parties”); under the following Recitals, Representations and Clauses.

Recitals

I. Defined Terms. The terms in upper case used in this Agreement and not expressly defined herein will have the meaning attributed thereto in Clause One of this Agreement or, otherwise, the meaning established for said term or its respective translation in the Indenture (as said term is defined below), as applicable.

II. Exit Debt Financing Commitment Documents. On December 10, 2021, GAM, and the Exit Debt Financing Secured Parties, represented in this act by the Pledgee, entered into the Exit Debt Financing Commitment Documents (as defined below), as approved by the United States Bankruptcy Court for the Southern District of the State of New York (the “Bankruptcy Court”) in accordance with the voluntary restructuring procedure (the “US Restructuring Procedure”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, initiated on June 30, 2020 by GAM, Aerovías, Aerolitoral, and Aerovías de Cargo (jointly, the “Debtors”) by virtue of which, among other things, they agreed to certain terms and conditions for a financing to be granted by the Secured Parties of the Exit Debt Financing to GAM, through the issuance of senior secured first lien notes (the “Notes”), to be disposed of through multiple dispositions in the terms of the Indenture (as defined below) for a total principal amount of US$762,500,000.00 (seven hundred sixty-two million five hundred thousand US Dollars, legal tender of the United States of America) (the “Exit Debt Financing”), comprising (a) one secured tranche 1, in a total principal amount of US$575,000,000.00 (five hundred and seventy-five million US Dollars, legal tender of the United States of America), and (b) one secured tranche 2 in a total principal amount of US$187,500,000.00 (one hundred eighty-seven million five hundred thousand US Dollars, legal tender of the United States of America).

III. Exit Debt Financing Order. On February 4, 2022, within the US Restructuring Procedure, in accordance with the petition filed by the Debtors, the Bankruptcy Court approved the proposed Exit Debt Financing in accordance with the terms of the Exit Debt Financing Commitment Documents (the “Exit Debt Financing Order”) with the Exit Debt Financing Secured Parties. That order was not appealed and was signed on February 18, 2022.

IV. Indenture. On this same date, GAM signed the Indenture (as defined below) by virtue of which the issuance of Notes was agreed in an amount equivalent to the Exit Debt Financing in favor of the Exit Debt Financing Secured Parties.

V. Collateral Agent. In accordance with the Section on Joint Obligors (Guarantors) in the Terms Sheet of the Exit Debt Financing, as well as in the Indenture, the Secured Parties of the Exit Debt Financing appointed UMB Bank, National Association, as collateral agent (Collateral Agent) for the benefit of the Exit Debt Financing Secured Parties (in said capacity, together with their successors and assignees in said capacity, the “Collateral Agent”) in connection with the Exit Debt Financing and the Exit Debt Financing Documents, including this Agreement (the “Appointment of the Collateral Agent”).

Exhibit K-2

VI. Disbursement of the Exit Debt Financing. On this same date, in accordance with the Exit Debt Financing Order issued by the Bankruptcy Court, GAM disposed in its entirety of the Exit Debt Financing.

VII. Pledgor enters into this Agreement in order to grant Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing (as said term is defined later), a Security Interest on the Pledged Shares, representing the capital stock of AM DL MRO JV, S.A.P.I., de C.V. (the “Issuer”), in order to guarantee the due and timely payment, fulfillment and satisfaction of each and every Guaranteed Obligation of the Exit Debt Financing.

Representations

I.	Pledgor in this act declares, through its attorneys and under oath, that to this date:

(a)

it is a fully incorporated and validly existing public stock corporation with variable capital under the laws of Mexico, as stated in the public records listed opposite to its name in Exhibit “A” to this Agreement;

(b)

Issuer is a fully incorporated and validly existing variable capital stock company promoter of investment under the laws of Mexico, as stated in the public instruments listed opposite to its name in Exhibit “A” to this Agreement;

(c)

has full legal capacity and sufficient powers, as well as the necessary authorizations (corporate, statutory or other, including the Exit Debt Financing Order) to validly execute, fulfill and carry out this Agreement and the obligations deriving therefrom;

(d)

except for the US Restructuring Procedure (completed on the date of this Agreement), there are no proceedings initiated by Pledgor and to the best of their knowledge, there are no procedures brought against Pledgor, seeking reorganization, controlled administration, suspension of payments, commercial bankruptcy, bankruptcy, dissolution or liquidation thereof;

(e)

Pledgor is the sole and legitimate owner and beneficiary (and registered shareholder in the Issuer’s stock register book), and has the legitimate ownership, of twenty-five thousand (25,000) Series A shares, representing the fixed share of the Issuer’s capital stock and two hundred fifty-nine million nine hundred seventy-two thousand two hundred seventy-five (259,972,275) Series AA shares, representing the variable share of the Issuer’s capital stock (such shares, including all voting and economic rights arising from or in connection therewith (including, without limitation, all and any Distributions, the “Pledged Shares”), and Pledgor is in compliance with all its obligations arising out of or related to the Pledged Shares;

(f)	As of this date, the totality of the issued and outstanding capital stock of Issuer is represented as described in Exhibit “B”;

(g)

The Pledged Shares (i) represent, on a fully diluted basis, fifty percent (50%) of Issuer’s total issued and outstanding capital stock, (ii) have been duly and validly issued by Issuer; (iii) are fully subscribed, paid and released; (iv) are free from any Liens, terms, limitations or restrictions of ownership or any other choice or preferential rights of any nature, including without limitation, preferential rights or rights of first refusal (except for the restrictions relating to the holding of shares and preferential and tag-along rights which are expressly provided for in Clauses Twenty-Nine and Twenty-Nine Bis and Twenty-Nine Ter of Issuer’s bylaws and in Article 7.01 of the Shareholders’ Agreement, respectively, and that they have been duly and validly acquitted and/or waived by all shareholders of Issuer with regard to the constitution of the Security Interest and, where appropriate, the

Exhibit K-3

transfer of the Pledged Shares (or any part thereof) in the event of the execution of such Security Interest, as set out in the Shareholders’ and Board of Directors’ Approvals); and (v) are not subject to any agreement, contract or other document under which (a) any third party is granted (x) any option or right of any kind to use, enjoy, own or otherwise lease the Pledged Shares or any part thereof, and/or (y) any option or right to [vote], administer or otherwise control the Pledged Shares or any part thereof; or (b) restrict or prohibit in any way any Lien, assignment, transfer, use, vote or exercise of such Pledged Shares or any part thereof, or the rights deriving therefrom, except for the restrictions provided for (y) in Issuer’s bylaws and the Shareholders’ Agreement, which have been duly and validly acquitted by all shareholders of Issuer with regard to the constitution of the Security Interest, as set forth in the Shareholders’ and Board of Directors’ Approvals, and (z) in this Agreement and in the other Exit Debt Financing Documents;

(h)

neither its bylaws, nor any of the contracts to which Pledgor is a party as of the date hereof, include any provision that could restrict the capacity and/or rights of Pledgee to execute and/or dispose of the Pledged Shares in accordance with the provisions of this Agreement;

(i)

no transaction is pending to be registered by Issuer in its share registry book (i) with respect to the Pledged Shares (or any part thereof), and (ii) to the best of its knowledge, with respect to the other shares representing the Issuer’s capital stock (other than the Pledged Shares);

(j)

does not require any authorization or approval or the delivery of any notice (except for authorizations and approvals that have been duly and validly obtained prior to the signing of this Agreement and are in full force and effect (including, without limitation, Approvals of Shareholders and the Board of Directors and the Exit Debt Financing Order), and for those notices that have been duly delivered prior to the execution of this Agreement) for (i) the execution and fulfillment of this Agreement in accordance with its terms, or (ii) grant, perfect and maintain the Security Interest on the Pledged Shares, nor to comply with or satisfy the obligations at its charge hereunder, which are legal, valid and enforceable against the Pledgor in accordance with their respective terms;

(k)

as of this date, it does not exist and, to the best of Pledgor’s knowledge after having carried out a due investigation, there is no threat (save for those facts disclosed to the Secured Parties of the Exit Debt Financing during the US Restructuring Procedure) that any action, demand, claim, requirement or procedure will be initiated before any court, Government Authority, arbitrator, arbitration panel or jurisdictional entity against any Party of the Loan, that affects or may affect (i) the Pledged Shares or any part thereof; (ii) the legality, validity or enforceability of this Agreement, of the Security Interest created pursuant thereto and/or of any of the obligations of Pledgor and/or Issuer derived from or related to this Agreement, and/or (iii ) the legitimate and valid property and ownership of the Pledgor with respect to the Pledged Shares;

(l)

the execution and fulfillment of this Agreement is within its corporate purpose and does not violate or constitute a breach of (i) any order of the Bankruptcy Court, including the Exit Debt Financing Order, (ii) any provision of the bylaws, incorporation charter, operating agreement, shareholders’ agreement or any other document of incorporation or association of Pledgor or Issuer; (iii) contract, agreement, license, resolution or order to which Pledgor or Issuer is a party or to which Pledgor or Issuer or their respective assets (other than the Pledged Shares) are subject, or (iv) any law, regulation, circular, order or decree of any Government Authority;

Exhibit K-4

(m)

to the best of its knowledge, as of this date, Issuer is not a party to any contract in connection with the subscription, option, conversion, issuance, registration fees or any other agreement with similar effects, under which any third party may have the right to request the issuance by Issuer of shares representative of its capital stock;

(n)

The execution of this Agreement will not give rise to any right on the part of a third party to exercise any purchase or subscription option of (i) the Pledged Shares (or any part thereof), and/or (ii) to the best of its knowledge, any other shares representing the Issuer’s capital stock (other than the Pledged Shares) and/or the Issuer’s assets;

(o)

the persons who enter into this Agreement on their behalf and representation have all the powers and sufficient authority, as well as the necessary authorizations (corporate, statutory or otherwise) to validly enter into this Agreement in the name and on behalf of Pledgor and to validly bind it in the terms of this Agreement, as stated in the public instruments listed in Exhibit “A” to this Agreement, and such powers, authority and authorizations are in full force and effect as of this date and have not been revoked, modified or otherwise limited in any way whatsoever;

(p)

it is the intention and will of Pledgor to enter into this Agreement and to grant an unconditional and irrevocable pledge in the first place and order of preference on the Pledged Shares in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, to irrevocably guarantee the timely and due payment, fulfillment and satisfaction of each and every of the Secured Obligations of the Exit Debt Financing;

(q)

has received or will receive direct or indirect benefits from the performance of the of Exit Debt Financing, through the execution and delivery of this Agreement and any other of Exit Debt Financing Document to which it is a party;

(r)

through the execution of this Agreement, Pledgor recognizes the legal capacity and powers of Pledgee to act as Collateral Agent for the benefit of the Secured Parties of the Financing in accordance with the terms of the Exit Debt Financing Documents;

(s)

recognizes and agrees that (i) the truthfulness and accuracy of its representations contained in this Agreement, and (ii) the validity, binding effect and enforceability of this Agreement and the pledge in the first place and degree of precedence over the Pledged Shares hereunder, constitute a determining reason for the willingness of Exit Debt Financing Secured Parties to grant the Exit Debt Financing and of Pledgee and the Secured Parties of the Exit Debt Financing to execute the Exit Debt Financing Commitment Documents and the other of Exit Debt Financing Documents, as applicable;

(t)	there has been no error, fraud, willful misconduct, bad faith or coercion in the execution of this Agreement; and

(u)

this Agreement and the Security Interest granted hereunder constitute, in favor of Pledgee, for the benefit of the Secured Parties of the Exit Debt Financing, a legal, effective, valid and enforceable pledge on the Pledged Shares (which granting has been authorized by the Bankruptcy Court through the Exit Debt Financing Order).

II. Pledgee in this act declares, through its attorney, that:

(a)	it is a National Association organized and validly existing in accordance with the laws of the United States of America; and

Exhibit K-5

(b)

the person who enters into this Agreement on its behalf has all the powers and authority necessary to validly execute this Agreement on its behalf, and to validly bind it under the terms hereof, and such corporate powers, authority and authorizations have not been revoked, modified or limited in any way whatsoever.

NOW, AND THEREFORE, based on the Recitals and Representations above, the parties agree to bind themselves according to the following:

Clauses

One. Certain Terms Defined.

(a) As used in this Agreement and its Annexes, the following terms used in upper case shall have the following meanings, unless otherwise required by context:

“Additional Shares” has the meaning set forth in Clause Two, paragraph (e), of this Agreement.

“Pledged Shares” has the meaning attributed to such term in Representation I (d) of this Agreement, as such term is qualified in accordance with paragraphs (e) and (f) of Clause Two of this Agreement.

“Pledgee” has the meaning attributed thereto in the Recitals of this Agreement.

“Indenture” means the indenture, a copy of which is attached hereto as Exhibit “C”, entered into on March 17, 2022 by and between, inter alia, (i) GAM, as issuer (Issuer); (ii) certain subsidiaries of GAM, as guarantors (Guarantors); (iii) The Bank of New York Mellon, as trustee (Trustee), registrar (Registrar), transfer agent (Transfer Agent) and principal paying agent (Principal Paying Agent); and (iv) UMB Bank, National Association, as Collateral Agent, as modified, in whole or in part, added to or otherwise amended from time to time.

“Affiliate” means any person who directly or indirectly through one or more persons, controls, is controlled by, or is under the common control of such person, where control means possession, directly or indirectly, of the powers to direct or cause a person’s policies and administration to be directed, whether by holding voting securities, by contract, as trustee, executor or otherwise.

“Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Stockholder and Board of Directors Approvals” means the unanimous approvals of Delta, the shareholders and the board of directors of the Pledgor and the Issuer with respect to, inter alia, as applicable, (i) the Exit Debt Financing, (ii) the execution thereby, in the corresponding capacity, of the Exit Debt Financing Documents of which each party, and (iii) the execution of this Agreement and the granting of the Security Interest in its terms.

“Notice of Pledge on Additional Shares” has the meaning given to it in Clause Two, paragraph (e) of this Agreement.

“Government Authority” means with respect to any person, any applicable nation or government, any state or other political subdivision thereof, any applicable central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of, or related to, the government (whether such authority is recognized as a de jure government or a de facto government) with respect to such Person, including, as applicable, any supranational body such as the European Union or the European Central Bank.

“Exit Debt Financing Commitment Letter” means the Commitment Letter dated August 13, 2020, entered into by and between the Exit Debt Financing Secured Parties and GAM, with regards to the Exit Debt Financing, which copy is attached hereto as Exhibit “D”, together with all annexes and other documents attached thereto and documents and/or schedules thereto, in each case, as said letter, documents, annexes and schedules are amended, in whole or in part, supplemented or otherwise restated from time to time.

Exhibit K-6

“Exit Debt Term Sheet” means the summary of terms and conditions of the Exit Debt Term Sheet, a copy of which is attached hereto as Exhibit “E”, together with all the documents, annexes and/or appendices derived from, or in relation to the same, in each case, under which the Indenture was based.

“Bankruptcy Code” means the United States Code.

“Agreement” means Pledge Agreement, as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Shareholders’ Agreement” means the Shareholders’ Agreement dated December 7, 2011 (as it is or has been amended, supplemented or replaced from time to time), executed between Pledgor and Delta, in their capacity as shareholders of Issuer.

“Bankruptcy Court” has the meaning attributed thereto in Recital II of this Agreement.

“Delta” stands for Delta Airlines, Inc., as a shareholder of Issuer.

“Designation of Collateral Agent” has the meaning attributed thereto in Recital V of this Agreement.

“Pledgor” has the meaning attributed thereto in the Recitals to this Agreement.

“Debtors” has the meaning attributed thereto in Recital II of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day that banks located in (i) New York, New York, United States of America, or (ii) Mexico City, Mexico, are authorized or required by law, regulation, or decree to remain closed.

“Distributions” means any goods or duties delivered or paid to the holder of the Pledged Shares, or any other proceeds, yield or cash dividend derived therefrom, including, without limitation and as applicable, distributions in kind or in cash, dividends in kind or in cash, cash or non-cash profits, capital reductions or repayments, stock amortization, delivery of settlement fees and any stock exchanges or, if any, any Additional Shares.

“Exit Debt Financing Security Documents” means the joint reference to this Agreement, each and every contract, document or instrument that is “Collateral Documents” in terms of the Indenture and each and every contract, document or instrument, present or future, in connection therewith or otherwise constituting or perfecting a guarantee or Lien in favor of Pledgee on any Collateral (as defined in the Exit Debt Financing Documents), in each case, (y) in conjunction with all documents, annexes and schedules derived from, or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

“Exit Debt Commitment Documents” means the joint reference to the Exit Debt Commitment Letter and the Exit Debt Term Sheet.

“Exit Debt Financing Documents” means the joint reference to the Exit Debt Financing Commitment Documents, the Indenture, the Exit Debt Financing Security Documents (including this Agreement) and any other agreement, document or instrument that is necessary for the exit debt financing (Definitive Debt Document) under the Indenture, or otherwise signed or delivered on this date or at any later time in connection with the of Exit Debt Financing, with any of the Exit Debt Financing Documents and/or any Exit Debt Financing Security Documents, in each case, (y) jointly with all documents, annexes and schedules derived from or in connection therewith, and (z) as amended, in whole or in part, supplemented or otherwise restated from time to time.

Exhibit K-7

“Dollars” or “US$” means the legal tender in the United States of America.

“Issuer” has the meaning attributed thereto in Recital VII to this Agreement.

“Event of Default” has the meaning attributed to the term “Event of Default” in Indenture and the of Exit Debt Financing Documents.

“Exit Debt Financing” has the meaning attributed thereto in Recital II of this Agreement.

“Trustee” has the meaning attributed to the term “Trustee” in Indenture and the of Exit Debt Financing Documents.

“GAM” has the meaning attributed thereto in the Recitals to this Agreement.

“Guarantors” means the joint reference to Aerolitoral, S.A. de C.V., Aerovías de México, S.A. de C.V., Aerovías Empresa de Cargo, S.A. de C.V., in their capacity as guarantors according to the Exit Debt Financing Documents.

“Security Interest” has the meaning set forth in Clause Two, paragraph (a), of this Agreement.

“Guarantees” has the meaning attributed to the term “Collateral” in Indenture and the of Exit Debt Financing Documents.

“Lien” means, in relation to any good or asset, any mortgage (legal or otherwise), pledge, mortgage, embargo, charge, guarantee, assignment or other lien, preference, priority or agreement or preferential imposition of any kind, including any security trust, with respect to such good or asset or its income, revenues or profits, including (i) any warranty on any right to participate in any form in income, earnings, profits, royalties, rents or other profits of any kind arising from or attributable to such goods or assets or rights arising from them; (ii) any acquisition, option, or right to acquire such goods or assets, including any conditional sale or other ownership reservation agreement; and (iii) any agreement to create or grant any of the above.

“Default” means any event or situation that constitutes an Event of Default , or that by notification, the lapse of time or both, unless cured or waived, may constitute an Event of Default.

“Law” means the General Law on Securities and Credit Transactions.

“Mexico” means the United Mexican States.

“Termination Notice” has the meaning set forth in Clause Three of this Agreement.

“Exit Financing Secured Obligations” means, jointly or separately as the context requires, and without duplication, (i) each and every one of the amounts owed or payable by GAM, the Guarantors (in any capacity) or Pledgor (in any capacity), as to or in connection with the Exit Debt Financing and/or the Exit Debt Financing Documents (including the Exit Debt Financing Security Documents), including, without limitation, interest, any fees and other indemnities, costs and expenses (such as reasonable and verifiable attorneys’ fees and expenses) due or payable by GAM, the Guarantors (in any capacity) and/or Pledgor (in any capacity) pursuant to the Exit Debt Financing and the Exit Debt Financing Documents; (ii) each and every one of the obligations in charge of GAM, the Guarantors (in any capacity), Pledgor (in any capacity) and/or Issuer (in any capacity) derived from or related to the Exit Debt Financing and/or Exit Debt Financing Documents (including Exit Debt Financing Security Documents); and (iii) each and every one of the obligations to the charge of Pledgor and Issuer derived from or related to this Agreement.

“Exit Debt Financing Order” has the meaning attributed thereto in Recital III of this Agreement.

Exhibit K-8

“Parties” has the meaning attributed thereto in the Recitals of this Agreement.

“Exit Debt Financing Secured Parties” means the joint reference to the Holders of the Notes, to the Trustee, to the Registrar, to the Transfer Agent, to the Principal Paying Agent, and the Collateral Agent, as well as to any other Person who is a “Secured Party” in terms of the Indenture.

“Person” means any individual, legal entity, corporation (including corporate trust), limited liability partnership, stock company, trust, joint venture, or any other entity, or Government Authority.

“Pesos” or “MX$” means the legal tender of Mexico.

“US Restructuring Procedure” has the meaning attributed thereto in Recital II of this Agreement.

(b) Interpretation. The terms defined in this Clause One shall apply both to the singular and plural form of such terms. When the context so requires, any pronoun shall include the corresponding male, female, or neutral form. Except as expressly provided otherwise, the words “herein”, “hereof”, “hereunder”, “below” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Clauses, Sections, Paragraphs, Items, and Annexes refer to clauses, sections, paragraphs, items, and Annexes of this Agreement, unless otherwise required by the context. As used in this Agreement or in any certificate or document signed hereunder (i) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “incur” shall be construed to mean incurring, creating, issuing, assuming, assuming responsibility in relation to, or allowing it to exist (and the words “incurred” and “incurring” shall have corresponding meanings), (iii) “asset”, “good” and/or “property” shall be understood to have the same meaning and effect and to refer to each and every asset, goods and property, tangible and intangible, including cash, shares and/or interest representing the equity of any company, securities, income, accounts, lease and contractual rights, (iv) unless otherwise expressly stated, references to any contract, agreement or instrument include reference to such contract, agreement or instrument as amended, in whole or in part, supplemented or in any other way restated from time to time, and (v) references to any legal order, law or regulation shall be understood to include amendments thereto from time to time or to any law or regulation that replaces them.

Two. Pledge; Constitution of the pledge.

(a) Pledgor in this act grants an unconditional and irrevocable pledge in first and degree of priority over the Pledged Shares (the “Security Interest”), in favor of Pledgee, for the benefit of the Exit Debt Financing Secured Parties, in order to guarantee unconditionally and irrevocably the due and timely fulfillment, payment and satisfaction at its maturity (either at its scheduled maturity, by advance maturity or for any other reason) of each and every Exit Debt Financing Secured Obligation.

(b) In accordance with Article 334, paragraph II, of the Act, in order to improve the Security Interest of the Pledged Shares, Pledgor in this act delivers Pledgee (i) the original of the securities containing its right, title and interest in respect of the Pledged Shares, duly endorsed in pledge in favor of Pledgor, and (ii) a copy of the entry made in the Issuer’s stock ledger, duly certified by Issuer’s secretary or sole administrator (in terms of the form attached hereto as Exhibit “F”), where it is stated that, on the date of this Agreement, the Security Interest on the Pledged Shares was duly recorded in the Issuer’s stock ledger.

(c) Except as expressly permitted otherwise in this Agreement, Pledgor shall refrain from, and shall cause Issuer to refrain from, perform or carry out any acts that may prevent, affect or otherwise alter the record of the Security Interest of Issuer’s stock registry book. In the event that Issuer’s stock ledger is lost, stolen, or destroyed, Pledgor must take, and Issuer must carry out, all measures and acts required in accordance with the applicable law for the timely replacement of such stock ledger, as well as for the remaking of the corresponding entries for the Security Interest thereat.

Exhibit K-9

(d) In accordance with Article 337 of the Act, Pledgor and Pledgee agree that this Agreement shall serve as a receipt by Pledgee in respect of the Pledged Shares.

(e) Pledgor in this act acknowledges and accepts that any increase in the value of the Pledged Shares or in the capital stock of Issuer, whether such increase represents the fixed or variable minimum capital stock of Issuer, and that Pledgor (either directly or indirectly, through any subsidiary or Affiliate or otherwise) may subscribe in the future as part of the Pledged Shares (or any part thereof) or in replacement of or addition to such Pledged Shares, as a result of corporate restructuring, reclassification, capital increase, merger, split-off, transformation or similar action by Issuer (the “Additional Shares”) shall be considered, for all legal purposes, as pledged in accordance with this Agreement and an integral part of the Pledged Shares. For this purpose and in accordance with Section 334, Part II, of the Act, Pledgor and Issuer in this Act are bound and agree that they shall, as soon as possible but in any case within five (5) Business Days following the corporate act which gives rise to the corresponding Additional Shares, (i) deliver Pledgee a certified copy by a Mexican notary public of the public deed containing the shareholders’ meeting or the unanimous resolutions of the Issuer’s shareholders where such a corporate act has been adopted; (ii) notify Pledgee of the constitution of the pledge of such Additional Shares in terms of the form attached hereto as Exhibit “G” (the “Notice of Pledge on Additional Shares”); (iii) give Pledgee the securities which attest Pledgor’s rightful ownership over the respective Additional Shares, duly endorsed in pledge in favor of Pledgee; and (iv) deliver Pledgee a copy of the entry made in the Issuer’s stock registry book, stating that the Security Interest for the corresponding Additional Shares has been duly recorded in the Issuer’s stock registry book, as well as a certification issued by the Issuer’s secretary or sole administrator, substantially in the terms of the form attached hereto as Exhibit “F”, certifying such registration.

(f) For clarity purposes, the Parties to this Agreement agree that each and every share, right (corporate and economic, including any rights to receive distributions), equity, certificate, and other instrument issued in connection with any of the Pledged Shares (including any Additional Shares) shall be considered as an integral part of the Pledged Shares for all legal effects and, therefore, subject to the Security Interest provided for in this Agreement. Pledgor and Issuer shall carry out each and every necessary act, including endorsements, the release of new securities and entries in the Issuer’s stock ledger, in relation to the above.

(g) Pledgor must, on this same date, (i) deliver to Issuer a notification in which it is duly notified of the granting and constitution of the Security Interest on the Pledged Shares in accordance with the terms of this Agreement, as well as the terms thereof, and (ii) provide Pledgee with a copy of the notification referred to in subparagraph (i) of this paragraph, signed (as evidence of consent and acceptance) by an authorized attorney of Issuer.

Three. Term; Continuity of the Security Interest. The Security Interest shall be continuous and (i) shall remain in full force and effect until all Exit Debt Financing Secured Obligations and each and every other amount (other than amounts derived from contingent indemnification obligations in respect of which no claim has been initiated) due in accordance with the Exit Debt Financing Documents have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there is no outstanding commitment of GAM, Guarantors (in any capacity) or Pledgor (in any capacity) or Issuer (in any capacity) that may give rise to Exit Debt Financing Secured Obligations; (ii) shall be binding on Pledgor and its respective permitted successors and assignees; and (iii) shall be in the interest of and be enforceable by Pledgee and the Exit Debt Financing Secured Parties, and their respective successors and assignees. As soon as reasonably possible, but in any case within 10 (ten) working days following that in which all Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnification obligations in respect of which no claim has been initiated) have been duly and legally satisfied, fulfilled, paid and irreversibly settled in full to the satisfaction of Pledgee and there are no outstanding commitments by GAM, the Obligors (in any capacity) the Pledgor (in any capacity) or the Issuer (in any capacity) that could give rise to Secured Obligations of the Exit Debt Financing (other than amounts arising from contingent indemnity obligations for which no claim has been initiated), and upon

Exhibit K-10

written request of Pledgor, Pledgee shall provide Pledgor a notice of termination substantially in terms of the form attached hereto as Exhibit “H” (the “Termination Notice”), together with the original securities covering the Pledged Shares and the cancellation of the corresponding endorsements. Only by the delivery of the Termination Notice made by Pledgee to Pledgor pursuant to this Agreement or by termination as expressly set forth in the Indenture, this Agreement shall terminate and the Security Interest shall cease, end and be released. Pledgor shall be responsible for the payment of any costs, expenses, rights, commissions and fees, including reasonable and documented fees and disbursements of the legal advisors of Pledgee and Secured Parties of the Exit Debt Financing, arising from or in connection with the termination, release and/or cancellation of the Security Interest.

The Parties agree and acknowledge that the Security Interest is indivisible and that the Pledged Shares guarantee the satisfaction, fulfillment and payment of the Exit Debt Financing Secured Obligations in their entirety, without limitation; by virtue of the foregoing, Pledgor in this act waives any rights, present or future, it may have to request the partial release of the pledge created hereunder or of any other security that Pledgor or any third party has created, granted, acquired or designated to guarantee the Secured Obligations of the Exit Debt Financing, including, without limitation, any right it may have to divide or reduce the pledge pro rata to any partial payments of the cured Obligations of the Exit Debt Financing in accordance with applicable law.

Four. Exercise of Voting Rights.

(a) Unless there is a Default or an Even of Default, Pledgor shall have the right to exercise the voting rights of the Pledged Shares in a manner consistent with and not resulting from the of Exit Debt Financing Documents (or not reasonably expected to result) in a breach of, or conflict with, the terms and conditions of this Agreement, the other Exit Debt Financing Documents and/or any transactions contemplated thereunder, the rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to or in terms of this Agreement, any of the other of Exit Debt Financing Documents or applicable law, or the ability of Pledgee and/or any Exit Debt Financing Secured Parties to exercise any such rights, actions and remedies; provided, however, that no vote shall be cast and no consent shall be granted or any action shall be taken which has the effect of impairing or damaging the position or interests of Pledgee and/or the Exit Debt Financing Secured Parties in respect of the Pledged Shares, or which authorizes, causes or consents to: (i) the commencement of a voluntary or involuntary bankruptcy, reorganization or other insolvency proceeding against or in respect of GAM or the Issuer, except for the US Restructuring Procedure, (ii) the dissolution or liquidation, in whole or in part, of the Issuer; (iii) the creation or granting of any Lien or other security on the Pledged Shares (or any part thereof); (iv) the sale, transfer, assignment or other disposition of all or any part of the Pledged Shares; or (v) the amendment or restatement of the bylaws or other organizational documents of Issuer, that has the effect or could reasonably be expected to have the effect of impairing or damaging the position or interest of Pledgee and/or Exit Debt Financing Secured Parties in respect of the Pledged Shares and/or rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties hereunder, the other of Exit Debt Financing Documents and/or any of the transactions contemplated therein. Pledgee shall be free from any liability arising out of or in connection with the exercise or lack of exercise of voting rights relating to the Pledged Shares in accordance with the provisions hereof.

(b) In the event of a Default or an Event of Default, the rights of Pledgor to exercise any voting rights in relation to the Pledged Shares as described in paragraph (a) above shall cease, and all such rights shall be exercised thereafter by Pledgee, who shall have the exclusive right to exercise such rights and powers (including, without limitation, voting rights) belonging to or related to the Pledged Shares, in the manner deemed appropriate; provided that, Pledgee shall have the right, but not the obligation, at any time after a Default occurs, to authorize Pledgor in writing to exercise such voting rights. As a means of fulfilling its obligations under this Clause Four, Pledgor shall, on the date of this Agreement, grant and deliver to Pledgee an irrevocable special power (using the form attached as Exhibit “I”) in terms of Article 2596 of the Federal

Exhibit K-11

Civil Code and its correlated articles in the states of Mexico and Mexico City, in order to authorize Pledgee to exercise all rights and powers (including, without limitation, voting rights) belonging to or related to the Pledged Shares, exclusively in accordance with this paragraph (b) of Clause Four. The provisions of this paragraph and the granting of the irrevocable power mentioned above shall be recorded in the entry made in the Issuer’s stock ledger with respect to the Security Interest and this Agreement.

(c) The Parties to this Agreement hereby agree that the exercise of voting rights by Pledgee pursuant to this provision shall not impair, prejudice or prevent the exercise of any other rights, actions and remedies of Pledgee and/or the Exit Debt Financing Secured Parties pursuant to this Agreement and the other of Exit Debt Financing Documents.

Five. Distributions.

(a) Provided that no Default or Event of Default has occurred, Pledgor shall be authorized to receive all and any Distributions.

(b) At the time of a Default or Event of Default, all rights of Pledgor pursuant to paragraph (a) above shall cease and terminate automatically without need of notice or court order, and all Distributions and other distributions with respect to the Pledged Shares, (x) shall be paid by Issuer directly to Pledgee in order to be applied in accordance with this Agreement and the other of Exit Debt Financing Documents, (y) if received by Pledgor (or by its agents), they shall (1) be received in deposit for the benefit of Pledgee and the Exit Debt Financing Secured Parties, (2) be segregated from the rest of the assets and funds of Pledgor (or its agent), and (3) be surrendered immediately to Pledgee in the same manner as they have been received, but in any case no later than the second Business Day following that when received; and (z) shall be considered for all legal purposes as granted in pledge pursuant to this Agreement and shall be subject to the Security Interest and shall form an integral part of the Pledged Shares in accordance with this Agreement.

Six. Obligations of Pledgor.

(a) Pledgor in this act agrees and undertakes, and Issuer acknowledges and agrees, that the Pledged Shares (including the Additional Shares) shall represent, at all times during the term of this Agreement and until none of the Exit Debt Financing Secured Obligations remains outstanding, fifty percent (50%) or more of the issued and outstanding capital stock of Issuer, on a fully diluted basis. Pledgor and Issuer shall take all and any actions that are necessary for the performance of the obligations contained in this paragraph.

(b) Pledgor undertakes and agrees that it shall, during the term of this Agreement:

i.

defend, at its own cost and expense, the Pledged Shares and the right, title and interest of Pledgee and the Exit Debt Financing Secured Parties in and on the Pledged Shares, from and against any actions, claims or proceedings initiated by any Person (including any Person claiming an interest in the Pledged Shares) other than Pledgee and/or the Exit Debt Financing Secured Parties; provided that, Pledgee shall have the right, but not the obligation, to defend the Pledged Shares and its rights and the rights of the Exit Debt Financing Secured Parties hereunder, in which case Pledgor shall reimburse Pledgee any reasonable and documented costs and expenses incurred by Pledgee and/or the Exit Debt Financing Secured Parties in connection with such defense, and the corresponding amount shall form part of the Exit Debt Financing Secured Obligations until fully paid; (ii) refrain from creating, incurring, assuming, or allowing any Lien, charge, option, or guarantee to exist in favor of, or any claim by any Person with respect to any of the Pledged Shares currently owned by, or acquired by, Pledgor, except for the Security Interest; (iii) refrain from selling, exchanging, transferring, assigning, delivering, affecting in trust, granting in usufruct, pledge or otherwise having, or granting any option with respect to, such Pledged Shares or any interest therein; (iv) execute and deliver to Pledgee those documents in favor

Exhibit K-12

of Pledgee, and to carry out any action in connection with the Security Interest that Pledgee requests in order to protect and maintain the Security Interest and to protect and preserve the Pledged Shares, as well as pay all reasonable and documented costs and expenses arising out of or in connection with the foregoing; and (v) pay all and any taxes, contributions, levies and any other charges of any kind determined, collected or imposed on or in connection with the Pledged Shares (or any part thereof) and/or in connection with all and any dividends and interest (including, without limitation, Distributions) and any other distributions in respect of the Pledged Shares (other than taxes payable by Issuer in relation to such Distributions);

ii.	refrain from taking any action or allowing any Person to take or refrain from any action, which may impair the validity or enforceability of the Security Interest created hereunder;

iii.

exercise voting rights or refrain from exercising any voting rights related to the Pledged Shares, or allow Pledgee to exercise such voting rights , in each case, in accordance with the provisions of Clause Four;

iv.

promptly notify Pledgee in writing of any circumstances that adversely affect or that Pledgor and/or Issuer reasonably consider that it may adversely affect the rights of Pledgee and/or the Exit Debt Financing Secured Parties under this Agreement, or any circumstance or event that causes or may cause the loss, destruction or material reduction of the value of the Pledged Shares (or any part thereof), as soon as possible but in any case within two (2) Business Days following the date on which such circumstance or event occurs;

v.

provide Pledgee all the information that Pledgee wishes in connection with the Pledged Shares as soon as possible but in any case within two (2) Business Days following the date on which Pledgor and Issuer receives such request; and

vi.	immediately notify Pledgee in writing of the occurrence of any Default or Event of Default.

Seven. Safeguard of the Pledged Shares; Indemnity.

(a) The obligations of Pledgee with respect to the safeguarding and preservation of the Pledged Shares shall be limited to the obligations imposed by the Law. Any action undertaken by Pledgee in order to safeguard and preserve the Pledged Shares shall be solely at the expense and risk of Pledgor.

(b) Pledgor undertakes to and agrees that it shall protect, indemnify, reimburse, defend and hold Pledgee and the Exit Debt Financing Secured Parties (as well as their respective successors, representatives and assignees) and their respective directors, officials, officers, employees, agents, legal advisers and agents, at the exclusive cost and charge of Pledgor, harmless from and against all and any liabilities, losses, claims, proceedings, penalties, judgments, liens, determinations, claims, damages, costs, fines and disbursements, as well as reasonable and documented expenses and fees of any kind (including, without limitation, legal fees), whether known or unknown, anticipated or unforeseen, contingent or otherwise arising out of or in connection with the Pledged Shares or any part thereof (including, without limitation, any contingency or tax liability), this Agreement and/or any act or omission in connection therewith, including without limitation, in connection with (i) the execution, granting and performance of this Agreement and any amendment thereof; (ii) the improvement and maintenance of the Security Interest established hereunder; (iii) the exercise of any rights arising out of or in connection with the Pledged Shares; and (iv) the exercise by Pledgee of any of its rights, actions, and remedies in accordance with or under this Agreement.

(c) The contents of this Clause shall constitute part of the Exit Debt Financing Secured Obligations secured under the Security Interest created hereby. The indemnity obligations of Pledgor contained in this Clause shall continue in full force and effect regardless of the termination of this Agreement and shall survive the sale or transfer of the Pledged Shares (or any part thereof) in accordance with Clause Ten of this Agreement or otherwise.

Exhibit K-13

Eight. Inspection Rights; Liability and Others.

(a) Inspection Rights. Pledgee (or any other Person(s) designated by Pledgor) shall have the right, upon reasonable advance notice, but in any case at least two (2) Business Days in advance, during normal working hours and at the exclusive cost and expense of Pledgor, visit and access any place of business of Pledgor and/or Issuer, prior authorization of Pledgor and/or Issuer, in order to verify Pledgor’s compliance with this Agreement, examine, inspect and audit the books and records of Pledgor and Issuer related only to the Pledged Shares, and obtain copies or extracts of the records, publications, orders, receipts and correspondence or any other information of Pledgor and/or Issuer in respect of or in connection with the Pledged Shares. Pledgor and Issuer shall cooperate with Pledgee in carrying out these visits and inspections, and Pledgee shall not, in an unreasonable manner, prevent, endanger, obstruct or interfere in the ordinary course of business of Pledgor during such visits and inspections. Without prejudice to the foregoing, in the event of a Default, an Event of Default or an emergency situation, Pledgee shall have the right to access any place of business of Pledgor and/or Issuer at non-working times without prior notice to Pledgor.

(b) Liability in respect of the Pledged Shares. Pledgor shall be liable for any claim, action, obligation, loss, damage, liability, costs and expenses, including taxes, arising from or in connection with the Pledged Shares.

(c) Absolute Rights. The rights, actions and remedies of Pledgee under this Agreement are absolute and unconditional, regardless of the constitution, improvement, replacement, release or failure to make any other guarantee or any release, amendment or waiver, or consent to any guarantee, with respect to the payment and performance of all or any of the Exit Debt Financing Secured Obligations; any individual or partial exercise of such rights, actions, remedies or powers shall not preclude any other present or future exercise thereof.

(d) Cumulative Rights. (i) The Security Interest established under this Agreement shall remain in full force and effect regardless of whether Pledgor or any other Person, on this date or at any later time, gives any guarantee in respect of payment and performance of all or part of the Exit Debt Financing Secured Obligations; and (ii) the rights and remedies of Pledgee and the Exit Debt Financing Secured Parties under this Agreement or in accordance with the other of Exit Debt Financing Documents (y) are cumulative and in addition to, and not exclusive of, any rights, actions or remedies available to Pledgee and/or any Exit Debt Financing Secured Party in accordance with applicable law or the provisions of this Agreement and/or other of Exit Debt Financing Documents; and (z) are not conditioned or contingent upon the exercise by Pledgee and/or any of the Exit Debt Financing Secured Parties of any of its rights, actions or remedies arising out of this Agreement and/or other of Exit Debt Financing Documents against Pledgor or any other Person.

Nine. Event of Default. In the event of an Event of Default occurs and is continuing (i) all the rights of Pledgor to exercise or refrain from exercising the voting rights or other rights that it would otherwise had the right to exercise in accordance with clauses Four and Five hereof, shall cease and terminate automatically; provided that all obligations of Pledgor shall remain in full force and effect and shall be fulfilled exclusively by Pledgor; and (ii) each and every right arising out of or in connection with the Pledged Shares shall be exercised exclusively by Pledgee in accordance with the provisions of this Agreement and in a manner consistent with the applicable provisions of the Indenture and the Exit Facility Order; (iii) Pledgee shall have the exclusive right to collect and receive all and any earnings, payments, distributions or other amounts or remedies arising out of or derived from, or in connection with, the Pledged Shares, and apply them to the payment of the Exit Debt Financing Secured Obligations in accordance with the of Exit Debt Financing Documents; and (iv) Pledgee shall have the right to execute the security on the Pledged Shares in accordance with the provisions of Clause Ten hereof, and to exercise its rights in any other manner as provided for in the Law.

Exhibit K-14

Ten. Execution.

(a) Pledgor in this act expressly and irrevocably authorizes Pledgee to execute, in the event of an Event of Default, the Pledged Shares in accordance with the provisions of Article 341 of the Act and/or exercise its rights in any other manner contemplated in the Act, at the cost of Pledgor, in order to obtain payment of the Exit Debt Financing Secured Obligations in its entirety.

(b) Pledgor and Issuer in this act are bound and agree that they shall carry out and/or cause all and any acts to be carried out and/or initiate all and any procedures necessary to facilitate the execution and sale of the Pledged Shares in accordance with applicable law. Additionally, Pledgor undertakes to perform or cause any other act that may be necessary to accelerate the sale of all or part of the Pledged Shares to be executed, and to sign and deliver any documents and to carry out any other actions and measures that Pledgee considers necessary or advisable for such sale to be carried out in compliance with applicable law. Also, Pledgor expressly agrees and consents that all cash and/or proceeds derived from the sale of the Pledged Shares shall be retained and applied by Pledgee for the payment of the Exit Debt Financing Secured Obligations in accordance with Article 336 bis of the Act and in the order required in accordance with the of Exit Debt Financing Documents. For clarity purposes, Pledgee shall have no obligation to question or investigate the adequacy of any amounts received thereby in respect of the Pledged Shares.

Eleven. Capacity of Collateral Agent. As a determining reason for the willingness of Pledgee and the Exit Debt Financing Secured Parties to execute the Exit Debt Financing Documents to which they are a party, Pledgor in this act, expressly and irrevocably, acknowledges that (i) Pledgee, as Collateral Agent (or any successor agent duly designated in accordance with the of Exit Debt Financing Documents), has the necessary appointments, legal capacity and powers to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for anything relating to or arising from this Agreement, either directly or through its agents; and (ii) waives its rights to submit or initiate any action aimed at challenging the existence, appointment, legal capacity or otherwise, and the powers of Pledgee to act on behalf of and for the benefit of the Exit Debt Financing Secured Parties, for all matters arising out of or in connection with this Agreement, in accordance with the terms of this Agreement and the other of Exit Debt Financing Documents. In connection with the performance of its obligations and the exercise of its rights under this Agreement, the Collateral Agent shall enjoy all the rights, prerogatives and benefits set out in the Indenture, including the right to request instruction from the Trustee or the Secured Parties of the Exit Debt Financing to carry out any acts to be performed hereunder. In the event of a conflict between the Indenture and this Agreement with respect to the Guarantees, the provisions of the Indenture with respect to the actions of the Collateral Agent shall prevail.

Twelve. Tax and Expenses.

(a) All taxes, costs, expenses, reasonable and documented fees, costs and/or commissions arising out of the negotiation, preparation, drafting, execution and registration of this Agreement, and in connection with any amendment thereof, as well as any action, contract, document, instrument or notice carried out, drafted, signed or notified hereunder, including without limitation, reasonable and documented fees and disbursements of the legal advisors of Pledgee and the Exit Debt Financing Secured Parties, as well as any reasonable and documented expenses and costs incurred by Pledgee and any of the Exit Debt Financing Secured Parties in fulfilling their obligations, and all and any costs and expenses incurred by Pledgee and any of the Exit Debt Financing Secured Parties in the exercise of their rights hereunder and in any execution proceeding pursuant thereto, shall be covered exclusively and fully by Pledgors and Pledgee and the Exit Debt Financing Secured Parties shall have no liability in this respect.

Exhibit K-15

(b) In the event that, for any reason, Pledgee pays any such taxes, costs, expenses, fees and/or commissions, Pledgors must, within five (5) Business Days of the date on which they receive the request from Pledgee, reimburse Pledgee for the amount of such taxes, costs, expenses, fees and/or commissions (including legal advisors’ fees and expenses) incurred by Pledgee.

(c) Any amounts payable to Pledgee by Pledgor pursuant to this Clause Twelve shall be part of the Exit Debt Financing Secured Obligations guaranteed by the Security Interest.

Thirteen. Assignments.

(a) The rights and obligations arising out of this Agreement may not be assigned or transferred by Pledgor without the prior written consent of Pledgee.

(b) Pledgee may assign or transfer, in whole or in part, its rights under this Agreement by simple written notice to Pledgor, but without requiring its consent to carry out such assignment or transfer, provided that such Assignment or transfer is allowed under the Exit Debt Financing Documents. Pledgor undertakes to cooperate in good faith and in a reasonable manner with Pledgee in connection with any assignment, transfer , sale and/or participation of Pledgee under this Agreement, in accordance with the terms of the Exit Debt Financing Documents. Likewise, upon receipt of a notice of assignment by Pledgee, Pledgor shall immediately (i) instruct Issuer to make the corresponding entries in the Issuer’s stock ledger, which must be duly certified by the Issuer’s secretary or sole administrator, and (ii) carry out any other act as necessary to maintain the validity and refinement of the pledge constituted by this Agreement.

Fourteen. Novation; Amendments; Waivers. Neither the execution of this Agreement nor the creation of the Security Interest provided for therein constitute novation, amendment or payment of the Exit Debt Financing Secured Obligations.

This Agreement may only be amended by the written consent of Pledgor and Pledgee.

Any waivers of the provisions of this Agreement, and any consents to deviations by Pledgor from the terms of this Agreement, shall be valid and effective only if they are in writing and duly signed Pledgee; provided that, in any case, such waiver or consent shall only be effective with respect to the instance and for the specific purpose for which it was granted. Failure to, or delay in the exercise of any rights, powers or privileges, or the performance of any obligation to do or not to do so hereunder by Pledgee shall in no case constitute a waiver thereof. Similarly, the partial or sole exercise of any rights of Pledgee does not preclude the future exercise of those rights or any other rights of Pledgee.

Fifteen. Notices. All notices, claims and requests submitted or required to be submitted by the parties in accordance with or related to this Agreement shall be in writing. All notices shall be deemed to have been duly delivered when delivered: (i) personally, with acknowledgment of receipt; or (ii) by internationally recognized courier service, with acknowledgment of receipt; or (iii) by e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt. All notices and notifications shall be delivered to the following addresses, and shall be deemed effectively delivered when deliveries are received or rejected, as indicated in the acknowledgment of receipt or at the receipt of such courier service.

To Pledgor:

Av. Paseo de la Reforma No. 243, piso 26

Colonia Cuauhtémoc, código postal 06500

Mexico City, Mexico

Telephone: [***]

Attn: CEO – Andrés Conesa Labastida and CFO – Ricardo Javier Sánchez Baker

e-mails: [***]

Exhibit K-16

With copy, without this meaning notice, to:

Sainz Abogados, S.C.

Boulevard Manuel Avila Camacho 24, Piso 21

Lomas de Chapultepec, C.P. 11000

Mexico City, Mexico

Phone: [***]

Attn: Alejandro Sainz Orantes / Santiago Alessio Robles

e-mails: [***]

To Pledgee:

UMB Bank, N.A., as Warranty Agent

2 South Broadway, Suite 600

St. Louis, MO 63102

Phone: [***]

Attn: Julius Zamora

e-mail: [***]

With copy, without this meaning notice, to:

Holland & Knight Mexico, S.C.

Paseo de la Reforma 343, Piso 28

Juarez, Cuauhtémoc 06600

Mexico City

Attn: Alejando Landa Thierry / Aldo González Melo

e-mail: [***]

and

Nader, Hayaux y Goebel, S.C.

Paseo de los Tamarindos 400-B Piso 7

Bosques de las Lomas, Cuajimalpa,

C.P. 05120, Mexico City, Mexico

Attn: Javier Arreola E.

e-mail: [***]

While no change of address is notified in accordance with this Clause, any notice, notification or other communication, whether judicial or extrajudicial, at any of the above addresses, shall take full effect.

Sixteen. Additional Obligations. Pledgor and Issuer shall, at any time and from time to time, at their sole cost and expense, (i) promptly sign and deliver all instruments and/or documents, and take any actions that may be necessary or desirable, or that Pledgee requests, for the purpose of perfecting, protecting and/or maintaining the Security Interest in accordance with this Agreement and/or protecting and preserving the Pledged Shares (or any part thereof), and/or to allow Pledgee to exercise and enforce the rights, actions and remedies arising from this Agreement in connection with the Pledged Shares or any part thereof, including without limitation, to take any action and/or initiate all and any procedures that are necessary for the sale of the Pledged Shares or any part thereof by Pledgee; and (ii) refrain from carrying out and/or causing no entries in the Issuer’s stock ledger be made, which may refer to any sale, assignment, exchange, pledge, transfer, lien, or other restrictions or limitations of ownership in connection with the Pledged Shares (except for the Security Interest of the Pledged Shares hereunder).

Exhibit K-17

Seventeen. Severability If any of the provisions contained in this Agreement is declared null and void by a competent court, such provision shall be considered separated from the other provisions of this Agreement, so as not to affect the validity of the other provisions of this Agreement.

Eighteen. Attachments and Headers. All documents attached to or referenced within this Agreement form an integral part of this Agreement as if they were inserted to the letter. The titles and headings included in this Agreement are for convenience only and shall not affect, limit or describe the scope or intent (or otherwise affect the interpretation) of the provisions of this Agreement.

Nineteen. Counterparts. This Agreement shall be executed in several copies, which together shall be considered as a single contract, and shall be effective until one (1) or more such copies are signed by each of the parties and delivered to the other Party.

Twenty. Jurisdiction, Applicable Law. This Agreement shall be construed in accordance with the applicable laws of Mexico, and for all matters relating to the interpretation and performance of this Agreement and any action or procedure resulting from or in connection therewith, the Parties hereby submit themselves, expressly and irrevocably, to the jurisdiction of the competent courts of Mexico City, Mexico, and expressly and irrevocably waive their rights in respect of any other jurisdiction that may correspond thereto by virtue of their present or future domiciles or for any other reason.

NOW, AND THEREFORE, the parties sign and grant this Agreement, on this 17th day of March, 2022.

[Signature Page Follows]

Exhibit K-18

Annex “A”

to

Indenture

Pledge Agreement on Shares

Bylaws and Powers

[Omitted]

Annex “B”

to

Indenture

Pledge Agreement on Shares

Share Capital of Issuer

[Omitted]

Annex “C”

to

Indenture

Pledge Agreement on Shares

Indenture

[Omitted]

Annex “D”

to

Indenture

Pledge Agreement on Shares

Exit Debt Financing Commitment Letter

[Omitted]

Annex “E”

to

Indenture

Pledge Agreement on Shares

Exit Debt Term Sheet

[Omitted]

Annex “F”

to

Indenture

Pledge Agreement on Shares

Certificate of Secretary or Sole Administrator Form

[Omitted]

Annex “G”

to

Indenture

Pledge Agreement on Shares

Notice of Pledge on Additional Shares Form

[Omitted]

Annex “H”

to

Indenture

Pledge Agreement on Shares

Termination Notice Form

[Omitted]

Annex “I”

to

Indenture

Pledge Agreement on Shares

Power of Attorney Form

[Omitted]

Exhibit L

FORM OF U.S. PLEDGE AND SECURITY AGREEMENT

Exhibit L-1

EXHIBIT L

[FORM OF]

PLEDGE AND SECURITY AGREEMENT

dated as of [•], 2022

between

EACH OF THE GRANTORS PARTY HERETO

and

UMB BANK NATIONAL ASSOCIATION,

as Collateral Agent

Exhibit L-2

Exhibit L-3

SECTION 7.	FURTHER ASSURANCES; ADDITIONAL GRANTORS	22

7.1	Further Assurances	22
7.2	Additional Grantors	23
7.3	Termination or Release	23

SECTION 8.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	24

8.1	Power of Attorney	24
8.2	No Duty on the Part of Collateral Agent or Secured Parties	25

SECTION 9.	REMEDIES	25

9.1	Generally	25
9.2	Application of Proceeds	27
9.3	Sales on Credit	27
9.4	Investment Related Property	27
9.5	Grant of Intellectual Property License	28

SECTION 10.	[RESERVED]	28

SECTION 11.	CONTINUING SECURITY INTEREST	28

SECTION 12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	28

SECTION 13.	MISCELLANEOUS	29

SCHEDULE 5.1	GENERAL INFORMATION

SCHEDULE 5.2	COLLATERAL IDENTIFICATION
I.	INVESTMENT RELATED PROPERTY
	(A)	Pledged Stock
	(B)	Pledged LLC Interests
	(C)	Pledged Partnership Interests
	(D)	Trust Interests or other Equity Interests not listed above
	(E)	Pledged Instruments
	(F)	Securities Account
	(G)	Deposit Accounts
	(H)	Commodity Contracts and Commodity Accounts
II.	COMMERCIAL TORT CLAIMS
III.	LETTER OF CREDIT RIGHTS
IV.	SLOTS

Exhibit L-4

SCHEDULE 5.4	FINANCING STATEMENTS

SCHEDULE 5.5	PLEDGED ENGINES AND PLEDGED SPARE PARTS

SCHEDULE 5.7	INTELLECTUAL PROPERTY

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — PATENT SECURITY AGREEMENT

EXHIBIT C — TRADEMARK SECURITY AGREEMENT

EXHIBIT D — COPYRIGHT SECURITY AGREEMENT

EXHIBIT E — MEXICAN SHORT FORM SECURITY AGREEMENT

Exhibit L-5

This PLEDGE AND SECURITY AGREEMENT, dated as of [•], 2022 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among GRUPO AEROMÉXICO, S.A.B. DE C.V., a sociedad anónima bursátil de capital variable duly organized and validly existing under the laws of Mexico (the “Issuer”), CERTAIN SUBSIDIARIES OF THE ISSUER, as party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (together with the Borrower, and each, a “Grantor”, and collectively, the “Grantors”), and UMB BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as defined in the Indenture (as defined below)) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Indenture dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among the Issuer, certain Subsidiaries of the Issuer as Guarantors, The Bank of New York Mellon, as trustee for the Notes (in such capacity, the “Trustee”) and the Collateral Agent, pursuant to which the Issuer has issued $[762,500,000] aggregate principal amount of its 8.500% Senior Secured Notes due 2027 (together with any additional notes issued under the Indenture, the “Notes”); and

WHEREAS, subject to the terms and conditions of the Indenture, this Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions

In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.2.

“Agreement” shall have the meaning set forth in the preamble.

“Co-Branded Credit Card Program Agreements” shall mean (i) the Co-Branded Card Program Agreement, dated as of February 23, 2016, by and among Aerovías de México S.A. de C.V., PLM Premier, S.A.P.I. de C.V., Banco Santander (México), S.A., Institución de Banca Multiple, Grupo Financiero Santander México and Santander Consumo, S.A. de C.V., SOFOM, E.R., Grupo Financiero Santander México, (ii) the American Express Co-Brand Card Program Agreement dated October 17, 2016, by and among American Express Company (Mexico), S.A. de C.V., Aerovías de Mexico S.A. de C.V. and PLM Premier, S.A.P.I. de C.V. and (iii) any other current or future contract, agreement, transaction or undertaking between any Grantor, PLM Premier, S.A.P.I. de C.V. and any third party with respect to credit cards co-branded by such Grantor, PLM Premier, S.A.P.I. de C.V. and such third party, including any card marketing agreement or card network agreement, to the extent the consent of PLM Premier, S.A.P.I. de C.V. would be required for such Grantor to pledge its rights therein, and, in each case of (i)—(iii), any amendment, supplement or modification thereto.

“Collateral” shall have the meaning assigned in Section 2.1.

Exhibit L-6

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Control” shall mean: (1) with respect to any Deposit Account, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Account and related Security Entitlements, control within the meaning of Sections 8-106 and 9-106 of the UCC and (3) with respect to any Certificated Security or Uncertificated Security, control within the meaning of Section 8-106 of the UCC.

“Controlled Account” means any Deposit Account in the U.S. of any Grantor that is subject to a Deposit Account Control Agreement or any securities account in the U.S. of any Loan Party that is subject to a Securities Account Control Agreement, in each case, to the extent required pursuant to Section 4.14(b) of the Indenture.

“Copyright Licenses” shall mean any and all written license or similar agreements providing for the granting of any right (other than an ownership right) in or to any Copyright (whether the applicable Grantor is licensee or licensor thereunder).

“Copyrights” shall mean all U.S., Mexican and foreign copyrights (whether or not the underlying works of authorship have been published) and copyrightable works, including but not limited to copyrights in Software and any copyrights in and to databases or other collections of information, whether registered or unregistered, and all registrations and applications therefor; provided, however, that for purposes of this Agreement, the security interest granted over Mexican Copyrights shall be limited to the benefits and products derived from the exploitation of such Copyrights.

“Data” shall mean all data (including Personal Data) contained in the IT Systems, or otherwise Processed in connection with, or generated in the course of the operation of the Grantors, including all customer lists, transactional information, financial information, customer data, internet or network activity (including information regarding interaction with a website), profiles and preferences, login information, flight information, pricing information, geolocation data, code share data and data derived from any such data, including analytics.

“Excluded Assets” shall have the meaning assigned in the Indenture.

“Grantors” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the recitals.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean all intellectual property and other similar proprietary rights worldwide, whether registered or unregistered, including all rights in and to Trademarks, Patents, Copyrights, Software, Trade Secrets and data and databases.

“Intellectual Property Licenses” shall mean the collective reference to all Copyright Licenses, Patent Licenses, Trademark Licenses, Software Licenses and Trade Secret Licenses, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof and (iii) rights to sue for past, present and future violations thereof.

Exhibit L-7

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement or short form of this Agreement, as applicable, executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit B, Exhibit C, Exhibit D and Exhibit E, as applicable, suitable for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and/or the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias), as applicable.

“Investment Accounts” shall mean the Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Patent Licenses” shall mean all written license and similar agreements providing for the granting of any right (other than an ownership right) in or to any Patent (whether the applicable Grantor is licensee or licensor thereunder).

“Patents” shall mean all U.S., Mexican and foreign patents and applications therefor, including, without limitation all provisionals, reissues, divisionals, substitutions, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof.

“Permitted Liens” shall have the meaning assigned in the Indenture.

“Personal Data” shall mean any information or data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household, or any other data or information that constitutes personal data, personally identifiable information, personal information or a similar defined term under any Privacy Law or any policy of a Grantor or any of its Affiliates relating to privacy.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on SCHEDULE 5.2I under the heading “Pledged Instruments” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the Instruments evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Engines” shall mean, to the extent not constituting Excluded Assets, not already pledged under the Generic Non-Possessory Pledge Agreement and for the avoidance of doubt, not constituting assets subject to a contract the terms of which prohibit or restrict the grant of a security interest or Lien thereon, all Engines owned by the Grantors (including the Engines set forth in Schedule 5).

“Pledged Equity Interests” shall mean, to the extent not constituting Excluded Assets and not already pledged under the Mexican Share Pledge Agreement, all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

Exhibit L-8

“Pledged LLC Interests” shall mean, to the extent not constituting Excluded Assets and not already pledged under the Mexican Share Pledge Agreement, all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on SCHEDULE 5.2I under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean, to the extent not constituting Excluded Assets and not already pledged under the Mexican Share Pledge Agreement, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on SCHEDULE 5.2I under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Route Authorities” shall mean, to the extent not constituting Excluded Assets and not already pledged under the Mexican Generic Non-Possessory Pledge Agreement, all Route Authorities owned by such Grantor.

“Pledged Spare Parts” shall mean, to the extent not constituting Excluded Assets, not already pledged under the Mexican Generic Non-Possessory Pledge Agreement and for the avoidance of doubt, not constituting assets subject to a contract the terms of which prohibit or restrict the grant of a security interest or Lien thereon, all Spare Parts owned by such Grantor.

“Pledged Slots” shall mean, to the extent not constituting Excluded Assets, all Slots held, acquired, used, allocated to or available for use by such Grantor at John F. Kennedy International Airport and London Heathrow Airport.

“Pledged Stock” shall mean, to the extent not constituting Excluded Assets and not already pledged under the Mexican Share Pledge Agreement, all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on SCHEDULE 5.2I under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Privacy Law” shall mean all applicable laws worldwide relating to the Processing, privacy or security of Personal Data and all regulations issued thereunder, including, to the extent applicable, the EU General Data Protection Regulation (EU) 2016/679 (and all laws implementing it), Section 5 of the Federal Trade Commission Act, the California Consumer Privacy Act, the Children’s Online Privacy Protection Act, Title V, Subtitle A of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (and the rules and regulations promulgated thereunder), the Mexican Federal Law on the Protection of Personal Data held by Private Parties (Ley Federal de Protección de Datos Personales en Posesión de los Particulares) (and the rules and regulations promulgated thereunder), the Mexican Privacy Notice Guidelines, the Mexican Recommendations on Personal Data Security, state data breach notification laws, state data security laws, and any law concerning requirements for website and mobile application privacy policies and practices, or any outbound communications (including e-mail marketing, telemarketing and text messaging), tracking and marketing.

Exhibit L-9

“Processed”, “Processing” or “Process”, with respect to data (including Personal Data), shall mean collected, accessed, recorded, acquired, stored, organized, altered, adapted, retrieved, disclosed, used, disposed, erased, disclosed, destructed, transferred or otherwise processed; in each case, whether or not by automated means.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of any Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Software” shall mean all computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the Uniform Commercial Code as in effect on the date hereof in the State of New York, including any licensed rights to Software, and all media that may contain Software or recorded data of any kind.

“Software Licenses” shall mean any and all written license or similar agreements providing for the granting of any right (other than an ownership right) in or to any Software (whether the applicable Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all U.S., Mexican and foreign trademarks, trade names, trade dress, domain names, corporate names, company names, business names, fictitious business names, service marks, certification marks, collective marks, brand names, logos and all other source identifiers, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor and (ii) all of the goodwill associated therewith or symbolized thereby.

“Trademark Licenses” shall mean any and all written license or similar agreements providing for the granting of any right (other than an ownership right) in or to any Trademark (whether the applicable Grantor is licensee or licensor thereunder).

Exhibit L-10

“Trade Secret Licenses” shall mean any and all written license or similar agreements providing for the granting of any right (other than an ownership right) in or to Trade Secrets (whether the applicable Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets, know-how, processes and all other confidential, non-public or proprietary information, in each case, that derives economic value from their confidential nature, whether or not reduced to a writing or other tangible form and including all documents and any materials embodying, incorporating, or referring in any way to any of the foregoing, including technical, engineering and manufacturing information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), ideas, algorithms, techniques, analyses, source code and data collections.

“UCC” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral.

1.2 Definitions; Interpretation

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article IX thereof): Account, Account Debtor, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Fixtures, General Intangibles, Goods, Instrument, Inventory, Letter-of-Credit Right, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. The incorporation by reference of terms defined in the Indenture shall survive any termination of the Indenture until this Agreement is terminated as provided in Section 7.3 hereof. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Grantors, the actual knowledge of any Officer. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement on the one hand and the Indenture on the other hand, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Exhibit L-11

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Data;

(d) Documents;

(e) Equipment (including, without limitation, the Pledged Engines and Pledged Spare Parts);

(f) General Intangibles (including, without limitations, the Pledged Route Authorities and Pledged Slots);

(g) Instruments;

(h) Insurance;

(i) Intellectual Property (together with all rights to claim, sue or collect damages for or enjoin or obtain other legal or equitable relief for or otherwise recover for any past, present and future infringement or other violation thereof) and Intellectual Property Licenses;

(j) Investment Related Property (including, without limitation, Pledged Equity Interests and Deposit Accounts);

(k) Letter-of-Credit Rights;

(l) Money;

(m) Receivables and Receivable Records;

(n) Commercial Tort Claims now or hereafter described on SCHEDULE 5.2II;

(o) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records and Supporting Obligations relating to any of the foregoing;

(p) to the extent not otherwise included above, all of the right, title and interest of such Grantor in, to and under the Pledged Route Authorities, the Pledged Slots and any other Slots at John F. Kennedy International Airport or London Heathrow Airport hereafter acquired and whether such assets, rights or properties constitute General Intangibles or another type or category of collateral under the UCC or any other type of asset, right or property; and

Exhibit L-12

(q) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;

provided, that notwithstanding the foregoing or anything herein to the contrary, in no event shall the Collateral include, or the security interest attach to, any Excluded Asset or any asset pledged under any applicable Mexican Pledge Agreement, as it may be amended, amended and restated, supplemented, or otherwise updated from time to time.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations

This Agreement and the grant of the security interest in Section [•]. secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guaranteed Obligations, including all principal, interest, premium, fees and indemnity obligations thereunder and including all interest, fees and other amounts which, but for the commencement of any bankruptcy or insolvency proceeding with respect to any Grantor, would have accrued on any Guaranteed Obligation, whether or not a claim is allowed against such Grantor for such interest, fees and other amount in the related bankruptcy or insolvency proceeding (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral

Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under all agreements included in or relating to the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS.

4.1 Delivery Requirements

(a) With respect to any Certificated Securities included in the Collateral (whether now owned or hereafter acquired), each Grantor shall deliver to the Collateral Agent any Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities. Each applicable Grantor shall cause the delivery of any certificates evidencing any Pledged Equity Interests duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer as described herein to the Collateral Agent (x) in the case of such Collateral existing on the date hereof, as of the date hereof or such later date provided for pursuant to Section 4.13 of the Indenture (as applicable) and (y) in the case of any Collateral hereafter acquired, such Grantor shall comply with such requirements at the time the annual financial statements and the financial statements for the second fiscal quarter of each year are delivered pursuant to Section 4.06(a) of the Indenture, in each case with respect to such Collateral acquired during the period covered by such report.

Exhibit L-13

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral with a value in excess of $2,500,000, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank.

4.2 Intellectual Property Recording Requirements

(a) In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents or applications therefor, each Grantor shall execute and deliver to the Collateral Agent a patent security agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks or applications therefor, each Grantor shall execute and deliver to the Collateral Agent a trademark security agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights or applications therefor or exclusive Copyright Licenses granted to any Grantor under any registered U.S. Copyrights or applications therefor, each Grantor shall execute and deliver to the Collateral Agent a copyright security agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Copyrights and exclusive Copyright Licenses granted to any Grantor under any registered U.S. Copyrights or applications therefor in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.

(d) In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered, issued or applied-for Patents, Trademarks or Copyrights, in each case that are registered, issued or filed in Mexico, each Grantor shall execute and deliver to the Collateral Agent (i) an Intellectual Property Security Agreement (including any and all copies or counterparts thereof as may be necessary or convenient) substantially in the form of Exhibit E hereto (or a supplement thereto) covering all Mexican Patents and Trademarks, in appropriate form for its recordation with the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias), and (ii) a non-possessory pledge agreement (contrato de prenda sin transmission de posesión) covering all present and future benefits and products derived from the exploitation of Mexican Copyrights, duly ratified by the parties thereto before a public attester and registered with the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias), including any additional terms and conditions that would be legally necessary or advisable to record or perfect a recordable security agreement for the respective local jurisdiction in the applicable state, foreign or multinational entity, agency, office, registry or other Governmental Authority.

4.3 Control

(a) With respect to each Controlled Account, the applicable Grantor shall ensure that the Collateral Agent has Control thereof and such Grantor shall cause the depositary institution or securities intermediary, as applicable, maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent and such depositary institution or securities intermediary, pursuant to which the Bank shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Controlled Account and entitlement orders with respect to the Controlled Account and the financial assets credited thereto without further consent by such Grantor.

Exhibit L-14

(b) With respect to any Letter-of-Credit Rights with a value equal to or in excess of $2,500,000 included in the Collateral (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), the applicable Grantor shall ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related Letter-of-Credit to the assignment of the proceeds of such Letter-of-Credit to the Collateral Agent.

4.4 Consent to Grant

Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Agent. In addition, each Grantor to the extent an issuer of any Investment Related Property, hereby agrees that it will comply with instructions originated by the Collateral Agent in respect of such Investment Related Property, without further consent by the registered owner thereof.

4.5 Timing and Notice

With respect to any Collateral in existence on the Issue Date, as applicable, each Grantor shall have complied with the requirements of this SECTION 4 on the date hereof or such later date provided for pursuant to Section 4.13 of the Indenture (as applicable) and, with respect to any Collateral hereafter owned or acquired (other than any such Collateral consisting of Intellectual Property, which shall be governed by Section 6.6(d)), such Grantor shall comply with such requirements at the time the annual financial statements and the financial statements for the second fiscal quarter of each year are delivered pursuant to Section 4.06(a) of the Indenture, in each case with respect to such Collateral acquired during the period covered by such report. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by SECTION 4 hereof (other than any such Collateral consisting of Intellectual Property, which shall be governed by Section 6.6(d)).

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants as follows:

5.1 Grantor Information and Status

(a) SCHEDULE 5.1(A), (B) and (C) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names used by each Grantor in connection with the conduct of its business or the ownership of its properties at any time during the past five years, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located, (7) the name of each Grantor that is a foreign air carrier under the Federal Aviation Act of 1958, as amended and (8) the location of such foreign air carrier in accordance with Section 9-307(j) of the UCC.

(b) Except as provided on SCHEDULE 5.1(D), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person), its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) or its status as a foreign air carrier of its related location and has not done business under any other name, in each case, within the past five (5) years.

Exhibit L-15

5.2 Collateral Identification, Special Collateral

SCHEDULE 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings, in each case as of the Issue Date, all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt evidenced by an Instrument in excess of $2,500,000, (3) Securities Accounts, (4) Deposit Accounts, (5) Commodity Contracts and Commodity Accounts, (6) Commercial Tort Claims as to which a complaint (or the equivalent thereof) has been filed in a court of competent jurisdiction equal to or in excess of $2,500,000, (7) Letter-of-Credit Rights for letters of credit equal to or in excess of $2,500,000 individually (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable) and (8) Pledged Slots at slot-controlled airports.

5.3 Control of Certain Deposit Accounts

Upon execution of a Deposit Account Control Agreement with respect to each Controlled Account, the Collateral Agent shall have Control over such accounts.

5.4 Status of Security Interest

(a) This Agreement, shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid, enforceable and, upon the taking of the actions specified in Sections 5.4(b) and (c), perfected security interest (to the extent the Collateral can be perfected under Sections 5.4(b) and (c) hereof) in the Collateral.

(b) All UCC filings necessary or reasonably requested by the Collateral Agent to create, preserve, protect and perfect the security interests granted by such Grantor to the Collateral Agent for the benefit of the Secured Parties in respect of the Collateral (other than the Collateral consisting of Deposit Accounts) shall be accomplished by such Grantor to the extent that such security interests can be perfected by filings under the UCC. Upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on SCHEDULE 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the UCC as in effect in any jurisdiction will constitute a valid and perfected Lien. Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent’s Control of the Collateral subject thereto;

(c) To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon the successful recordation of the Intellectual Property Security Agreements or, as applicable, any supplements thereto in the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and/or the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias), as applicable, the security interests of the Collateral Agent in any registered, issued or applied-for U.S. or Mexican Patents, U.S. or Mexican Trademarks or U.S. or Mexican Copyrights (or exclusive Copyright Licenses granted to any Grantor under any registered U.S. Copyrights and applications therefor) granted hereunder shall constitute valid and, to the extent they can be perfected by such filings, perfected Liens as described herein;

(d) Each Grantor has full power, authority and legal right to pledge all the Collateral pledged by such Grantor pursuant to this Agreement.

5.5 Pledged Engines; Pledged Spare Parts

(a) As of the Issue Date, all of the Equipment constituting Pledged Engines included in the Collateral is specified in SCHEDULE 5.5 under the heading “Pledged Engines”.

Exhibit L-16

(b) As of the Issue Date, SCHEDULE 5.5 contains a list of the ten locations containing the highest aggregate book value of unencumbered Spare Parts owned by the Grantors.

5.6 Pledged Equity Interests

(a) As of the Issue Date, the Pledged Equity Interests pledged by any Grantor hereunder has been duly authorized and validly issued and, in the case of Pledged Equity Interests issued by a corporation, is fully paid and non-assessable;

(b) It is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Permitted Liens), rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and

(c) No consent of any Person is necessary in connection with the creation or perfection of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained or shall be obtained in accordance with the Indenture.

5.7 Intellectual Property

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject to applicable Privacy Laws, the Intellectual Property and data (including Personal Data) included in the Collateral (the “IP and Data Collateral”) are fully transferable and alienable by each applicable Grantor without restriction (other than the requirements to be met pursuant to the Privacy Laws) and without payment of any kind to any Person (other than, with respect to Intellectual Property, the fees and costs necessary to record such transfers with a Governmental Authority, as applicable).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) a Grantor is the exclusive owner of all Intellectual Property listed on SCHEDULE 5.7, (ii) no holding, decision, judgment, order, or other final determination has been rendered by any Governmental Authority that limits, cancels or questions the validity or enforceability of any Intellectual Property listed on SCHEDULE 5.7 or any data included in the IP and Data Collateral and (iii) to the knowledge of each Grantor, each item of Intellectual Property listed on SCHEDULE 5.7 is valid and enforceable.

(c) SCHEDULE 5.7 sets forth a true and accurate list as of the Issue Date of all (i) United States, Mexican and other foreign registrations of, issuances of and applications for Patents, Trademarks (including domain names) and Copyrights, in each case owned by a Grantor and included in the Collateral and (ii) exclusive Licenses included in the Collateral granted to any Grantor under any Copyrights registered with or applied for at the United States Copyright Office.

5.8 Privacy and Cybersecurity

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement and the other Note Documents will not cause any Grantor to be in violation or breach of any internal or public-facing privacy policy, notice or statement of such Grantor, any Privacy Law or any contract to which such Grantor is a party.

Exhibit L-17

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the information technology assets, equipment, systems, networks, software, hardware, and the computers, websites, applications and databases used by or on behalf of the Grantors in connection with any of their respective businesses (collectively, “IT Systems”) are adequate for the operation of their respective businesses as currently conducted, and for the Processing of the Personal Data included in the Collateral as currently conducted. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Grantors have implemented and maintained commercially reasonable (taking into account the nature, scope and sensitivity of the information) policies, procedures, and safeguards designed to maintain and protect all Personal Data included in the Collateral and confidential information (including Trade Secrets) included in the Collateral and the integrity, continuous operation, redundancy and security of all IT Systems and data and (ii) to the knowledge of each Grantor, there have been no breaches or cyberattacks (including ransomware attacks) resulting in unauthorized access to the IT Systems or any IP and Data Collateral or confidential information stored therein or processed thereby by any third party, except for those that have been fully remedied.

5.9 Accuracy of Representations

All information supplied by the Grantors with respect to the Collateral in the Schedules hereto (when taken as a whole with respect to the Collateral in the aggregate) is accurate and complete in all material respects at the time the representations and warranties hereunder are made (except to the extent that such representations and warranties specifically refer to an earlier date, in which case the information is accurate and complete in all material respects as of such earlier date).

SECTION 6. COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1 Grantor Information and Status

Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Notes Documents, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization, or change its location as a foreign air carrier, as applicable, unless it shall have (a) notified the Collateral Agent in writing within thirty (30) days of any such change or establishment, identifying such new name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office or jurisdiction of organization or location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2 Commercial Tort Claims

In the event that it hereafter acquires or has any Commercial Tort Claim as to which a complaint (or the equivalent thereof) has been filed in a court of competent jurisdiction equal to or in excess of $2,500,000, it shall notify the Collateral Agent of such Commercial Tort Claim and deliver to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claim.

Exhibit L-18

6.3 Status of Security Interest

(a) Each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid and perfected (to the extent the Collateral is required to be perfected under this Agreement);

(b) Each Grantor shall use commercially reasonable efforts to defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein materially adverse to the Collateral Agent or any Secured Party (other than Permitted Liens); and

(c) Each Grantor shall not execute or authorize to be filed in any public office any UCC financing statement (or similar statement or instrument of registration of a security interest under the law of any jurisdiction) relating to the Collateral, except UCC financing statements (or similar statements or instruments of registration of a security interest under the law of any jurisdiction) filed or to be filed in respect of and covering the security interests granted hereby by such Grantor and except with respect to Permitted Liens.

6.4 Receivables

At any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to notify without prior notification to any Grantor, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, the Collateral Agent may, at the direction of the Trustee acting at the direction of the Required Holders, (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Controlled Account(s) maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.5 Pledged Equity Interests, Investment Related Property

(a) Voting.

(i) So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not materially adverse to the interest of the Secured Parties; and

Exhibit L-19

(ii) Upon the occurrence and during the continuation of an Event of Default, at the direction of the Trustee acting at the direction of the Required Holders following three (3) Business days prior notice from the Collateral Agent to such Grantor of the Collateral Agent’s intention to exercise such rights, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall, to the extent permitted by applicable law, thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(b) Except as expressly permitted by the Notes Documents, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor and (iii) it promptly complies with the delivery and control requirements of SECTION 4 hereof.

6.6 Intellectual Property and Data

(a) It shall, with respect to any material registered, issued or applied-for Trademark, Patent, or Copyright owned by such Grantor constituting Collateral or exclusive Copyright Licenses granted to any Grantor under any registered U.S. Copyrights and applications therefor, take commercially reasonable steps, including before the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial), the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias) or any corresponding or equivalent state, foreign or multinational entity, agency, office, registry or other Governmental Authority, as applicable, to pursue the registration of any application and maintain any registration or issuance of each Trademark, Patent and Copyright owned by such Grantor;

(b) It will maintain the standards of quality of all products marketed or sold, and in the performance of services provided, under the material Trademarks owned by such Grantor, at a level at least as high as on the date hereof and will take commercially reasonable actions necessary to ensure that all licensees of such licensed material Trademarks owned by such Grantor adhere to such Grantor’s then- established standards of quality for the services provided by the licensee using such licensed material Trademarks;

(c) It shall not knowingly do any act or omit to do any act that may result in the lapse, abandonment, cancellation, dedication to the public, forfeiture or other impairment of, or which would adversely affect the validity or enforceability of, any material Intellectual Property owned by such Grantor;

(d) If such Grantor acquires any Intellectual Property, Intellectual Property Licenses or Data (other than any Intellectual Property, Intellectual Property Licenses or Data that constitutes an Excluded Asset) or if any ITU is converted to a “use in commerce” application, such Intellectual Property, Intellectual Property Licenses or Data shall immediately constitute Collateral and shall be subject to the lien and security interest created by this Agreement, and the provisions of this Agreement shall apply thereto, and whenever annual financial statements and quarterly financial statements for the second fiscal quarter of each year are delivered pursuant to Section 4.06(a) of the Indenture, such Grantor shall inform the Collateral Agent of such acquisition during the period covered by such financial statements and execute and deliver an Intellectual Property Security Agreement or supplement thereto in respect of any registered or applied-for U.S. or Mexican Trademark (other than an Excluded Asset), U.S. or Mexican Patent or U.S. or Mexican Copyright or exclusive Copyright License granted to any Grantor under any registered U.S. Copyrights and applications therefor included in such Intellectual Property;

Exhibit L-20

(e) It shall (i) promptly notify the Collateral Agent, providing such details as the Collateral Agent may reasonably require, of the institution of any material proceeding before a Governmental Authority regarding the validity or enforceability of, or such Grantor’s right to register, own or use, any material Intellectual Property owned by such Grantor or any material Data, and of any adverse determination on the merits in any such proceeding (in each case, other than ordinary course “office actions” by examiners of the United States Patent and Trademark Office, United States Copyright Office, the Mexican Industrial Property Institute (Institute Mexicano de la Propiedad Industrial), the Mexican Unified Registry of Moveable Property Collateral (Registro Unico de Garantias Mobiliarias) or any corresponding or equivalent office, as applicable, in the ordinary course of prosecution of applications) and (ii) defend its rights in the Intellectual Property owned by such Grantor and all Data, as applicable, in such proceedings and other derivation, reexamination, opposition, cancellation, infringement, dilution, misappropriation and other proceedings;

(f) It shall defend all challenges to the validity and enforceability of, and its title to and ownership of, any Intellectual Property owned by such Grantor, and in the event that any Intellectual Property owned by any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take actions, as permitted by applicable law, to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property, including the initiation of a suit for injunctive relief, and to recover damages;

(g) It shall take commercially reasonable steps to protect the security, integrity and secrecy of all material Trade Secrets owned by such Grantor;

(h) It will maintain and be in material compliance with commercially reasonable disaster recovery, backup and security plans and procedures and will take commercially reasonable steps to (i) test such plans and procedures in accordance with industry standards and (ii) ensure that all employees and any other applicable Persons acting on behalf of such Grantor or any of its Affiliates in connection with the Processing of Data are aware of and adhere to such plans and procedures;

(i) It shall maintain in effect and implement commercially reasonable privacy and data security policies and procedures and administrative, physical and technical safeguards, and shall comply in all material respects with all applicable Privacy Laws;

(j) It shall (i) promptly notify the Collateral Agent providing such details as the Collateral Agent may reasonably require, of (x) the institution of any material enforcement or investigation, or prohibition, warning or audit request that has been served, or material judgment, decree, ruling, writ, award, injunction or order of any Governmental Authority pending, threatened or active against any Grantor, its Affiliates or, to such Grantor’s knowledge, any of its or their service providers, related to the Processing of any Data (including Personal Data) or (y) any material breaches, cyberattacks (including ransomware attacks), violations or unauthorized uses of or accesses to the IT Systems or any Intellectual Property, Data or confidential information stored therein or processed thereby and (ii) take commercially reasonable steps to (x) defend its rights in any such enforcement, investigation, audit or other proceeding and (y) as promptly as reasonably practicable, remediate any such breaches, attacks, violations or unauthorized uses or accesses and, to the extent required by applicable Privacy Laws, notify the applicable data subjects thereof; and

Notwithstanding anything to the contrary, nothing in this Section 6.6 or the Notes Documents shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue, defend or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain any of its immaterial Intellectual Property that in its good faith reasonable judgment is not used or useful, or economically practicable to maintain, enforce or defend or exercising any of its other rights under the Notes Documents.

Exhibit L-21

SECTION 7. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 Further Assurances

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in the United States or Mexico, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to record the Intellectual Property Security Agreements (A) in respect of such Grantor’s registered, issued or applied-for U.S. Patents and Trademarks with the U.S. Patent and Trademark Office, (B) in respect of such Grantor’s registered or applied-for U.S. Copyrights and exclusive Copyright Licenses granted to any Grantor under any registered U.S. Copyrights and applications therefor with the U.S. Copyright Office, (C) in respect of such Grantor’s registered or applied-for Mexican Patents and Trademarks with the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and with the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias), and (D) in respect of such Grantor’s registered or applied-for Mexican Copyrights with the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias);

(iii) [reserved];

(iv) appear in and defend any action or proceeding that materially adversely affects such Grantor’s title to or the Collateral Agent’s security interest in all or a material part of the Collateral

(v) furnish the Collateral Agent with such material information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, the Intellectual Property Security Agreements and amendments and supplements to any of the foregoing. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication of collateral that describes such property in any other manner that the Trustee acting at the direction of the Required Holders direct the Collateral Agent to deem necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) For the avoidance of doubt, notwithstanding anything herein to the contrary no Grantor shall be required to perfect the security interests created hereunder if the Issuer reasonably determines that the cost or other consequences of perfecting a security interest are excessive in relation to the benefit of the Secured Parties of the benefits to be afforded thereby; provided that, for the avoidance of doubt, control agreements will not be required with respect to any Excluded Account, any Deposit Account or Securities Account located outside the U.S. or any Deposit Account or Securities Account containing cash and Cash Equivalents in an aggregate amount not in excess of US$100,000.

Exhibit L-22

7.2 Additional Grantors

Each Person that is required to become a Grantor pursuant to Section 4.12 of the Indenture shall become a party hereto as an additional Grantor (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

7.3 Termination or Release

(a) This Agreement shall continue in effect until, and automatically terminate upon the Payment in Full of all Secured Obligations (such date of termination, the “Termination Date”).

(b) A Grantor is released from its obligations hereunder and the security interests created hereunder in the property of such Grantor are released, with respect to any Subsidiary, as a result of any transaction permitted under the Indenture pursuant to which such Subsidiary ceases to be a Subsidiary of Borrower.

(c) The Collateral Agent’s Lien on the property of any Grantor is released:

(i) upon any disposition of property permitted by the Indenture to a Person that is not the Issuer or a Note Guarantor;

(ii) Upon the consummation of any transaction permitted by the Indenture as a result of which a Note Guarantor ceases to be a Note Guarantor, such Note Guarantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Note Guarantor shall automatically be released;

(iii) for the avoidance of doubt, to the extent such property is comprised of personal property leased to a Grantor by any Person that is not another Grantor, upon the termination or expiration of such lease;

(iv) upon the sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to any Notes Document; or

(v) to the extent such property otherwise becomes an Excluded Asset; or

(vi) pursuant to Section 12.02 of the Indenture, in each case, with respect to the applicable series of Notes.

Exhibit L-23

(d) In connection with any termination or release pursuant to this Section, the Collateral Agent shall promptly authorize the filing by any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents, including intellectual property releases, that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of this Section, the Borrower shall reimburse (or cause to be reimbursed) the Collateral Agent in accordance with the Indenture for all reasonable and documented out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section. This Agreement shall continue in effect until, and shall terminate on, the Termination Date. For the avoidance of doubt and notwithstanding anything provided for in this SECTION 7, a security interest and lien shall continue in any Proceeds, products, rents and profits of any of the foregoing Collateral in respect of which the security interest has been released.

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1 Power of Attorney

Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion, at the direction of the Trustee acting at the direction of the Required Holders, to take any action and to execute any instrument that the Collateral Agent may, after the occurrence and during the continuance of any Event of Default, deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following actions:

(a) [to obtain and adjust Insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Notes Documents];

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Trustee at the direction of the Required Holders directs the Collateral Agent to deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to provide, prepare, sign, and file for recordation with the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and/or the Mexican Unified Registry of Moveable Property Collateral (Registro Único de Garantías Mobiliarias) all applicable Intellectual Property Security Agreements;

(f) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent at the direction of the Trustee acting at the direction of the Required Holders, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(g) generally to sell, transfer, lease, license, assign, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Exhibit L-24

8.2 No Duty on the Part of Collateral Agent or Secured Parties

The Collateral Agent shall not: (a) be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing or (b) have any duty to take any obligations, discretionary action or exercise any discretionary powers, except as expressly set forth in the Notes Documents; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Notes Document or applicable law.

SECTION 9. REMEDIES.

9.1 Generally

(a) If any Event of Default shall have occurred and be continuing the Collateral Agent may, in accordance with the Indenture, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously, and as applicable, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest and terminable only upon the Payment in Full of the Secured Obligations (other than unasserted contingent indemnification obligations) as such Grantor’s proxy and attorney-in-fact) with full authority in the place and stead of such Grantor and in the name of such Grantor:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

(iv) without notice except as specified below, under the UCC or as required under applicable law, use, sell, assign, lease, license (on an exclusive or nonexclusive basis but subject to the terms of clauses (v) through (vii) of this Section 9.1) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable;

(v) bring suit or otherwise commence any action or proceeding in the name of any Grantor, as directed by the Secured Parties to the Collateral Agent, to enforce any Intellectual Property included in the Collateral, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent in connection with the exercise of its rights under

Exhibit L-25

this Section 9.1, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property included in the Collateral as provided in this Section 9.1, each Grantor agrees to take actions as consistent with its obligations under Section 6.6(f), to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in such Intellectual Property by others;

(vi) take any actions that the Collateral Agent deems appropriate to maintain the applicable Grantor’s standards of quality, as referenced in Section 6.6(c), for products marketed or sold, or in the performance of services provided, under the Trademarks owned by such Grantor; and

(vii) institute, defend or settle legal proceedings to collect on or enforce the applicable Grantor’s rights and remedies against third parties, including account debtors, licensors, licensees, sublicensors, sublicensees and other parties to Intellectual Property Licenses, under or on account of any Intellectual Property or Intellectual Property License included in the Collateral, without becoming a party to or incurring any liability under any Intellectual Property License.

(b) The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the Collateral sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would be commercially reasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable and documented fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

Exhibit L-26

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds

Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent or Trustee in connection with the exercise of any right or remedy hereunder or under the Indenture and all fees of the Collateral Agent and Trustee, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the holders of the Notes; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3 Sales on Credit

If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4 Investment Related Property

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

Exhibit L-27

9.5 Grant of Intellectual Property License

Without limiting any rights of the Collateral Agent granted hereunder, for the purpose of enabling the Collateral Agent, upon and during the continuance of an Event of Default, to exercise its rights and remedies under SECTION 9, each Grantor hereby grants to the Collateral Agent, an irrevocable (only for so long as such Event of Default is uncured and pending), non-exclusive, worldwide, fully assignable and sublicenseable, license (exercisable without payment of royalty or other compensation to such Grantor), under all Intellectual Property included in the Collateral, now owned or hereafter acquired by a Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to commercialize and exploit such Intellectual Property for the purpose of enabling the Collateral Agent to exercise all rights and remedies provided for it in the Notes Documents; provided, however, that (i) in the case of Trademarks, such license shall contain sufficient rights to quality control and inspection in favor of the applicable Grantor to avoid the risk of invalidation of such Trademarks, (ii) any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to (A) preserve the confidentiality of any Trade Secrets and (B) protect and maintain the quality standards of the Trademarks, in each case (A) and (B), included in the Intellectual Property included in the Collateral.

SECTION 10. [Reserved].

SECTION 11. CONTINUING SECURITY INTEREST.

This Agreement creates a continuing security interest in the Collateral and shall remain in full force and effect until the Termination Date, and shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 7.06 of the Indenture. In the performance of its rights and obligations under this Agreement, the Collateral Agent shall be entitled to all of its rights, protections, privileges, indemnities and immunities set forth in the Indenture, including the right to seek direction from the Trustee for any discretionary acts to be taken by the Collateral Agent hereunder. If there is any conflict between the provisions of the Indenture and this Agreement, with regard to the Collateral, the provisions of the Indenture shall govern.

Exhibit L-28

SECTION 13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 11.02 of the Indenture. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Notes Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Notes Documents, assign any right, duty or obligation hereunder. This Agreement and the other Notes Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Notes Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

THE PROVISIONS OF THE INDENTURE UNDER THE HEADINGS “GOVERNING LAW AND WAIVER OF JURY TRIAL” AND “ CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE INDENTURE.

Exhibit L-29

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Grupo Aeroméxico, S.A.B de C.V., as Grantor

By:
Name:
Title:

Aerovfas de México, S.A. de C.V. as Grantor

By:
Name:
Title:

Aerolitoral, S.A. de C.V. as Grantor

By:
Name:
Title:

Aerovfas Empresa de Cargo, S.A. de C.V. as Grantor

By:
Name:
Title:

UMB Bank National Association, as Collateral Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

SCHEDULE 5.1

to

Indenture

To Pledge and Security Agreement

GENERAL INFORMATION

[Omitted]

Schedule 5.1-1

SCHEDULE 5.2

to

Indenture

To Pledge and Security Agreement

COLLATERAL IDENTIFICATION

[Omitted]

Schedule 5.2-1

SCHEDULE 5.4

to

Indenture

To Pledge and Security Agreements

FINANCING STATEMENTS

[Omitted]

Schedule 5.4-1

SCHEDULE 5.5

to

Indenture

TO PLEDGE AND SECURITY AGREEMENT

PLEDGED ENGINES

[Omitted]

Schedule 5.5-1

SCHEDULE 5.6

to

To Pledge And Security Agreement

INTELLECTUAL PROPERTY

[Omitted]

Schedule 5.7-1

EXHIBIT A

to

Indenture

To Pledge And Security Agreement

PLEDGE SUPPLEMENT

[Omitted]

Exhibit A-1

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

[Omitted]

Exhibit B-1

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

[Omitted]

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

[Omitted]

Exhibit D-1

EXHIBIT E

TO PLEDGE AND SECURITY AGREEMENT

Exhibit E

Mexican Patent and Trademark Intellectual Property Security Agreement

[Omitted]